================================================================================

                     AMENDED AND RESTATED CREDIT AGREEMENT
                            Dated as of July 1, 1996

                                     among


                             BANNER AEROSPACE, INC.

                         BURBANK AIRCRAFT SUPPLY, INC.


                       THE INSTITUTIONS FROM TIME TO TIME
                   PARTY HERETO AS LENDERS AND ISSUING BANKS

                               CITICORP USA, INC.
                            as Administrative Agent
                                  and Arranger

                               NATIONSBANK, N.A.
                                 as Co-Arranger

                                      and

                               NATIONSBANK, N.A.
                                      and
            THE LONG-TERM CREDIT BANK OF JAPAN, LTD., CHICAGO BRANCH

                                  as Co-Agents

================================================================================

                                                             ARTICLE I
                                                            DEFINITIONS
1.01.    Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         ---------------------
1.02.    Computation of Time Periods. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         ---------------------------
1.03.    Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         ----------------
1.04.    Other Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         -----------


                                                              ARTICLE II
                                                      AMOUNTS AND TERMS OF LOANS

2.01.    Term Loans and Tranche B Term Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         -----------------------------------
2.02.    Revolving Credit Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         -------------------------
2.03.    Swing Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
         -----------
2.04.    Authorized Officers and Agents.  On . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
         -------------------------------
2.05.    Use of Proceeds of Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
         ------------------------


                                                             ARTICLE III
                                                          LETTERS OF CREDIT

3.01.    Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
         -----------------
3.02.    Transitional Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
         -----------------------
3.03.    Obligations Several . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
         -------------------
3.04.    Multicurrency Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
         ------------------------
3.05.    Nature of Duties; Revolving Lender Indemnification. . . . . . . . . . . . . . . . . . . . . . 60
         --------------------------------------------------


                                                              ARTICLE IV
                                                       PAYMENTS AND PREPAYMENTS

4.01.    Prepayments; Reductions in Commitments. . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
         --------------------------------------
4.02.    Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
         --------
4.03.    Promise to Repay; Evidence of Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . 69
         ------------------------------------------
4.04.    Proceeds of Collateral; Concentration Account
         ---------------------------------------------
            Arrangements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
            ------------
4.05.    Cash Collateral Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
         -----------------------
4.06.    Post-Default Withdrawals from the Concentration
         -----------------------------------------------
            Account and Cash Collateral Account. . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
            -----------------------------------


                                                              ARTICLE V
                                                          INTEREST AND FEES

5.01.    Interest on the Loans and other Obligations . . . . . . . . . . . . . . . . . . . . . . . . . 73
         -------------------------------------------
5.02.    Special Provisions Governing Eurodollar Rate Loans. . . . . . . . . . . . . . . . . . . . . . 76
         --------------------------------------------------
5.03.    Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
         ----

5.04.      Determination of Applicable Base Rate Margin, Eurodollar
           --------------------------------------------------------
         Rate Margin and Unused Commitment Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         -------------------------------------


                                                              ARTICLE VI
                                              CONDITIONS TO LOANS AND LETTERS OF CREDIT

6.01.    Conditions Precedent to Agreement Becoming Effective
         ----------------------------------------------------
            and the Tranche B Term Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
            ----------------------------
6.02.    Conditions Precedent to All Subsequent Loans and Letters
         --------------------------------------------------------
            of Credit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
            ---------


                                                             ARTICLE VII
                                                    REPRESENTATIONS AND WARRANTIES


7.01.    Representations and Warranties of the Borrowers. . . . . . . . . . . . . . . . . . . . . . . .  86
         -----------------------------------------------


                                                             ARTICLE VIII
                                                         REPORTING COVENANTS

8.01.    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         --------------------
8.02.    Borrowing Base Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
         --------------------------
8.03.    Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
         -----------------
8.04.    Lawsuits and Other Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
         ------------------------------
8.05.    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
         ---------
8.06.    ERISA Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
         -------------
8.07.    Environmental Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         ---------------------
8.08.    Other Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
         -------------
8.09.    Other Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
         -----------------

                                                              ARTICLE IX
                                                        AFFIRMATIVE COVENANTS

9.01.    Corporate Existence, Etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
         ------------------------
9.02.    Corporate Powers; Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
         -------------------------------------
9.03.    Compliance with Laws, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
         --------------------------
9.04.    Payment of Taxes and Claims; Tax Consolidation . . . . . . . . . . . . . . . . . . . . . . . . 106
         ----------------------------------------------
9.05.    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
         ---------
9.06.    Inspection of Property; Books and Records;
         -----------------------------------------
             Discussions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
             -----------
9.07     Required Hedge Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
         -------------------------
9.08.    Insurance and Condemnation Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
         -----------------------------------
9.09.    ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
         ----------------
9.10.    Maintenance of Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
         -----------------------
9.11.    Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
         ------------
9.12.    Future Liens on Real Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
         -----------------------------

9.13.    Consignee/Bailee Letters; Leased Inventory; Filings. . . . . . . . . . . . . . . . . . . . . . 111
         ---------------------------------------------------
9.14.    Maintenance of Tax Sharing Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
         ------------------------------------
9.15.    Receivables, Inventory and Fixed Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
         ---------------------------------------
9.16.    Environmental Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
         ------------------------
                                                              ARTICLE X
                                                          NEGATIVE COVENANTS

10.01.   Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114
         ------------
10.02.   Sales of Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115
         ---------------
10.03.   Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117
         -----
10.04.   Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 118
         -----------
10.05.   Accommodation Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119
         -------------------------
10.06.   Restricted Junior Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120
         --------------------------
10.07.   Restriction on Operating Leases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121
         -------------------------------
10.08.   Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121
         -------------------
10.09.   Transactions with Shareholders and Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . 121
         ---------------------------------------------
10.10.   Restriction on Fundamental Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121
         ----------------------------------
10.11.   Sales and Leasebacks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 122
         --------------------
10.12.   Margin Regulations; Securities Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 122
         -----------------------------------
10.13.   ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 122
         -----
10.14.   Sales of Receivables and Matters Relating to
         --------------------------------------------
             Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 123
             -----------
10.15.   Organizational Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124
         ------------------------
10.16.   Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124
         -------------
10.17.   Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124
         -----------
10.18.   Issuance and Disposal of Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124
         --------------------------------------
10.19.   Consultant Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124
         --------------------
10.20.   Payments on Other Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124
         ------------------------------
10.21.   Aircraft Purchases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 125
         ------------------
10.22.   Settlement of Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 125
         -------------------------

                                                              ARTICLE XI
                                                         FINANCIAL COVENANTS

11.01.   Interest Coverage Ratio. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 126
         ------------------------
11.02.   Fixed Charge Coverage Ratio. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 126
         ---------------------------
11.03.   Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
         --------------
11.04.   Net Worth. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
         ---------
11.05.   Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 128
         --------------------
11.06.   Financial Covenant Calculations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 128
         -------------------------------

                                                            ARTICLE XII
                                              EVENTS OF DEFAULT; RIGHTS AND REMEDIES

12.01.   Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 130
         -----------------
12.02.   Rights and Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 135
         -------------------

                                                             ARTICLE XIII
                                                THE ADMINISTRATIVE AGENT AND CO-AGENTS

13.01.   Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 137
         -----------
13.02.   Nature of Duties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 137
         ----------------
13.03.   Rights, Exculpation, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 138
         ------------------------
13.04.   Reliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 139
         --------
13.05.   Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 139
         ---------------
13.06.   Citicorp Individually . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 140
         ---------------------
13.07.   Successor Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 140
         ----------------
13.08.   Relations Among Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 141
         -----------------------
13.09.   Concerning the Collateral and the Loan Documents. . . . . . . . . . . . . . . . . . . . . . . 141
         ------------------------------------------------
13.10.   Exoneration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 143
         -----------


                                                             ARTICLE XIV
                                                           YIELD PROTECTION

14.01.   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 145
         -----
14.02.   Increased Capital.  If. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 148
         ----------------------
14.03.   Changes; Legal Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 148
         ---------------------------
14.04.   Illegality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 149
         ----------
14.05.   Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 150
         ------------
14.06.   Limitation on Additional Amounts Payable by
         -------------------------------------------
           the Borrowers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 151
           -------------
14.07.   Change in Lending Office. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 151
         ------------------------
14.08.   Replacement of Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 151
         ---------------------


                                                              ARTICLE XV
                                                            MISCELLANEOUS

15.01.   Assignments and Participations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 153
         ------------------------------
15.02.   Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 156
         --------
15.03.   Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 157
         ---------
15.04.   Change in Accounting Principles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 159
         -------------------------------
15.05.   Setoff. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 159
         ------
15.06.   Ratable Sharing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 160
         ---------------
15.07.   Amendments and Waivers.  (a) General Provisions . . . . . . . . . . . . . . . . . . . . . . . 160
         -----------------------------------------------
15.08.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 163
         -------
15.09.   Survival of Warranties and Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . 163
         -------------------------------------
15.10.   Failure or Indulgence Not Waiver; Remedies
         ------------------------------------------
           Cumulative. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 163
           ----------
15.11.   Marshalling; Payments Set Aside . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 164
         -------------------------------
15.12.   Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 164
         ------------

15.13.   Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 164
         --------
15.14.   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 164
         -------------
15.15.   Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 164
         -----------------------
15.16.   Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 165
         ----------------------
15.17.   Certain Consents and Waivers of the Borrowers . . . . . . . . . . . . . . . . . . . . . . . . 165
         ---------------------------------------------
15.18.   Counterparts; Effectiveness; Inconsistencies. . . . . . . . . . . . . . . . . . . . . . . . . 166
         --------------------------------------------
15.19.   Limitation on Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 167
         ------------------------
15.20.   Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 167
         ---------------
15.21.   Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 167
         ----------------
15.22.   Advice of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 167
         -----------------

                                    EXHIBITS


Exhibit A  --  Form of Assignment and Acceptance

Exhibit B  --  Form of Borrowing Base Certificate

Exhibit C  --  Forms of Collection Account Agreement and
               Concentration Account Agreement (C-1 and C-2)

Exhibit D  --  Forms of Notes (D-1 and D-2)

Exhibit E  --  Form of Notice of Borrowing

Exhibit F  --  Form of Notice of Conversion/Continuation

Exhibit G  --  Projections

Exhibit H  --  Form of Rate Adjustment Financial Reporting

Exhibit I  --  List of Closing Documents

Exhibit J  --  Form of Officer's Certificate to Accompany Reports

Exhibit K  --  Form of Annual Business Plans

Exhibit L  --  Form of Consignee/Bailee Letters

                                   SCHEDULES

Schedule 1.01.1  --  Directors

Schedule 1.01.2  --  Intentionally omitted

Schedule 1.01.3  --  Certain Foreign Account Debtors

Schedule 1.01.4  --  Existing Senior Indebtedness

Schedule 1.01.5  --  Guarantors

Schedule 1.01.6  --  Permitted Equity Securities Options

Schedule 1.01.7  --  Permitted Existing Accommodation
                                         Obligations

Schedule 1.01.8  --  Permitted Existing Indebtedness

Schedule 1.01.9  --  Permitted Existing Investments

Schedule 1.01.10 --  Permitted Existing Liens

Schedule 3.02    --  Existing Letters of Credit

Schedule 7.01-A  --  Organizational Documents

Schedule 7.01-C  --  Organizational Structure

Schedule 7.01-E  --  Governmental Consents

Schedule 7.01-K  --  Pending Actions

Schedule 7.01-L  --  Compensation Matters

Schedule 7.01-S  --  Environmental Matters

Schedule 7.01-T  --  ERISA Matters

Schedule 7.01-V  --  Labor Contracts

Schedule 7.01-Y  --  Patent, Trademark & Permit Claims Pending

Schedule 7.01-AA --  Insurance Policies

Schedule 10.09   --  Management Contracts and Service Agreements

Schedule 10.11   --  Permitted Sale/Leaseback Transactions

Schedule 10.16   --  Collection Accounts

                     AMENDED AND RESTATED CREDIT AGREEMENT


                 This Amended and Restated Credit Agreement dated as of July 1, 1996 (as amended, supplemented or modified from time to time, the "Agreement") is entered into among Banner Aerospace, Inc., a Delaware corporation ("Banner"), Burbank Aircraft Supply, Inc., a Delaware corporation ("Burbank") (Banner and Burbank being collectively referred to as "Borrowers"), institutions from time to time a party hereto as Lenders and Issuing Banks, whether by execution of this Agreement or an Assignment and Acceptance, Citicorp USA, Inc., a Delaware corporation ("Citicorp"), in its capacity as administrative agent for the Lenders and the Issuing Banks hereunder (in such capacity, the "Administrative Agent"), and NationsBank, N.A. and The Long-Term Credit Bank of Japan, Ltd., Chicago Branch, in their capacity as co-agents for the Lenders and Issuing Banks hereunder (in such capacity, individually, a "Co-Agent", and, collectively, the "Co-Agents").


                                  WITNESSETH:


                 WHEREAS, Borrowers have requested additional financial accommodations under this Agreement in the form of Revolving Loans in excess of what would otherwise be available consistent with the Borrowing Base and term loans; and

                 WHEREAS, Citicorp and certain financial institutions have agreed to make the requested additional term loans to the Borrowers and the financial institutions heretofore a party to this Agreement have agreed to make certain Revolving Loans in addition to those that would otherwise be available consistent with the Borrowing Base to the Borrowers, in each instance on the terms and conditions set forth herein;

                 NOW, THEREFORE, the parties hereto agree as follows:



                                   ARTICLE I
                                  DEFINITIONS

                 1.01. Certain Defined Terms. The following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

                 "Accommodation Obligation" means any Contractual Obligation, contingent or otherwise, of one Person with respect to any Indebtedness, obligation or liability of another, if the primary purpose or intent thereof by the Person incurring the Accommodation Obligation is to provide assurance to the obligee of such Indebtedness, obligation or liability of another that such Indebtedness, obligation or liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders thereof will be protected (in whole or in part) against loss in respect thereof including, without limitation, direct and indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase or repurchase such Indebtedness, obligation or liability or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received. The amount of any Accommodation Obligation shall be equal to the amount of the Indebtedness, obligation or liability so guaranteed or otherwise supported; provided, that (i) if the liability of the Person extending such guaranty or support is limited with respect thereto to an amount less than the Indebtedness, obligation or liability guaranteed or supported, or is limited to recourse against a particular asset or assets of such Person, the amount of the corresponding Accommodation Obligation shall be limited (in the case of a guaranty or other support limited by amount) to such lesser amount or (in the case of a guaranty or other support limited by recourse to a particular asset or assets) to the higher of the Fair Market Value of such asset or assets at the date for determination of the amount of the Accommodation Obligation or the value at which such asset or assets would, in conformity with GAAP, be reflected on or valued for the purposes of preparing a consolidated balance sheet of such Person as at such determination date; and (ii) if any obligation or liability is guaranteed or otherwise supported jointly and severally by a Person and others, then the amount of the obligation or liability of such Person with respect to such guaranty or other support to be included in the amount of such Person's Accommodation Obligation shall be the whole principal amount so guaranteed or otherwise supported.

                 "Administrative Agent" means Citicorp and each successor administrative agent appointed pursuant to the terms of Article XIII of this Agreement.

                 "Affiliate", as applied to any Person, means any other Person that directly or indirectly controls, is controlled by, or is under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote twenty percent (20.0%) or more of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise.

                 "Agreement" is defined in the preamble hereto.

                 "Aircraft" is defined in the Aircraft Mortgage.

                 "Aircraft Mortgage" means an Aircraft Collateral Trust Agreement and Mortgage dated as of August 2, 1995 executed by D A C International, Inc., Dallas Aerospace, Inc., Solair, Inc., and Georgetown Jet Center, Inc., as the same may be amended, supplemented, modified or reaffirmed from time to time.

                 "Airframe" is defined in the Aircraft Mortgage.

                 "Applicable Lending Office" means, with respect to a particular Lender, its Eurodollar Lending Office in respect of provisions relating to Eurodollar Rate Loans and its Domestic Lending Office in respect of provisions relating to Base Rate Loans.

                 "Appraisals" means those certain appraisals of Inventory of the Borrowers and their Subsidiaries prepared by MB Valuation Services, Inc. dated June 20, 1995, and Collateral Evaluation Associates, Inc. dated June 9, 1995, copies of which have been delivered to the Administrative Agent and the Lenders on or before the Closing Date.

                 "Appraised Value" means, with respect to any Property, the value assigned to such Property in the Appraisals prepared with respect to such Property.

                 "Assignment and Acceptance" means an Assignment and Acceptance in substantially the form of Exhibit A attached hereto and made a part hereof (with blanks appropriately completed) delivered to the Administrative Agent in connection with an assignment of a Lender's interest under this Agreement in accordance with the provisions of Section 15.01.

                 "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time, and any successor statute.

                 "Base Eurodollar Rate" means, with respect to any Eurodollar Interest Period applicable to a Borrowing of Eurodollar Rate Loans, an interest rate per annum determined by the Administrative Agent to be the average (rounded upward to the nearest whole multiple of one sixteenth of one percent (0.0625%) per annum if such average is not such a multiple) of the rates per annum specified by notice to the Administrative Agent by each of the Reference Banks as the rate per annum at which deposits in Dollars are offered by the principal office of such Reference

Bank in London, England to major banks in the London interbank market at approximately 11:00 a.m. (London time) on the Eurodollar Interest Rate Determination Date for such Eurodollar Interest Period for a period equal to such Eurodollar Interest Period and in an amount substantially equal to the amount of the Eurodollar Rate Loan to be outstanding to such Reference Bank or Citicorp, as applicable, for such Eurodollar Interest Period.

                 "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                 (i) the rate of interest announced publicly by Citibank in New York, New York from time to time, as Citibank's base rate; and

                (ii) the sum of (A) one-half of one percent (0.50%) per annum plus (B) the Federal Funds Rate in effect from time to time during such period.

                 "Base Rate Loans" means all Loans which bear interest at a rate determined by reference to the Base Rate as provided in Section 5.01(a).

                 "Base Rate Margin" means, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then applicable Performance Level set forth below:

                                                            Applicable
                 Performance Level                          Base Rate Margin
                 -----------------                          ----------------
                 Level 1                                          0.25%

                 Level 2                                          0.50%

                 Level 3                                          0.75%

                 Level 4                                          1.00%

                 Level 5                                          1.25%

                 Level 6                                          1.50%

provided, however, that, during the period commencing on August 2, 2000 and ending on August 1, 2001, the rates set forth under the heading Applicable Base Rate Margin above shall be increased by 0.25%.

                 "Benefit Plan" means a defined benefit plan as defined in
Section 3(35) of ERISA (other than a Multiemployer Plan or Foreign Employee Benefit Plan) in respect of which either

Borrower or any ERISA Affiliate is, or within the immediately preceding five
(5) years was, an "employer" as defined in Section 3(5) of ERISA.

                 "Borrowers" is defined in the preamble of this Agreement.

                 "Borrowing" means a borrowing consisting of Loans of the same type made, continued or converted on the same day.

                 "Borrowing Base" means, as of any date of determination, an amount (designated as such on the Borrowing Base Certificate dated as of such date of determination) equal to the sum of (i) eighty percent (80%) of the face amount of Eligible Receivables, plus (ii) fifty percent (50%) of (a) the Total Book Value of Inventory minus (b) the Texas Tax Reserve.

                 "Borrowing Base Certificate" means a certificate, in substantially the form of Exhibit B attached hereto and made a part hereof, setting forth for determination of the Borrowing Base the value of Eligible Receivables, the Total Book Value of Inventory, the respective advance percentages with respect thereto, and the resultant Borrowing Base, in each instance, as of the date of such certificate.

                 "Business Activity Report" means (i) a Notice of Business Activities Report from the State of New Jersey Division of Taxation or (ii) a Minnesota Business Activity Report from the Minnesota Department of Revenue.

                 "Business Day" means a day, in the applicable local time, which is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other govern mental action to close (i) in New York, New York or Chicago, Illinois and (ii) in the case of Eurodollar Rate Loans, in London, England and (iii) in the case of Letter of Credit transactions for an Issuing Bank, in the place where its office for issuance or administration of the pertinent Letter of Credit is located.

                 "Canadian Subsidiary" means a Wholly-Owned Subsidiary of Banner to be formed under the laws of a state of the United States, Canada or the Province of Quebec for the primary purpose of leasing and operating a warehouse facility in the Province of Quebec, Canada for purposes similar to those of the other Foreign Facilities.

                 "Capital Expenditures" means, for any period, the aggregate of all expenditures (whether payable in cash or other Property or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be included in or reflected by fixed asset accounts as reflected in the consolidated balance sheet of Banner and its Subsidiaries; provided, however, (i) Capital Expenditures shall include, whether or not such a designation would be in conformity with GAAP, (a) that portion of Capital Leases which is capitalized on the consolidated balance sheet of Banner and its Subsidiaries and (b) expenditures for Equipment which is purchased simultaneously with the trade-in of existing Equipment owned by either Borrower or any Subsidiary of either Borrower, to the extent the gross purchase price of the purchased Equipment exceeds the book value of the Equipment being traded in at such time; and (ii) Capital Expenditures shall exclude, whether or not such a designation would be in conformity with GAAP, expenditures made in connection with (a) the Utah Distribution Center during the Fiscal Year ending March 31, 1995, and (b) the replacement or restoration of Property, to the extent reimbursed or financed from insurance or condemnation proceeds not constituting Net Cash Proceeds of Sale.

                 "Capital Lease" means any lease of any property (whether real, personal or mixed) by a Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                 "Capital Stock" means, with respect to any Person, any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

                 "Cash Collateral" means cash or Cash Equivalents held by the Administrative Agent, any Co-Agent, an Issuing Bank or any Lender as security for the Obligations.

                 "Cash Collateral Account" means an interest bearing account at Citibank's offices in New York, New York designated by the Administrative Agent into which Cash Collateral shall be deposited. The Cash Collateral Account shall be under the sole dominion and control of the Administrative Agent, provided that all amounts deposited therein shall be held by the Administrative Agent for the benefit of the Holders and shall be subject to the terms of Sections 4.05 and 4.06.

                 "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by an agency thereof and backed by the full faith and credit of the United States government; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof; (iii) commercial paper, and (iv) domestic and Eurodollar certificates of deposit or bankers' acceptances issued by any Lender or issued by any commercial bank organized under the laws of the United States of America, any state thereof, or the District of Columbia; which,

(a) in each instance described in clauses (i), (ii) and (iii) above, at the time of acquisition or creation, are rated A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Services, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then the highest rating from such other nationally recognized rating services as are reasonably acceptable to the Administrative Agent) and (b) in the instance described in clause (iv) above, have the highest deposit rating category as published by Keefe, Bruyette & Woods (or any successor thereto); provided, that the maturities of such Cash Equivalents shall not exceed ninety (90) days after the date of acquisition thereof.

                 "Cash Interest Expense" means, for any period, total interest expense, whether paid or accrued, but without duplication, (including the interest component of Capital Leases) of Banner and its Subsidiaries, which is payable in cash, all as determined in conformity with GAAP.

                 "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

                 "Change of Control" means (i) more than fifty percent (50%) of the directors of Banner shall not be the directors of Banner identified on
SCHEDULE 1.01.1 and (ii) on and as of the date when the event described in clause (i) occurs, any Person (other than members of the Fairchild Group) shall own, directly or indirectly and beneficially, Voting Stock of Banner equal to or greater than twenty-five percent (25%) of the outstanding Voting Stock of Banner, which percentage of the outstanding Voting Stock of Banner owned by such Person is greater than the percentage of outstanding Voting Stock of Banner held by the Fairchild Group; provided, however, that (1) the provisions of clause (i) shall not pertain to directors listed on SCHEDULE 1.01.1 who die or become disabled (physically or mentally) and are replaced with new directors by a vote of Persons then serving as directors, but shall apply to such replacement directors; and (2) the members of the Fairchild Group may pledge or place in trust or escrow the Voting Stock of Banner held by them provided that no voting rights with respect thereto transfer to any other Person.

                 "Citibank" means Citibank, N.A., a national banking association.

                 "Citicorp" is defined in the preamble of this Agreement.

                 "Claim" means any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

                 "Closing Date" means August 2, 1995.

                 "Co-Agent" means each of, NationsBank and LTCB and each successor co-agent appointed pursuant to the terms of Article XIII of this Agreement; and "Co-Agents" means, collectively, all of the "Co-Agents".

                 "Collateral" means all Property and interests in Property now owned or hereafter acquired by either Borrower or any Subsidiary of either Borrower upon which a Lien is granted under any of the Loan Documents.

                 "Collection Account" means each lock-box and blocked depository account maintained by the Borrowers and/or any Subsidiary of the Borrowers subject to a Collection Account Agreement for the collection of Receivables and other proceeds of Collateral.

                 "Collection Account Agreement" means a written agreement, substantially in the form attached hereto as EXHIBIT C-1 with such modifications as the Administrative Agent, from time to time, deems acceptable, among the Borrowers and/or a Subsidiary of the Borrowers, the Administrative Agent, and, as applicable, each of the banks at which either Borrower or a Subsidiary of either Borrower maintains a Collection Account.

                 "Commercial Letter of Credit" means any documentary letter of credit issued by an Issuing Bank pursuant to Section 3.01 for the account of either Borrower or for the account of any of either Borrower's Subsidiaries if the Borrowers are jointly and severally liable for reimbursement of amounts drawn under such letter of credit, which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by a Borrower or such Subsidiary in the ordinary course of its business.

                 "Commission" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

                 "Commitment" means, with respect to any Lender at the time of determination thereof, the aggregate amount of such Lender's Revolving Credit Commitment and Term Loan Commitment and "Commitments" means the aggregate amount of all Term Loan Commitments and Revolving Credit Commitments.

                 "Compliance Certificate" is defined in Section 8.01(d).

                 "Concentration Account" means the depository account of Banner maintained at Citibank in New York, New York, or such other financial institution designated for such purpose by the Administrative Agent into which collections of Receivables, other proceeds of Collateral and other amounts are transferred pursuant to the terms of the Collection Account Agreements or otherwise as described in Section 4.04.

                 "Concentration Account Agreement" means a written agreement, substantially in the form attached hereto as EXHIBIT C-2 with such modifications as the Administrative Agent, from time to time, deems acceptable, among Banner, the Administrative Agent, and Citibank.

                 "Consolidated Rental Payments" means the aggregate amount of all rents paid, or accrued, of the Borrowers and their Subsidiaries under all Operating Leases with respect to which such Person is a lessee as determined on a consolidated basis in conformity with GAAP.

                 "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste that, itself, is a "Contaminant", and includes, but is not limited to, these terms as defined in federal, state or local laws or regulations.

                 "Contractual Obligation", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument imposing legal obligations on such Person and to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

                 "Cure Loans" is defined in Section 4.02(b)(v)(C).

                 "Customary Permitted Liens" means

                 (i) Liens (other than Environmental Liens and Liens in favor of the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases (a) which are not yet due, (b) which are being contested in good faith by appropriate proceedings, or (c) which may be paid in arrears with no interest or penalty charges and (d) with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                 (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                 (iii) Liens (other than any Lien in favor of the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, leases, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds, statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; and

                 (iv) Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of Real Property which do not interfere with the ordinary conduct of the business of either Borrower or any of their Subsidiaries.

                 "Designated Prepayment" means each mandatory prepayment required by clauses (i), (ii), and (iii) of Section 4.01(b).

                 "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

                 "Dollars" and "$" mean the lawful money of the United States of America.

                 "Domestic Lending Office" means, with respect to any Lender, such Lender's office, located in the United States, specified as the "Domestic Lending Office" under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other United States office of such Lender as it may from time to time specify by written notice to the Borrowers and the Administrative Agent.

                 "EBITDA" means, for any period, the amount calculated, without duplication, for such period as (i) Net Income, plus (ii) depreciation and amortization expense, plus (iii) Total Interest Expense, plus (iv) federal, state, and local income taxes deducted from Net Income in accordance with GAAP, plus (v) non-cash reserves during such period related to the scrapping of Inventory, plus (vi) if such period occurs in the Fiscal Year ending March 31, 1996 or the Fiscal Year ending March 31, 1997, all one-time and transitional charges relating to the relocation of Adams Industries, Inc., Aircraft Bearing Corporation,

Aerospace Bearing Support, Inc., and Burbank, which charges are recorded in the Financial Statements delivered to the Administrative Agent as required by
Section 8.01(b) and Section 8.01(c) and, for purposes of this calculation, shall not exceed $3,000,000 in the aggregate, plus (vii) if such period occurs in the Fiscal Year ended March 31, 1995, all non-cash charges and provisions for future losses on the sale of Inventory (write-downs) recorded in the audited Financial Statements delivered to the Administrative Agent as required by Section 8.01(c) for such Fiscal Year, which charges, for purposes of this calculation, shall not exceed $13,750,000 in the aggregate.

                 "Effective Date" is defined in Section 6.01.

                 "Eligible Assignee" means (i) a Lender or any Affiliate thereof; (ii) a commercial bank having total assets in excess of $1,000,000,000; (iii) the central bank of any country which is a member of the Organization for Economic Cooperation and Development; or (iv) a finance company, insurance company, other financial institution or fund, acceptable to the Administrative Agent, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $300,000,000.

                 "Eligible Receivables" means each Receivable of either Borrower or a Subsidiary of either Borrower which, when scheduled to the Administrative Agent and at all times thereafter, is not of any of the following types:

                 (i) it is due or unpaid more than ninety (90) days after the date of the original invoice issued by a Borrower or such Subsidiary with respect to the sale giving rise thereto; or

                 (ii) it arises out of a sale not made in the ordinary course of such Borrower's or such Subsidiary's business or a sale to a Person which is an Affiliate of the Borrowers or controlled by an Affiliate of the Borrowers; provided, however, that the "Fairchild Fasteners Division" of VSI Corporation shall not be deemed an Affiliate of the Borrowers for purposes of the foregoing; or

                 (iii) it fails to meet or violates any warranty, representation or covenant contained in this Agreement or any of the other Loan Documents relating directly or indirectly to the Receivables of such Borrower or such Subsidiary; or

                 (iv) the account debtor (a) is also such Borrower's or such Subsidiary's supplier or creditor and the Receivable is or may become subject to any right of setoff by the account debtor, and such account debtor has not entered into an agreement with the Administrative Agent with respect to the waiver of rights of setoff which is in form and substance satisfactory to the Administrative Agent; or (b) the account debtor has disputed liability with respect to such Receivable, or made any claim with respect to any other Receivable due from such account debtor to such Borrower, in which cases the Receivable shall be ineligible to the extent of (I) such setoff with respect to which an agreement as described in clause (a) above is not in effect, (II) such dispute, or (III) such claim; or

                 (v) the account debtor has filed a petition for bankruptcy or any other petition for relief under the Bankruptcy Code or any similar statute (unless the account debtor is a debtor-in-possession in a Chapter 11 case and has available debtor-in-possession financing from sources and under terms reasonably acceptable to the Administrative Agent and the Receivable is entitled to priority under Section 507 of the Bankruptcy Code as an administrative expense allowed under Section 503(b) of the Bankruptcy Code), made an assignment for the benefit of creditors, or if any petition or other application for relief under the Bankruptcy Code or any similar statute has been filed against the account debtor, or if the account debtor has failed, suspended its business operations, become insolvent, suffered a receiver or a trustee to be appointed for any of its assets or affairs, or is generally failing to pay its debts as they become due; or

                 (vi) the sale is to an account debtor outside the United States or Canada, unless (a) the account debtor's obligations (or that portion of such obligations which is acceptable to the Administrative Agent) with respect to such sale is secured by a letter of credit, guaranty or eligible bankers' acceptance having terms, and from such issuers and confirmation banks, as are acceptable to the Administrative Agent or (b) such account debtor (or potential account debtor) is identified on SCHEDULE 1.01.3 or otherwise reasonably acceptable to the Administrative Agent as confirmed to the Borrowers in writing; or

                 (vii) the sale is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, or any other repurchase or return basis; or

                 (viii) the Administrative Agent believes, in the exercise of its reasonable credit judgment, or the Requisite Revolving Lenders believe, in the exercise of their reasonable credit judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the account debtor's financial inability to pay; or

                 (ix) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless (a) the applicable Borrower or the applicable Subsidiary assigns its right to payment of such Receivable to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended, (31 U.S.C.
           Section 3727) or (b) the aggregate Receivables owing by such account debtors does not exceed $500,000; provided, however, that in the event aggregate Receivables owing by such account debtors exceed $500,000, the amount of such Receivables in excess of $500,000 shall be ineligible unless the provisions of clause (ix)(a) are complied with; or

                 (x) the goods, the sale of which has given rise to such Receivable, have not been shipped and delivered to and accepted by the account debtor (unless such goods retained by the applicable Borrower or the applicable Subsidiary are identifiable as being the subject of such sale and are segregated from other goods in such Person's possession), or the services, the performance of which has given rise to such Receivable, have not been performed by such Borrower or Subsidiary and accepted by the account debtor; or

                 (xi) the Receivable(s) of the respective account debtor exceed(s) a credit limit determined by the Administrative Agent, in the exercise of its reasonable credit judgment, or determined by the Requisite Revolving Lenders, in the exercise of their reasonable credit judgment, at any time or times hereafter, in which case such Receivable(s) shall be ineligible to the extent such Receivable(s) exceed(s) such limit; or

                 (xii) the Administrative Agent does not have a senior, perfected security interest in such Receivable or such Receivable is subject to a Lien which is not permitted under Section 10.03; or

                 (xiii) the account debtor is located in the state of New Jersey or Minnesota and such Borrower or Subsidiary has not filed and maintained effective (unless exempt from the requirements for filing) a current Business Activity Report with the appropriate

           Governmental Authority in the states of Minnesota and/or New Jersey, as applicable.

                 "Engine" is defined in the Aircraft Mortgage.

                 "Environmental, Health or Safety Requirements of Law" means all Requirements of Law derived from or relating to any federal, state or local law, ordinance, rule, regulation, Permit, license or other binding determination of any Governmental Authority relating to, imposing liability or standards concerning, or otherwise addressing, the environment, health and/or safety, including, but not limited to the Clean Air Act, the Clean Water Act, CERCLA, RCRA, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act and OSHA, and public health codes, each as from time to time in effect.

                 "Environmental Lien" means a Lien in favor of any Governmental Authority for any (i) liabilities under any Environmental, Health or Safety Requirement of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

                 "Environmental Property Transfer Acts" means any applicable Requirement of Law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the transfer, sale, lease or closure of any Property or deed or title for any Property for environmental reasons, including, but not limited to, any so-called "Industrial Site Recovery Acts" or "Responsible Property Transfer Acts".

                 "Equipment" means, with respect to any Person, all of such Person's present and future (i) equipment, including, without limitation, machinery, manufacturing, distribution, selling, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures, (ii) other tangible personal property (other than such Person's Inventory), and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. Section 1000 et seq., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

                 "ERISA Affiliate" means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrowers; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of
Section 414(c) of the Internal Revenue Code) with the Borrowers; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Borrowers, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

                 "Eurodollar Affiliate" means, with respect to each Lender, the Affiliate of such Lender (if any) set forth below such Lender's name under the heading "Eurodollar Affiliate" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such Affiliate of a Lender as it may from time to time specify by written notice to the Borrowers and the Administrative Agent.

                 "Eurodollar Interest Payment Date" means (i) with respect to any Eurodollar Rate Loan, the last day of each Eurodollar Interest Period applicable to such Loan and (ii) with respect to any Eurodollar Rate Loan having a Eurodollar Interest Period in excess of three (3) calendar months, the last day of each three (3) calendar month interval during such Eurodollar Interest Period.

                 "Eurodollar Interest Period" is defined in Section 5.02(b).

                 "Eurodollar Interest Rate Determination Date" is defined in
Section 5.02(c).

                 "Eurodollar Lending Office" means, with respect to any Lender, the office or offices of such Lender (if any) set forth below such Lender's name under the heading "Eurodollar Lending Office" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such office or offices of such Lender as it may from time to time specify by written notice to the Borrowers and the Administrative Agent.

                 "Eurodollar Rate" means, with respect to any Eurodollar Interest Period applicable to a Eurodollar Rate Loan, an interest rate per annum obtained by dividing (i) the Base Eurodollar Rate applicable to that Eurodollar Interest Period by (ii) a percentage equal to 100% minus the Eurodollar Reserve Percentage in effect on the relevant Eurodollar Interest Rate Determination Date.

                 "Eurodollar Rate Loans" means those Loans outstanding which bear interest at a rate determined by reference to the Eurodollar Rate and the Eurodollar Rate Margin as provided in Section 5.01(a).

                 "Eurodollar Rate Margin" means, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then applicable Performance Level set forth below:

                                                            Applicable
                  Performance Level                         Eurodollar Rate Margin
                  -----------------                         ----------------------
                  Level 1                                         1.50%

                  Level 2                                         1.75%

                  Level 3                                         2.00%

                  Level 4                                         2.25%

                  Level 5                                         2.50%

                  Level 6                                         2.75%

provided, however, that during the period commencing on August 2, 2000 and ending on August 1, 2001, the rates set forth under the heading Applicable Eurodollar Rate Margin above shall be increased by 0.25%.

                  "Eurodollar Reserve Percentage" means, for any day, that percentage which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with deposits exceeding Five Billion Dollars ($5,000,000,000) in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

                  "Event of Default" means any of the occurrences set forth in
Section 12.01 after the expiration of any applicable grace period, as expressly provided in Section 12.01.

                  "Excess Cash Flow" means, with respect to Banner, on a consolidated basis, for each Fiscal Year, an amount equal to the greater of (i) zero and (ii) the sum of Banner's (a) Net Income for such Fiscal Year; plus (b) consolidated federal, state and local income tax expense for such Fiscal Year, whether to be paid by Banner directly or to a Person other than a Borrower or any Subsidiary of a Borrower pursuant to any tax indemnity, tax sharing or tax allocation agreement; plus (c) Total Interest Expense for such Fiscal Year; plus (d) consolidated depreciation and amortization for such Fiscal Year, plus
(e) other non-cash
charges included in the determination of such Net Income (including, without limitation, inventory reserves and restructuring reserves) for such Fiscal Year; minus Banner's (1) non-cash credits to Net Income for such Fiscal Year; minus (2) Cash Interest Expense for such Fiscal Year; minus (3) capitalized financing fees paid in such Fiscal Year; minus (or plus) (4) federal, state and local cash income tax payments made (or received) during such Fiscal Year by Banner and its Subsidiaries, whether made (or received) by such Person directly or pursuant to a tax indemnity, tax sharing or tax allocation agreement to (or from) a Person other than a Borrower or any Subsidiary of a Borrower; minus (5) Capital Expenditures for such Fiscal Year; minus (6) scheduled principal payments due and made and voluntary prepayments made with respect to the Term Loans and Tranche B Term Loans and scheduled principal payments on Indebtedness of Banner and its Subsidiaries permitted under Contractual Obligations governing the incurrence and payment thereof and made in such Fiscal Year; minus (7) the net increase, if any, in Working Capital for such Fiscal Year; plus (8) the net decrease, if any, in Working Capital for such Fiscal Year. The foregoing amounts, whether individually or collectively, shall be adjusted to the extent required to avoid duplication of any item; Excess Cash Flow shall not include Net Cash Proceeds of Sale; and Excess Cash Flow shall be calculated for each Fiscal Year commencing with the Fiscal Year ending on March 31, 1997.

                  "Excess Cash Flow Basket" means an amount equal to (i) $2,500,000 for the Fiscal Year ending March 31, 1997 and (ii) the sum of(a) $2,500,000 plus (b) $2,500,000 per year for each of the Fiscal Years ending in 1998 and thereafter.

                  "Existing Senior Indebtedness" means the Indebtedness of the Borrowers or any of their Subsidiaries which is to be repaid out of the proceeds of the Loans made on the Closing Date and identified as such on
SCHEDULE 1.01.4.

                  "Fair Market Value" means, with respect to any asset, the value of the consideration obtainable in a sale of such asset in the open market, assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time, each having reasonable knowledge of the nature and characteristics of such asset, neither being under any compulsion to act, and, if in excess of $250,000, as determined (a) in good faith by the Board of Directors of the applicable Borrower or Subsidiary or (b) in an appraisal of such asset, provided that for purposes of Section 10.02 such appraisal was performed within the one-year period immediately preceding the date of such sale by an independent third party appraiser and the basic assumptions underlying such appraisal have not materially changed since the date thereof.

                  "Fairchild" means The Fairchild Corporation, a Delaware corporation.

                  "Fairchild Group" means, collectively, Fairchild, Subsidiaries of Fairchild one hundred percent (100%) of the Voting Stock of which is owned directly or indirectly and beneficially by Fairchild, Jeffrey J. Steiner, and "associates" (as defined in the Securities Exchange Act) of Jeffrey J. Steiner.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business Day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day in New York, New York, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any Governmental Authority succeeding to its functions.

                  "Financial Statements" means (i) statements of income and retained earnings, statements of cash flow, and balance sheets, (ii) such other financial statements as Banner and its Subsidiaries shall routinely and regularly prepare and (iii) such other financial statements as the Administrative Agent or the Requisite Lenders may from time to time reasonably specify.

                  "Fiscal Year" means the fiscal year of Banner and its Subsidiaries for accounting and tax purposes, which shall be the 12-month period ending on March 31 of each calendar year or such other period as Borrowers may designate and the Administrative Agent may approve in writing.

                  "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) the amount calculated as (i) EBITDA minus (ii) all income taxes paid in cash during such period minus (iii) the aggregate amount of Capital Expenditures made in cash during such period to (b) the sum of (i) Cash Interest Expense plus (ii) the aggregate amount of scheduled payments of principal of Funded Debt during such period plus (iii) the amount of dividends declared and paid by Banner which are permitted under Section 10.06(c).

                  "Foreign Employee Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of either Borrower, any Subsidiary of either Borrower or any of its ERISA Affiliates and is not covered by ERISA pursuant to ERISA Section 4(b)(4).

                  "Foreign Facilities" means those certain warehouse facilities leased and operated by Burbank Aircraft International GmbH in Germany, by Banner Aerospace-Singapore, Inc. (or another Subsidiary of Banner permitted to be formed by the terms of this Agreement) in Singapore, Banner Aero (Australia) Pty Ltd. in Australia, Solair (U.K.) Limited in the United Kingdom, and the Canadian Subsidiary in the Province of Quebec, Canada.

                  "Foreign Inventory" means Inventory of Borrowers and their Subsidiaries located at or in transit to Foreign Facilities.

                  "Foreign Pension Plan" means any employee pension benefit plan as defined in Section 3(2) of ERISA which (i) is maintained or contributed to for the benefit of employees of the Borrower, any of its Subsidiaries or any of its ERISA Affiliates, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

                  "Fronting Fee" is defined in Section 5.03(a).

                  "Funded Debt" means, for any period, the Indebtedness of the Borrowers and their Subsidiaries for borrowed money (determined in accordance with GAAP), including, without limitation, Indebtedness under Capital Leases, during such period.

                  "Funding Date" means, with respect to any Loan, the date of funding of such Loan.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the American Institute of Certified Public Accountants' Accounting Principles Board and Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the date hereof (unless otherwise specified herein as in effect on another date or dates).

                  "General Intangibles" means, with respect to any Person, all of such Person's present and future (i) general intangibles, (ii) rights, interests, choses in action, causes of action, claims and other intangible Property of every kind and nature (other than Receivables), (iii) corporate and other business records, (iv) loans, royalties, and other obligations receivable, (v) trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, registered patents, patent applications, trade names, rights of use of any name, labels, fictitious names, inventions, designs, trade secrets, computer programs, software, printouts and other computer materials, goodwill, registrations, copyrights, copyright applications, permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials, (vi) customer and supplier contracts, firm sale orders, rights under license and franchise agreements, rights under tax sharing agreements, and other contracts and contract rights, (vii) interests in partnerships and joint ventures, (viii) tax refunds and tax refund claims, (ix) right, title and interest under leases, subleases, licenses and concessions and other agreements relating to property,
(x) deposit accounts (general or special) with any bank or other financial institution, (xi) credits with and other claims against third parties (including carriers and shippers), (xii) rights to indemnification and with respect to support and keep-well agreements, (xiii) reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interests in trusts, (xiv) proceeds of insurance of which such Person is beneficiary, (xv) letters of credit, guarantees, Liens, security interests and other security held by or granted to such Person and (xvi) uncertificated securities.

                  "Governmental Authority" means any nation or government, any federal, state, local or other political sub division thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantors" means the Persons identified on SCHEDULE 1.01.5 attached hereto and any other Person executing and delivering a guaranty of payment and performance of all or any portion of the Obligations.

                  "Hedge Agreement" means any agreement, including, without limitation, interest rate exchange, swap, collar or cap agreement, interest rate future or option contract, currency swap agreement, currency exchange contract, currency future or option contract, and other similar agreement, evidencing an agreement or arrangement intended to protect against fluctuation in interest rates and/or foreign exchange rates or conversion rates for conversion of foreign currencies to Dollars.

                  "Holder" means any Person entitled to enforce any of the Obligations, whether or not such Person holds any evidence of Indebtedness, including, without limitation, the Administrative Agent, each Co-Agent, each Lender and each Issuing Bank.

                  "Indebtedness", as applied to any Person, means, at any time, without duplication, (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt Securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of any Capital Stock, (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, (v) in respect of Capital Leases, (vi) which are Accommodation Obligations or (vii) under warranties and indemnities;
(b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time, the amount of such indebtedness, obligations or other liabilities being limited to the value of such property subject to such Lien; (c) all indebtedness, obligations or other liabilities of such Person in respect of interest rate contracts, Hedge Agreements and foreign exchange contracts, net of liabilities owed to such Person by the counterparties thereon; (d) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption; and (e) all contingent Contractual Obligations with respect to any of the foregoing.

                  "Indemnified Matters" is defined in Section 15.03.

                  "Indemnitees" is defined in Section 15.03.

                  "Intercompany Debt" means Indebtedness owed by any Borrower or Subsidiary of a Borrower to any Borrower or Subsidiary of a Borrower, including, without limitation, the Reimbursement Obligations for Letters of Credit issued under Article III but excluding any Indebtedness attributable to the Borrowers' joint and several liability under this Agreement and the Notes and any Indebtedness owing to any Guarantor by right of subrogation under the Loan Documents executed by such Guarantor.

                  "Interest Coverage Ratio" means, for any period, the ratio of
(i) Banner's consolidated EBITDA to (ii) Cash Interest Expense.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance promulgated thereunder.

                  "Inventory" means, with respect to any Borrower or Guarantor, all of such Person's present and future (i) inventory, (ii) goods, merchandise and other personal property furnished or to be furnished under any contract of service or intended for sale or lease, and all consigned goods and all other items which have previously constituted Equipment of such Person but are then currently being held for sale or lease in the ordinary course of such Person's business, (iii) raw materials, work-in-process and finished goods, (iv) materials and supplies of any kind, nature or description used or consumed in such Person's business or in connection with the manufacture, production, packing, shipping, advertising, finishing or sale of any of the property described in clauses (i) through (iii) above, (v) goods in which such Person has a joint or other interest or right of any kind (including, without limitation, goods in which such Person has an interest or right as consignee), and (vi) goods which are returned to or repossessed by such Person; in each case whether in the possession of such Person, a bailee, a consignee, or any other Person for sale, storage, transit, processing, use or otherwise, and any and all documents for or relating to any of the foregoing.

                  "Investment" means, with respect to any Person, (i) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto less the amount of any return of capital or principal to the extent such return is in cash with respect to such Investment without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.

                  "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

                  "Issuing Bank" means (i) Citibank, N.A. until assignment or termination as contemplated in Section 15.01(i) and any successor thereto, and/or (ii) any other Lender which by written agreement among the Borrowers, the Administrative Agent and such Lender is designated an Issuing Bank, and any successor thereto.

                  "Lender" means, as of the Effective Date, each financial institution a signatory hereto as a Lender and, at any other given time, each financial institution which is a party hereto as a Lender, whether as a signatory hereto or pursuant to an Assignment and Acceptance.

                  "Letter of Credit" means any Commercial Letter of Credit or Standby Letter of Credit.

                  "Letter of Credit Fee" is defined in Section 5.03(a).

                  "Letter of Credit Obligations" means, at any particular time, the sum of (i) all outstanding Reimbursement Obligations, plus (ii) the aggregate undrawn face amount of all outstanding Letters of Credit, plus (iii) the aggregate face amount of all Letters of Credit requested by the Borrowers but not yet issued (unless the request for an unissued Letter of Credit has been denied by the applicable Issuing Bank as referenced in Section 3.01(c)(i)).

                  "Letter of Credit Reimbursement Agreement" means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as the respective Issuing Bank from which the Letter of Credit is requested may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by such Issuing Bank and the Borrowers and as are not materially adverse (in the judgment of such Issuing Bank and Administrative Agent) to the interests of the Lenders; provided, however, in the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall control.

                  "Leverage Ratio" means, for any period, the ratio of average daily Funded Debt to EBITDA for such period.

                  "Liabilities and Costs" means all liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs and fees and costs associated with any investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other and including, without limitation, any Environmental Lien), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor pursuant to Section 9-408 of the Uniform Commercial Code), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

                  "Loan Account" is defined in Section 4.03(b).

                  "Loan Documents" means this Agreement, the Notes, Hedge Agreements to which any Lender or any Affiliate of a Lender is a party, foreign exchange contracts to which any Lender or any Affiliate of a Lender is a party, and all other instruments, agreements, security agreements, mortgages, guarantees, and other written Contractual Obligations between either Borrower or any Subsidiary of either Borrower and any of the Administrative Agent, any Co-Agent, any Lender or any Issuing Bank delivered to either the Administrative Agent, such Co-Agent, such Lender or such Issuing Bank pursuant to or in connection with the transactions contemplated hereby.

                  "Loans" means all Term Loans, Tranche B Term Loans, Revolving Loans and Swing Loans, whether Base Rate Loans or Eurodollar Rate Loans.

                  "LTCB" means The Long-Term Credit Bank of Japan, Ltd., Chicago Branch, a bank organized under the laws of Japan acting through its Chicago Branch.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation U and Regulation G.

                  "Material Adverse Effect" means a material adverse effect upon (i) the financial condition, operations, assets or prospects of any of (a) Banner and its Subsidiaries, taken as a whole, or (b) so long as Burbank either
(1) owns a minimum of twenty-five percent (25%) of the Receivables and Inventory comprising part of the Collateral or (2) has EBITDA equal to a minimum of twenty-five percent (25%) of the EBITDA of Banner and its Subsidiaries, Burbank, (ii) the ability of either Borrower or any Subsidiary of either Borrower to perform their respective obligations under the Loan Documents, or (iii) the ability of the Lenders, the Issuing Banks, the Administrative Agent or any Co-Agent to enforce any of the Loan Documents.

                  "MIS" means computerized management information system for recording and maintenance of information regarding purchases, sales, aging, categorization, and locations of Inventory, creation and aging of Receivables, and accounts payable (including agings thereof).

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding five (5) years was, contributed to by either Borrower or any ERISA Affiliate or in respect of which either Borrower or any ERISA Affiliate has assumed any liability.

                  "NationsBank" means NationsBank, N.A., a national banking association.

                  "Net Cash Proceeds of Issuance of Equity Securities or Indebtedness" means (i) net cash proceeds (including cash, equivalents readily convertible into cash, and such proceeds of any notes received as consideration or any other non-cash consideration) received by either Borrower or any Subsidiary of either Borrower at any time after the Closing Date on account of the issuance of (a) equity Securities of either Borrower or any Subsidiary of either Borrower (other than Capital Stock of a Subsidiary issued to a Borrower or to a Subsidiary of a Borrower and Capital Stock issued pursuant to Permitted Equity Securities Options or similar employee options established after the Closing Date) or (b) Indebtedness (other than Indebtedness permitted under
Section 10.01) of either Borrower or any Subsidiary of either Borrower, in each case net of all transaction costs and underwriters' discounts with respect thereto; and (ii) proceeds received by either Borrower at any time after the Closing Date as a contribution to its capital on account of the issuance of equity Securities of such Borrower.

                  "Net Cash Proceeds of Sale" means (i) proceeds received by a Borrower or any Subsidiary of a Borrower in cash (including cash, equivalents readily convertible into cash, and cash proceeds of any notes which are executed and delivered after (but not before) the Closing Date or any other non-cash consideration which is received after the Closing Date) from the sale, assignment or other disposition of (but not the lease or license of) any Property, other than sales permitted under clauses (b), (c), (f), (g), (h), (i) and (j) of Section 10.02, net of (a) the costs of sale, assignment or other disposition, (b) any income, franchise, transfer or other tax liability arising from such transaction and (c) amounts applied to the repayment of Indebtedness (other than the Obligations) secured by a Lien permitted by Section 10.03 on the asset disposed of, if such net proceeds arise from any individual sale, assignment or other disposition or from any group of related sales, assignments or other dispositions; and (ii) to the extent provided in Section 9.08(b), Net Insurance and Condemnation Proceeds.

                  "Net Income" means, for any period, the net earnings (or loss) after taxes of the Borrowers and their Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

                  "Net Insurance and Condemnation Proceeds" means proceeds (including cash, equivalents readily convertible into cash, and such proceeds of any notes received in lieu of cash) of insurance policies described in
Section 9.08 and proceeds of condemnation awards described in Section 9.08 required to be remitted to the Administrative Agent as provided in Section 9.08(b), net of the costs associated with collection of such proceeds.

                  "1995 Credit Agreement" means that certain Credit Agreement dated as of August 2, 1995 among the Borrowers; Citibank, as an Issuing Bank; Citicorp, as a Lender and Administrative Agent; PNC Bank, National Association, as a Lender and Issuing Bank; Caisse Nationale de Credit Agricole, as a Lender; The Long-Term Credit Bank of Japan, Ltd., Chicago Branch, as a Lender; NationsBank, N.A., as a Lender; Sanwa Business Credit Corporation, as a Lender; NBD Bank, as a Lender; and The Daiwa Bank, Limited, as a Lender, as amended prior to the Effective Date.

                  "1995 Fee Letter" means that certain fee letter addressed to Citicorp and Citicorp Securities, Inc. from Borrowers dated June 7, 1995.

                  "1996 Commitment Letter" means that certain commitment letter, together with Annex I thereto, addressed to Borrowers from Citicorp Securities, Inc. dated June 11, 1996.

                  "1996 Fee Letter" means that certain fee letter addressed to Citicorp Securities, Inc. from Borrowers dated June 11, 1996.

                  "Non Pro Rata Loan" is defined in Section 4.02(b)(v).

                  "Note" means a promissory note in a form attached hereto as EXHIBIT D-1 or D-2 payable to a Lender, evidencing certain of the Obligations of the Borrowers to such Lender and executed by the Borrowers as required by
Section 4.03(a), as the same may be amended, supplemented, modified or restated from time to time, and any promissory note issued in substitution therefor; "Notes" means, collectively, all of such Notes outstanding at any given time.

                  "Notice of Borrowing" means a notice substantially in the form of EXHIBIT E attached hereto and made a part hereof.

                  "Notice of Conversion/Continuation" means a notice substantially in the form of EXHIBIT F attached hereto and made a part hereof with respect to a proposed conversion or continuation of a Loan pursuant to
Section 5.01(c).

                  "Obligations" means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrowers, individually and collectively, to the Administrative Agent, any Co-Agent, any Lender, any Issuing Bank, any Affiliate of the Administrative Agent, any Co-Agent, any Lender or any Issuing Bank, or any Person entitled to indemnification pursuant to Section 15.03 of this Agreement, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, the Notes or any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening or amendment of a Letter of Credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, Hedge Agreement or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to either Borrower or both Borrowers under this Agreement or any other Loan Document.

                  "Officer's Certificate" means, as to a corporation, a certificate executed on behalf of such corporation by the chair man or vice-chairman of its board of directors (if an officer of such corporation) or its president, any of its vice-presidents, its chief financial officer, its treasurer or its controller.

                  "Operating Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which is not a Capital Lease.

                  "Organizational Documents" means, with respect to any corporation, limited liability company, or partnership (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such corporation or limited liability company, (ii) the partnership agreement executed by the partners in the partnership, (iii) the by-laws (or the equivalent governing documents) of the corporation, limited liability company or partnership, and (iv) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's Capital Stock or such limited liability company's or partnership's equity or ownership interests.

                  "OSHA" means the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq., any amendments thereto, any successor statutes and any regulations or guidance promulgated thereunder.

                  "Other Indebtedness" means all of the unsecured Indebtedness of Borrowers and their Subsidiaries, including, without limitation, Intercompany Debt, but excluding the Obligations.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

                  "Pending Revolving Loans" means, at any time of determination, the aggregate principal amount of all Revolving Loans requested in any Notice(s) of Borrowing previously received by the Administrative Agent but not yet advanced or otherwise made at such time minus the aggregate principal amount of all Swing Loans outstanding at such time which will be repaid with the proceeds of such Pending Revolving Loans on the Funding Date therefor pursuant to a request by Borrowers to the Administrative Agent instructing the Administrative Agent to remit the proceeds of such Pending Revolving Loans to the Swing Lender for application to the Swing Loans then outstanding.

                  "Performance Level 1" means that level of financial performance of the Borrowers and their Subsidiaries, on a consolidated basis, measured as of the end of a fiscal quarter of the Borrowers, at which the Leverage Ratio for the then most recently ended four (4) fiscal quarter period of the Borrowers is less than 2.50 to 1.00.

                  "Performance Level 2" means that level of financial performance of the Borrowers and their Subsidiaries, on a consolidated basis, measured as of the end of a fiscal quarter of the Borrowers, at which the Leverage Ratio for the then most recently ended four (4) fiscal quarter period of the Borrowers is less than 3.25 to 1.00 and equal to or greater than 2.50 to 1.00.

                  "Performance Level 3" means that level of financial performance of the Borrowers and their Subsidiaries, on a consolidated basis, measured as of the end of a fiscal quarter of the Borrowers, at which the Leverage Ratio for the then most recently ended four (4) fiscal quarter period of the Borrowers is less than 3.75 to 1.00 and equal to or greater than 3.25 to 1.00.

                  "Performance Level 4" means that level of financial performance of the Borrowers and their Subsidiaries, on a consolidated basis, measured as of the end of a fiscal quarter of the Borrowers, at which the Leverage Ratio for the then most recently ended four (4) fiscal quarter period of the Borrowers is less than 4.25 to 1.00 and equal to or greater than 3.75 to 1.00.

                  "Performance Level 5" means that level of financial performance of the Borrowers and their Subsidiaries, on a consolidated basis, measured as of the end of a fiscal quarter of the Borrowers, at which the Leverage Ratio for the then most recently ended four (4) fiscal quarter period of the Borrowers is less than 5.50 to 1.00 and equal to or greater than 4.25 to 1.00.

                  "Performance Level 6" means that level of financial performance of the Borrowers and their Subsidiaries, on a consolidated basis, measured as of the end of a fiscal quarter of the Borrowers, at which the Leverage Ratio for the then most recently ended four (4) fiscal quarter period of the Borrowers is equal to or greater than 5.50 to 1.00.

                  "Permits" means any permit, approval, authorization license, variance, or permission required from a Governmental Authority or other Person under an applicable Requirement of Law.

                  "Permitted Equity Securities Options" means the subscriptions, options, warrants, rights, convertible securities and other agreements or commitments relating to the issuance of equity Securities of either Borrower or any Subsidiary of either Borrower identified as such on
SCHEDULE 1.01.6.

                  "Permitted Existing Accommodation Obligations" means those Accommodation Obligations of either Borrower and Subsidiaries of either Borrower identified as such on SCHEDULE 1.01.7.

                  "Permitted Existing Indebtedness" means the Indebtedness of either Borrower and Subsidiaries of either Borrower identified as such on
SCHEDULE 1.01.8.

                  "Permitted Existing Investments" means those Investments identified as such on SCHEDULE 1.01.9.

                  "Permitted Existing Liens" means the Liens on assets of either Borrower or any Subsidiary of either Borrower identified as such on
SCHEDULE 1.01.10.

                  "Person" means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

                  "Plan" means an employee benefit plan defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which either Borrower or any ERISA Affiliate is, or within the immediately preceding five (5) years was, an "employer" as defined in Section 3(5) of ERISA or either Borrower or any ERISA Affiliate has assumed any liability.

                  "Potential Event of Default" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

                  "Process Agent" means the Person designated and appointed by the Borrowers as their agent for service of all process as more particularly described in Section 15.17(a)(i).

                  "Projections" means the financial projections and assumptions prepared by the Borrowers dated June 12, 1995 and attached hereto as EXHIBIT G.

                  "Property" means any Real Property or personal property, plant, building, facility, structure, underground storage tank or unit, Equipment, Inventory, General Intangible, Receivable, or other asset owned, leased or operated by either Borrower or any Subsidiary of either Borrower, as applicable, (including any surface water thereon, and soil and groundwater thereunder).

                  "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (i) the sum of such Lender's Term Loan Commitment and Revolving Credit Commitment (in each case, as adjusted from time to time in accordance with the provisions of this Agreement or any Assignment and Acceptance to which such Lender is a party) by (ii) the aggregate amount of all of the Term Loan Commitments and Revolving Credit Commitments (notwithstanding the termination of any such Commitments).

                  "Protective Advance" is defined in Section 13.09(a).

                  "Purchase Money Indebtedness" means Indebtedness, the proceeds of which are used by a Borrower or a Subsidiary of a Borrower to make Capital Expenditures permitted pursuant to Section 11.05 and which is secured solely by purchase money Liens permitted by Section 10.03(d).

                  "RCRA" means the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

                  "Real Property" means, with respect to any Person, all of such Person's present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land,
(ii) any improvements, buildings, structures and fixtures now or hereafter located or erected thereon or attached thereto of every nature whatsoever (the rights and interests described in clauses (i) and (ii) above being the "Premises"), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (iv) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in or on the Premises and (v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses
(iii) and (iv) above.

                  "Receivables" means, with respect to any Person, all of such Person's present and future (i) accounts, (ii) contract rights, chattel paper, instruments, documents, deposit accounts, and other rights to payment of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and whether or not earned by performance,
(iii) any of the foregoing which are not evidenced by instruments or chattel paper, (iv) intercompany receivables, and any security documents executed in connection therewith, (v) proceeds of any letters of credit or insurance policies on which such Person is named as beneficiary, (vi) claims against third parties for advances and other financial accommodations and any other obligations whatsoever owing to such Person, (vii) rights in and to all security agreements, leases, guarantees, instruments, securities, documents of title and other contracts securing, evidencing, supporting or otherwise relating to any of the foregoing, together with all rights in any goods, merchandise or Inventory which any of the foregoing may represent, and (viii) rights in returned and repossessed goods, merchandise and Inventory which any of the same may represent, including, without limitation, any right of stoppage in transit.

                  "Reference Banks" means Citibank and NationsBank.

                  "Register" is defined in Section 15.01(c).

                  "Regulation A" means Regulation A of the Federal Reserve Board as in effect from time to time.

                  "Regulation G" means Regulation G of the Federal Reserve Board as in effect from time to time.

                  "Regulation T" means Regulation T of the Federal Reserve Board as in effect from time to time.

                  "Regulation U" means Regulation U of the Federal Reserve Board as in effect from time to time.

                  "Regulation X" means Regulation X of the Federal Reserve Board as in effect from time to time.

                  "Reimbursement Date" is defined in Section 3.01(d)(i)(A).

                  "Reimbursement Obligations" means the aggregate non-contingent reimbursement or repayment obligations of the Borrowers with respect to amounts drawn under Letters of Credit.

                  "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, injection, deposit, disposal, abandonment, or discarding of barrels, containers or other receptacles, discharge, emptying, escape, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property to the extent that any of the foregoing is regulated pursuant to or gives rise to liability under any Environmental Health or Safety Requirement of Law.

                  "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

                  "Replacement Proceeds" means the amount of (i) proceeds of insurance paid on account of the loss of or damage to any Property and awards of compensation for Property taken by condemnation or eminent domain to the extent actually used to replace, rebuild or restore the Property so lost, damaged or taken, provided that (a) Borrowers shall have delivered written notice to the Administrative Agent that it or its applicable Subsidiary intends to so replace, rebuild or restore such Property and (b) the applicable Borrower or such applicable Subsidiary of a Borrower replaces or commences the restoration or rebuilding of such Property within 180 days after the Administrative Agent's receipt of the proceeds of such insurance payment or condemnation award and (ii) insurance paid on account of a business interruption occurrence to the extent actually used in the restoration or conduct of the business interrupted.

                  "Reportable Event" means any of the events described in
Section 4043(b) of ERISA and the regulations promulgated thereunder as in effect from time to time other than an event for which the thirty (30) day notice requirement has been waived by the PBGC.

                  "Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities

Act, the Securities Exchange Act, Regulations G, T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or and Environmental, Health or Safety Requirement of Law.

                  "Requisite Lenders" means Lenders whose Pro Rata Shares, in the aggregate, are at least fifty-one percent (51%); provided, however, that, in the event any of the Lenders shall have failed to fund its Revolving Loan Pro Rata Share of any Revolving Loan requested by the Borrowers which such Lender is obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "Requisite Lenders" means Lenders (excluding all Lenders whose failure to fund their respective Revolving Loan Pro Rata Shares of such Revolving Loans have not been so cured) whose Pro Rata Shares represent at least fifty-one percent (51%) of the aggregate Pro Rata Shares of such Lenders; provided, further, however, that, in the event that the Commitments have been terminated pursuant to the terms of this Agreement, "Requisite Lenders" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans aggregate at least fifty-one percent (51%).

                  "Requisite Revolving Lenders" means Revolving Lenders whose Revolving Pro Rata Shares, in the aggregate, are at least fifty-one percent (51%); provided, however, that, in the event any of the Revolving Lenders shall have failed to fund its Revolving Loan Pro Rata Share of any Revolving Loan requested by the Borrowers which such Revolving Lender is obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "Requisite Revolving Lenders" means Revolving Lenders (excluding all Revolving Lenders whose failure to fund their respective Revolving Loan Pro Rata Shares of such Revolving Loans have not been so cured) whose Revolving Loan Pro Rata Shares represent at least fifty-one percent (51%) of the aggregate Revolving Loan Pro Rata Shares; provided, further, however, that, in the event that the Revolving Credit Commitments have been terminated pursuant to the terms of this Agreement, "Requisite Revolving Lenders" means Revolving Lenders (without regard to such Revolving Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Revolving Loans aggregate at least fifty-one percent (51%).

                  "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of either Borrower or any

Subsidiary of either Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of equity Securities of either Borrower or any Subsidiary of either Borrower now or hereafter outstanding, (iii) any prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any prepayment, redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to or any Indebtedness for borrowed money other than the Obligations, and (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any out standing warrants, options or other rights to acquire shares of any class of Capital Stock of either Borrower or any Subsidiary of either Borrower now or hereafter outstanding.

                  "Revolving Credit Availability" means the amount by which the lesser of

           (a) the Revolving Credit Commitments at such time and

           (b) the Borrowing Base at such time minus the outstanding principal balance of the Term Loans at such time minus the outstanding principal balance of the Tranche B Term Loans at such time, plus (i) $10,000,000, if the date of determination of "Revolving Credit Availability" occurs during the period commencing on the Effective Date and ending on March 31, 1997, or (ii) $7,500,000, if the date of determination of "Revolving Credit Availability" occurs during the period commencing on April 1, 1997 and ending on July 1, 1997, exceeds the sum of (1) the Revolving Credit Obligations at such time plus (2) the outstanding balance of Protective Advances at such time plus (3) the outstanding balance of the Swing Loans at such time.

                  "Revolving Credit Commitment" means, with respect to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit pursuant to the terms and conditions of this Agreement, in an aggregate amount at any time outstanding which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Revolving Credit Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and "Revolving Credit Commitments" means the aggregate principal amount of the Revolving Credit Commitments of all the Lenders, the maximum amount of which shall be

$71,500,000, as reduced from time to time pursuant to Section 4.01.

                  "Revolving Credit Obligations" means, at any particular time, the sum of (i) the outstanding principal amount of the Revolving Loans at such time, plus (ii) the Letter of Credit Obligations at such time.

                  "Revolving Credit Termination Date" means the earlier to occur of (i) August 1, 2001 (or, if not a Business Day, the next preceding Business Day), (ii) the date of termination of the Revolving Credit Commitments pursuant to the terms of this Agreement, and (iii) the date of acceleration of the Obligations pursuant to Section 12.02.

                  "Revolving Lenders" means those Lenders having a Revolving Credit Commitment; and "Revolving Lender" means one of the Revolving Lenders, individually.

                  "Revolving Loan" is defined in Section 2.02(a).

                  "Revolving Loan Pro Rata Share" means, with respect to any Revolving Lender, the percentage obtained by dividing (i) the amount of such Lender's Revolving Credit Commitment (as adjusted from time to time in accordance with the provisions of this Agreement or any Assignment and Acceptance to which such Lender is a party) by (ii) the aggregate amount of all Revolving Credit Commitments (notwithstanding the termination of any such Commitments).

                  "Revolving Notes" means promissory notes executed by the Borrowers and delivered to the Lenders evidencing the Revolving Loans, as the same may be amended, supplemented, modified or restated from time to time, and any promissory note issued in substitution therefor, substantially in the form attached hereto as EXHIBIT D-1; and "Revolving Note" means any one of the Revolving Notes.

                  "Securities" means any Capital Stock, shares, voting trust certificates, limited partnership certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", including, without limitation, any "security" as such term is defined in Section 8-102 of the Uniform Commercial Code, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include the Notes or any other evidence of the Obligations.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "Solvent", when used with respect to any Person, means that at the time of determination:

                  (i) the Fair Market Value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); and

                  (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

                  (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

                  (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

                  "Standby Letter of Credit" means any letter of credit issued by an Issuing Bank pursuant to Section 3.01 for the account of the Borrowers or for the account of any of the Borrowers' Subsidiaries if the Borrowers are jointly and severally liable for reimbursement of amounts drawn under such letter of credit, which is not a Commercial Letter of Credit.

                  "Subsidiary" of a Person means any corporation, limited liability company, general or limited partnership, or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions with respect to such entity are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.

                  "Swing Lender" means Citicorp or any other Lender designated by the Administrative Agent with the concurrence of such other Lender.

                  "Swing Loan Availability" is defined in Section 2.03(a).

                  "Swing Loan Reserve" means, at any time, a reserve in an amount equal to the then outstanding balance of the Swing Loans.

                  "Swing Loans" is defined in Section 2.03(a).

                  "Swing Loan Subfacility" means, at any time, an amount equal to $1,000,000.

                  "Tax Sharing Agreement" means either of (i) that certain Tax Indemnity Agreement dated July 11, 1990 between The Fairchild Corporation (formerly Banner Industries, Inc.) and Banner, as in effect on the Closing Date, or (ii) that certain Tax Allocation Agreement dated as of January 22, 1992 among Banner and its domestic Subsidiaries, as in effect on the Closing Date; and "Tax Sharing Agreements" means the agreements described in clauses
(i) and (ii) hereinabove collectively.

                  "Taxes" is defined in Section 14.01(a).

                  "Term Lenders" means those Lenders having a Term Loan Commitment; and "Term Lender" means one of the Term Lenders, individually.

                  "Term Loan" is defined in Section 2.01(a)(i).

                  "Term Loan Commitment" means, with respect to any Lender (i) having outstanding Term Loans under the 1995 Credit Agreement, the outstanding principal balance of such Lender's Term Loan made pursuant to the terms and conditions of the 1995 Credit Agreement as set forth under such Lender's name under the heading "1995 Term Loan Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and (ii) having an obligation to make a Tranche B Term Loan pursuant to the terms and conditions of this Agreement, the obligation of such Lender to make such Tranche B Term Loan in an amount equal to the amount set forth under such Lender's name under the heading "Tranche B Term Loan Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance; provided that, in the event any Lender has both a 1995 Term Loan Commitment and a Tranche B Term Loan Commitment, its "Term Loan Commitment" shall be the sum of its 1995 Term Loan Commitment plus its Tranche B Term Loan Commitment, and "Term Loan Commitments" means the aggregate principal amount of the 1995 Term Loan Commitments and the Tranche B Term Loan Commitments of all the Lenders, the maximum amount of which shall be $81,500,000, as reduced from time to time pursuant to Sections 2.01(d) or 4.01.

                  "Term Loan Pro Rata Share" means, with respect to any Term Lender, the percentage obtained by dividing (i) the amount of such Term Lender's Term Loan Commitment which is not designated as a Tranche B Term Loan Commitment by (ii) the aggregate amount of all of the Term Loan Commitments not designated as Tranche B Term Loan Commitments.

                  "Term Loan Termination Date" means the earlier of (i) August 1, 2001 and (ii) the date of acceleration of the Obligations pursuant to
Section 12.02.

                  "Term Notes" means promissory notes executed by the Borrowers and delivered to the Lenders evidencing the Term Loans and Tranche B Term Loans, as the same may be amended, supplemented, modified or restated from time to time, and any promissory note issued in substitution therefor, substantially in the form attached hereto as EXHIBIT D-2; and "Term Note" means any one of the Term Notes.

                  "Termination Event" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of a Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which such Borrower or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate a Benefit Plan or the treatment of a Benefit Plan amendment as a termination under Section 4041 of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of either Borrower or any ERISA Affiliate from a Multiemployer Plan if the amount of the withdrawal liability assessed by the Plan sponsor against either Borrower or any ERISA Affiliate is material.

                  "Texas Tax Reserve" means, at any time, a reserve in an amount equal to the aggregate amount of the taxes payable by Borrowers and their Subsidiaries under the statutes of the State of Texas with respect to which a tax lien attaches to Property of such Persons located in the State of Texas pursuant to Section 32.01 of the Texas Tax Code, which amount shall be determined by the Borrowers as of the date of each Borrowing Base Certificate and disclosed by the Borrowers thereon; provided, however, that at any time such aggregate amount of taxes is less than $500,000, the "Texas Tax Reserve" shall be deemed to be zero.

                  "Total Book Value" means the total book value (at the lower of cost or market value) determined in accordance with GAAP, on a basis consistent with that used as of the Closing Date, and set forth in the Financial Statements from time to time.

                  "Total Interest Expense" means, for any period, all of the Borrowers and their Subsidiaries expense, whether paid or accrued and without duplication, for interest, amortization of fees, and all other financing charges, as determined in accordance with GAAP, and including, without limitation, Cash Interest Expense.

                  "Tranche B Term Lenders" means those Lenders having a Term Loan Commitment designated as a Tranche B Term Loan Commitment; and "Tranche B Term Lender" means one of the Tranche B Term Lenders, individually.

                  "Tranche B Term Loan" is defined in Section 2.01(a)(ii).

                  "Tranche B Term Loan Pro Rata Share" means, with respect to any Tranche B Term Lender, the percentage obtained by dividing (i) the amount of such Tranche B Term Lender's Term Loan Commitment designated as a Tranche B Term Loan Commitment by (ii) the aggregate amount of all of the Term Loan Commitments designated as Tranche B Term Loan Commitments.

                  "Tranche B Term Loan Termination Date" means the earlier of
(i) June 30, 2003 and (ii) the date of acceleration of the Obligations pursuant to Section 12.02.

                  "Transaction Costs" means the fees, costs and expenses payable by the Borrowers in connection with the execution, delivery and performance of the Loan Documents.

                  "Uniform Commercial Code" means the Uniform Commercial Code as enacted in the State of New York, as it may be amended from time to time.

                  "Unused Commitment Fee" means, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then applicable Performance Level set forth below:

                  Performance Level                Per Annum Rate
                  -----------------                --------------
                  Level 1                              0.350%

                  Level 2                              0.375%

                  Level 3                              0.400%

                  Level 4                              0.500%

                  Level 5                              0.500%

                  Level 6                              0.500%

Notwithstanding the foregoing, regardless of what Performance Level is then applicable, during the period commencing on the

Effective Date and ending on July 1, 1997, the "Unused Commitment Fee" shall equal the rate of 0.55% per annum.

                  "Unused Revolving Credit Facility" means, at any time of determination, the excess of (i) the Revolving Credit Commitments at such time over (ii) the sum of the aggregate principal amount of all Revolving Loans outstanding at such time, plus the Letter of Credit Obligations at such time, plus the aggregate principal amount of all Swing Loans outstanding at such time, plus the aggregate Pending Revolving Loans at such time.

                  "Utah Distribution Center" means that certain facility located at 4867 South 6200 West, West Valley City, Utah, together with all improvements, fixtures and Equipment of Banner Distribution, Inc. located thereon, owned and operated by Banner Distribution, Inc., a Delaware corporation and Wholly-Owned Subsidiary of Banner, and used as a distribution center for Inventory of the Borrowers and certain of their Subsidiaries.

                  "Wholly-Owned Subsidiary" means a corporation (i) one hundred percent (100%) of the Capital Stock of which is owned by a Borrower or any Subsidiary of a Borrower or (ii) greater than ninety-eight percent (98%) of the Capital Stock of which is owned by a Borrower or a Subsidiary of a Borrower and the remainder of which Capital Stock is owned by a nominee of such Borrower or such Subsidiary solely to comply with the Requirements of Law of the jurisdiction governing such corporation's organization and existence.

                  "Working Capital" means, as at any date of determination, the excess, if any, of (i) Banner's consolidated current assets (excluding cash and Cash Equivalents, non-trade receivables, income tax accounts, and net assets held for sale) as of such date over (ii) Banner's consolidated current liabilities (excluding current maturities of long-term debt and the Revolving Credit Obligations, all accrued interest, income tax accounts, short-term debt, and bank overdrafts) as of such date.

                  1.02. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period; provided that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

                  1.03. Accounting Terms. Subject to Section 15.04, for purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

                  1.04. Other Terms. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings assigned to such terms by the Uniform Commercial Code to the extent the same are defined therein.

                                   ARTICLE II
                           AMOUNTS AND TERMS OF LOANS

                  2.01. Term Loans and Tranche B Term Loans. (a) Amount of Term Loans. (i) The principal balance of the "Term Loans" made under the 1995 Credit Agreement (each individually a "Term Loan" and collectively the "Term Loans") and outstanding on the Effective Date is $51,500,000, which Term Loans shall continue outstanding hereunder and be governed by the terms and provisions of this Agreement.

                  (ii) Subject to the terms and conditions set forth in this Agreement, each Tranche B Lender on the Effective Date hereby severally and not jointly agrees to make on the Effective Date, a term loan, in Dollars, to the Borrowers, as joint and several obligors, in an amount equal to such Lender's Tranche B Term Loan Commitment (each individually, a "Tranche B Term Loan" and, collectively, the "Tranche B Term Loans"). All Tranche B Term Loans shall be made by the Tranche B Term Lenders on the Effective Date simultaneously and proportionately to their respective Tranche B Term Loan Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Tranche B Term Loan hereunder nor shall the Term Loan Commitment of any Lender be increased or decreased as a result of any such failure.

                  (b) Notice of Borrowing. The Borrowers shall deliver to the Administrative Agent a Notice of Borrowing with respect to the Tranche B Term Loans, signed by Banner, on the Effective Date. Such Notice of Borrowing shall specify (i) the aggregate amount of the Tranche B Term Loans and (ii) instructions for the disbursement of the proceeds of the Tranche B Term Loans. The Tranche B Term Loans shall initially be Base Rate Loans and thereafter may be continued as Base Rate Loans or converted into Eurodollar Rate Loans in the manner provided in Section 5.01(c) and subject to the conditions and limitations therein set forth and set forth in Section 5.02. Any Notice of Borrowing given pursuant to this Section 2.01(b) shall be irrevocable.

                  (c) Making of Tranche B Term Loans. Promptly after receipt of the Notice of Borrowing under Section 2.01(b) in respect of the Tranche B Term Loans, the Administrative Agent shall notify each Tranche B Term Lender by facsimile transmission, or other similar form of transmission, of the proposed Borrowing. Each Tranche B Term Lender shall deposit an amount equal to its Tranche B Term Loan Pro Rata Share of the Tranche B Term Loans with the Administrative Agent at its office in New York, New York, in immediately available funds, on the Effective Date. Subject to the fulfillment of the conditions precedent set forth in Section 6.01, the Administrative Agent shall make the proceeds of such amounts received by it available to the Borrowers at the Administrative Agent's office in New

York, New York on the Effective Date and shall disburse such proceeds in accordance with the Borrowers' disbursement instructions set forth in such Notice of Borrowing. The failure of any Tranche B Term Lender to deposit the amount described above with the Administrative Agent on the Effective Date shall not relieve any other Tranche B Term Lender of its obligations hereunder to make its Tranche B Term Loan on the Effective Date. In the event the conditions precedent set forth in Section 6.01 are not fulfilled or duly waived as of the Effective Date, the Administrative Agent shall promptly return, by wire transfer of immediately available funds, the amount deposited by each Tranche B Term Lender to such Tranche B Term Lender.

                  (d)  Repayment of the Term Loans and Tranche B Term Loans.
(i) The outstanding balance of the Term Loans on the Effective Date shall be repayable in eleven (11) consecutive semi-annual installments due on February 1 and August 1 in each calendar year commencing on August 1, 1996 with a final payment on August 1, 2001 as provided in the Notes evidencing the same, unless the Term Loan Termination Date earlier occurs. The Term Loan Commitments shall be permanently reduced by the amount of each installment on the date payment thereof is required to be made hereunder. The aggregate payments due hereafter with respect to each installment of the Term Loans shall be in the respective amounts set forth in the following schedule:

                  Installment Due Date                 Aggregate Installment
                  --------------------                 ---------------------
                  August 1, 1996                       $3,500,000

                  February 1, 1997                     $3,500,000
                  August 1, 1997                       $3,500,000

                  February 1, 1998                     $4,000,000
                  August 1, 1998                       $4,000,000

                  February 1, 1999                     $4,500,000
                  August 1, 1999                       $4,500,000

                  February 1, 2000                     $4,500,000
                  August 1, 2000                       $4,500,000

                  February 1, 2001                     $7,500,000
                  August 1, 2001                       $7,500,000

                  (ii)  The Tranche B Term Loans shall be repayable in fourteen
(14) consecutive semi-annual installments due on February 1 and August 1 in each calendar year commencing on February 1, 1997 with a final payment on June 30, 2003, unless the Tranche B Term Loan Termination Date earlier occurs. The Term Loan Commitments shall be permanently reduced by the amount of each installment on the date payment thereof is required to be made hereunder. The aggregate payments due with respect to each of the first thirteen (13) installments of the Tranche B Term Loans shall be in the amount of $150,000 with a final installment in the amount of $28,050,000 due on June 30, 2003.

                  (iii) In addition to the scheduled payments on the Term Loans and Tranche B Term Loans, the Borrowers may make voluntary prepayments as and when described in Section 4.01(a)(i) and shall make the mandatory prepayments required in Section 4.01(b), for credit against such scheduled payments on the Term Loans and Tranche B Term Loans pursuant to the provisions of Section 4.01(a)(i) or Section 4.01(b)(v), as applicable.

                  2.02. Revolving Credit Facility. (a) Availability. (i) Subject to the terms and conditions set forth in this Agreement, each Revolving Lender hereby severally and not jointly agrees to make revolving loans, in Dollars (each individually, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrowers, as joint and several obligors, from time to time during the period from the Closing Date to the Business Day next preceding the Revolving Credit Termination Date, in an amount not to exceed such Lender's Revolving Loan Pro Rata Share of the Revolving Credit Availability at such time. All Revolving Loans comprising the same Borrowing under this Agreement shall be made by the Revolving Lenders simultaneously and proportionately to their then respective Revolving Loan Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Revolving Loan hereunder nor shall the Revolving Credit Commitment of any Lender be increased or decreased as a result of any such failure. Subject to the provisions of this Agreement, the Borrowers may repay any outstanding Revolving Loan on any day which is a Business Day and any amounts so repaid may be reborrowed, up to the amount available under this Section 2.02(a) at the time of such Borrowing, until the
Business Day next preceding the Revolving Credit Termination Date.   Each
requested Borrowing of Revolving Loans funded on any Funding Date for Revolving Loans shall be (a) if Base Rate Loans, in a principal amount of at least $100,000 and in integral multiples of $100,000 in excess of that amount and (b) if Eurodollar Rate Loans, in a principal amount of at least $1,000,000 and in integral multiples of $100,000 in excess of that amount.

                  (ii) In the event the Revolving Credit Availability is less than zero, the Borrowers shall, without notice or demand of any kind, immediately make such repayments of the Protective Advances then outstanding, Swing Loans and Revolving Loans to the extent necessary to reduce the aggregate outstanding principal amount thereof to result in the Revolving Credit Availability equalling at least zero.

                  (b) Notice of Borrowing. When the Borrowers desire to borrow under this Section 2.02, they shall deliver to the Administrative Agent a Notice of Borrowing, signed by it, (i) on the Effective Date, in the case of a Borrowing of Revolving Loans on the Effective Date, (ii) no later than 11:00 a.m. (New York time) on the proposed Funding Date therefor, in the case of a Borrowing of Base Rate Loans after the Effective Date, and (iii) no later than 12:00 noon (New York time) at least three (3) Business Days in advance of the proposed Funding Date therefor, in the case of a Borrowing of Eurodollar Rate Loans. Such Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing,
(iii) the Revolving Credit Availability as of the date of such Notice of Borrowing, (iv) whether the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, (v) in the case of Eurodollar Rate Loans, the requested Eurodollar Interest Period and (vi) the Borrowers' instructions for the disbursement of the proceeds of the proposed Borrowing. In lieu of delivering such a Notice of Borrowing (except with respect to a Borrowing of Revolving Loans on the Effective Date), the Borrowers may give the Administrative Agent telephonic notice of any proposed Borrowing by the time required under this
Section 2.02(b), if the Borrowers confirm such notice by delivery of the required Notice of Borrowing to the Administrative Agent by facsimile transmission promptly, but in no event later than 5:00 p.m. (New York time) on the same day, the original of which facsimile copy shall be delivered to the Administrative Agent within three (3) days after the date of such transmission. Any Notice of Borrowing (or telephonic notice in lieu thereof) given pursuant to this Section 2.02(b) shall be irrevocable.

                  (c) Making of Revolving Loans. (i) Promptly after receipt of a Notice of Borrowing under Section 2.02(b) (or telephonic notice in lieu thereof), the Administrative Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed Borrowing. Each Revolving Lender shall deposit an amount equal to its Revolving Loan Pro Rata Share of the amount requested by the Borrowers to be made as Revolving Loans with the Administrative Agent at its office in New York, New York, in immediately available funds, (A) on the Effective Date with respect to the Borrowing of Revolving Loans on such date specified in the initial Notice of Borrowing and (B) not later than 12:00 noon (New York time) on any other Funding Date for Revolving Loans. Subject to the fulfillment of the conditions precedent set forth in Section 6.01 or Section 6.02, as applicable, the Administrative Agent shall make the proceeds of such amounts received by it available to the Borrowers at the Administrative Agent's office in New York, New York on such Funding Date (or on the date received if later than such Funding Date) and shall disburse such proceeds in accordance with the Borrowers' disbursement instructions set forth in the applicable Notice of Borrowing. The failure of any Revolving Lender to deposit the amount described above with the Administrative Agent on the applicable Funding Date shall not relieve any other Revolving Lender of its obligations hereunder to make its Revolving Loan on such Funding Date. In the event the conditions precedent set forth in Section 6.01 or 6.02, as applicable, are not fulfilled as of the proposed Funding Date for any Borrowing, the Administrative Agent shall promptly return, by wire transfer of immediately available funds, the amount deposited by each Revolving Lender to such Lender.

                  (ii) Unless the Administrative Agent shall have been notified by any Revolving Lender on the Business Day immediately preceding the applicable Funding Date in respect of any Borrowing of Revolving Loans that such Lender does not intend to fund its Revolving Loan requested to be made on such Funding Date, the Administrative Agent may assume that such Lender has funded its Revolving Loan and is depositing the proceeds thereof with the Administrative Agent on the Funding Date therefor, and the Administrative Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the Borrowers on the applicable Funding Date. If the Revolving Loan proceeds corresponding to that amount are advanced to the Borrowers by the Administrative Agent but are not in fact deposited with the Administrative Agent by such Lender on or prior to the applicable Funding Date, such Lender agrees to pay, and in addition the Borrowers jointly and severally agree to repay, to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of the Borrowers until the date such amount is paid or repaid to the Administrative Agent, (A) in the case of the Borrowers, at the interest rate applicable to such Borrowing and (B) in the case of such Lender, at the Federal Funds Rate for the first three (3) Business Days, and thereafter at the interest rate applicable to such Borrowing. If such Lender shall pay to the Administrative Agent the corresponding amount, the amount so paid shall constitute such Lender's Revolving Loan, and if both such Lender and the Borrowers shall pay and repay such corresponding amount, the Administrative Agent shall promptly pay to the Borrowers such corresponding amount. This Section 2.02(c)(ii) does not relieve any Revolving Lender of its obligation to make its Revolving Loan on any applicable Funding Date.

                  (d) Revolving Credit Termination Date. The Revolving Credit Commitments shall terminate on the Revolving Credit Termination Date. Each Revolving Lender's obligation to make Revolving Loans shall terminate on the Business Day next preceding the Revolving Credit Termination Date. All outstanding Revolving Credit Obligations with respect to issued Letters of Credit shall be paid in full (or, in the case of unmatured Letter of Credit Obligations with respect to issued Letters of Credit, provision for payment in cash shall be made to the satisfaction of the applicable Issuing Banks and the Requisite Lenders) (i) if the Revolving Credit Commitments are terminated pursuant to Section 4.01, on the Revolving Credit Termination Date, and (ii) otherwise, on the earlier to occur of (A) August 1, 2001 or, if not a Business Day, the next preceding Business Day, and
(B) the date of acceleration of the Obligations pursuant to Section 12.02.

                  2.03. Swing Loans. (a) Amount. Subject to the terms and conditions set forth in this Agreement, the Swing Lender, in its sole discretion, may from time to time after the Closing Date make loans to the Borrowers solely for the Swing Lender's own account (the "Swing Loans") up to an aggregate principal amount at any one time outstanding equal to the least of
(i) the Swing Loan Subfacility, (ii) the Revolving Credit Commitments then in effect and (iii) the Revolving Credit Availability as of the time such Swing Loans are requested (such least amount being referred to as the "Swing Loan Availability"). All Swing Loans shall be payable, together with accrued interest thereon, on the Swing Lender's demand therefor.

                  (b) Notice of Borrowing. When Borrowers desire to borrow under this Section 2.03, they shall make a telephonic request to the Administrative Agent (which shall be confirmed by a Notice of Borrowing, signed on its behalf, delivered to the Administrative Agent on the same day by facsimile transmission) no later than 3:00 p.m. (New York time). If a Swing Loan is made, it shall be made on the date of such Notice of Borrowing and such Notice of Borrowing shall specify (i) the amount of the proposed Borrowing,
(ii) the Swing Loan Availability as of the date of such Notice of Borrowing, and (iii) instructions for the disbursement of the proceeds of such proposed Borrowing.

                  (c) Making of Swing Loans. The Swing Lender shall have no duty to make or to continue to make Swing Loans at any time. In the event the Swing Lender determines to make any Swing Loan after Borrowers' request therefor, the Swing Lender shall make the proceeds of such Swing Loan available to the Borrowers at the Administrative Agent's office in New York, New York and shall disburse such proceeds in accordance with the Borrowers' disbursement instructions set forth in the applicable Notice of Borrowing. The Swing Lender shall not make any Swing Loan at any time if Swing Lender shall have received a written notice from any Lender or shall otherwise have actual knowledge before funding such Swing Loan that one or more of the conditions precedent set forth in Section 6.02 will not be satisfied on the proposed Funding Date for such Swing Loan, but the Swing Lender shall not otherwise be required to take any action to determine that the conditions precedent set forth in Section 6.02 have been satisfied prior to making any Swing Loan.

                  (d) Repayment of Swing Loans. (i) On the Business Day immediately following the receipt of proceeds of a Swing Loan, the Borrowers shall promptly deliver a Notice of Borrowing to the Administrative Agent requesting Revolving Loans (which shall initially be Base Rate Loans) pursuant to Section 2.02(b) in an amount equal to the amount of such Swing Loan and hereby authorizes the Administrative Agent to apply the proceeds of such Revolving Loans to the repayment of such Swing Loan; provided, however, that Borrowers shall not be required to deliver such Notice of Borrowing in the event such Swing Loan has been repaid in full prior to the time a Notice of Borrowing is required hereunder.

                  (ii) In the event that Borrowers shall have failed to repay any such Swing Loan within two (2) Business Days after the date such Swing Loan was made, the Swing Lender shall promptly demand payment thereof, and if such Swing Loan remains unpaid one (1) Business Day after such demand, and in any event upon request by such Swing Lender to the Administrative Agent and upon the Revolving Credit Termination Date, each Revolving Lender shall irrevocably and unconditionally purchase from such Swing Lender, without recourse or warranty, an undivided interest and participation in such Swing Loan to the extent of such Revolving Lender's Revolving Loan Pro Rata Share thereof. The aforesaid request by the Swing Lender shall be made by written notice to the Administrative Agent (which may be delivered by facsimile transmission) or telephone to the Administrative Agent (with written confirmation thereof by facsimile transmission), which notice shall specify a proposed purchase date and be delivered to the Administrative Agent no later than 12:00 noon at least one (1) Business Day in advance of such proposed purchase date. Promptly after receipt of such notice, the Administrative Agent shall notify the Revolving Lenders of the requested purchase and each Revolving Lender shall deposit an amount equal to its Revolving Loan Pro Rata Share of the applicable Swing Loan with the Administrative Agent at its office in New York, New York, in immediately available funds not later than 10:00 a.m. (New York time) on the proposed purchase date. The Administrative Agent shall thereupon (regardless of whether the conditions precedent set forth in Section 6.02 are then satisfied) remit such amount to the Swing Lender at the Administrative Agent's office in New York, New York in immediately available funds. If such amount is not made available by any Revolving Lender to the Administrative Agent for remittance to the Swing Lender as described above, the Swing Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with accrued interest thereon, for each day from the date of demand, at the Federal Funds Rate for the first three (3) days following the date such amount was due and thereafter at the Base Rate. The failure of any Revolving Lender to pay such amount to the Swing Lender shall not relieve any other Revolving Lender of its obligation to make the payment to be made by it. Upon the purchase of a Revolving

Lender of a participation in any Swing Loan pursuant to this Section 2.03(d), such Revolving Lender shall be deemed to have made a Revolving Loan in the amount of such participation, and such Swing Loan shall be deemed to have been repaid in such amount.

                  (iii)  Notwithstanding anything to the contrary in this
Section 2.03, Borrowers shall, whether or not the Swing Lender shall have made demand therefor, on the Revolving Credit Termination Date repay in full the principal amount of the Swing Loans then outstanding together with interest thereon.

                  (e) Use of Proceeds of Swing Loans. The proceeds of the Swing Loans may be used solely for working capital in the ordinary course of business of the Borrowers and their Subsidiaries.

                  2.04. Authorized Officers and Agents. On the Effective Date the Borrowers shall deliver, and from time to time thereafter the Borrowers may deliver, to the Administrative Agent an Officer's Certificate setting forth the names of the officers, employees and agents authorized to request Loans and Letters of Credit and to request a conversion/continuation of any Loan, in each instance containing a specimen signature of each such officer, employee or agent. The officers, employees and agents so authorized shall also be authorized to act for the Borrowers in respect of all other matters relating to the Loan Documents. The Administrative Agent, Co-Agents, Lenders and Issuing Banks shall be entitled to rely conclusively on such officer's, employee's, or agent's authority to request such Loan or Letter of Credit or such conversion/continuation until the Administrative Agent, Co-Agents, Lenders and Issuing Banks receive written notice to the contrary. None of the Administrative Agent, the Co-Agents, the Lenders, or the Issuing Banks shall have any duty to verify the authenticity of the signature appearing on any such Officer's Certificate, written Notice of Borrowing or Notice of Conversion/Continuation, or any other document, and, with respect to an oral request for such a Loan or Letter of Credit or such conversion/continuation, the Administrative Agent shall have no duty to verify the identity of any person representing himself or herself as one of the officers, employees or agents authorized to make such request or otherwise to act on behalf of the Borrowers. None of the Administrative Agent, any Co-Agent, any Lender or the Issuing Banks shall incur any liability to either Borrower or any other Person in acting upon any telephonic or facsimile notice referred to above which the Administrative Agent, such Co-Agent, such Lender, or such Issuing Bank believes to have been given by a duly authorized officer or other Person authorized to borrow on behalf of the Borrowers. Each Borrower acknowledges that disbursements of proceeds of Loans made in conformance with a Notice of Borrowing executed by such an authorized officer or





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
other Person authorized to borrow on behalf of the Borrowers shall constitute value to the Borrowers.

                  2.05. Use of Proceeds of Loans. The proceeds of the Loans made on the Closing Date were used to repay in full the Existing Senior Indebtedness, the Transaction Costs associated with the 1995 Credit Agreement, and for working capital in the ordinary course of Borrowers' and their Subsidiaries' businesses. The proceeds of the Tranche B Term Loans made on the Effective Date shall be used for working capital in the ordinary course of the Borrowers' and their Subsidiaries' businesses, for Capital Expenditures permitted to be made under the terms of this Agreement, and the Transaction Costs associated with execution and delivery of this Agreement. The proceeds of all other Loans, shall be used for working capital in the ordinary course of the Borrowers' and their Subsidiaries' businesses, for repayment of Swing Loans as provided in Section 2.03(d), or for other lawful general corporate purposes.

                                  ARTICLE III
                               LETTERS OF CREDIT

                  3.01. Letters of Credit. Subject to the terms and conditions set forth in this Agreement, each Issuing Bank hereby severally agrees to issue for the account of the Borrowers, or for the account of any of the Borrowers' Subsidiaries if the Borrowers are jointly and severally liable for reimbursement of amounts drawn under such Letter of Credit, one or more Letters of Credit, subject to the following provisions:

                  (a) Types and Amounts. No Issuing Bank shall have any obligation to issue, amend or extend, or shall issue, amend or extend, any Letter of Credit at any time:

                  (i) if the aggregate Letter of Credit Obligations with respect to such Issuing Bank, after giving effect to the issuance, amendment or extension of the Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;

                  (ii) if such Issuing Bank receives written notice from the Administrative Agent at or before 11:00 a.m. (New York time) on the date of the proposed issuance, amendment or extension of such Letter of Credit that (A) immediately after giving effect to the issuance, amendment or extension of such Letter of Credit, (I) the Letter of Credit Obligations at such time would exceed $5,000,000 or (II) the Revolving Credit Availability at such time would be less than zero, or (B) one or more of the conditions precedent contained in Sections
           6.01 or 6.02, as applicable, would not on such date be satisfied, unless such conditions are thereafter satisfied and written notice of such satisfaction is given to the Issuing Banks by the Administrative Agent (and the Issuing Banks shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Sections 6.01 or 6.02, as applicable, have been satisfied);

                  (iii)  which has an expiration date later than the earlier of
           (A) the date one (1) year after the date of issuance (without regard to any automatic renewal provisions thereof) or (B) the Business Day next preceding the scheduled Revolving Credit Termination Date;

                  (iv) which is in a currency other than a currency in which such Issuing Bank is then issuing letters of credit; or

                  (v) if the aggregate Dollar equivalent of the face amount of Letters of Credit issued in a currency other than

           Dollars, after giving effect to the issuance, amendment or extension of the requested Letter of Credit would exceed $5,000,000.

For purposes of the Dollar limitations set forth in clause (ii) above, all calculations thereof shall be determined, with respect to Letters of Credit denominated in a currency other than Dollars based on the Dollar equivalent of such currency at the exchange rate therefor as in effect on the date of determination.

                  (b) Conditions. In addition to being subject to the satisfaction of the conditions precedent contained in Sections 6.01 and 6.02, as applicable, the obligation of a given Issuing Bank to issue, amend or extend any Letter of Credit is subject to the satisfaction in full of the following conditions:

                  (i) if such Issuing Bank so requests, the Borrowers or, in the case of Letters of Credit issued for the account of any Subsidiary of a Borrower, the Borrowers and such Subsidiary shall have executed and delivered to such Issuing Bank and the Administrative Agent a Letter of Credit Reimbursement Agreement and such other documents and materials as may be required pursuant to the terms thereof; and

                  (ii) the terms of the proposed Letter of Credit shall be satisfactory to such Issuing Bank in its sole discretion.

                  (c) Issuance and Extension of Letters of Credit. (i) The Borrowers shall give the Issuing Banks and the Administrative Agent written notice that it has selected an Issuing Bank to issue a Letter of Credit, and, if applicable, that it desires to extend the expiry date of or otherwise amend a Letter of Credit, which notice shall be delivered not later than 11:00 a.m. (New York time) on the second (2nd) Business Day preceding the requested date for issuance, extension or amendment thereof under this Agreement, or such shorter notice as may be acceptable to the Issuing Banks and the Administrative Agent. Such notice shall be irrevocable unless and until such request is denied by the Issuing Bank selected and shall specify with respect to Letters of Credit to be issued:

                  (A) that the requested Letter of Credit is either a Commercial Letter of Credit or a Standby Letter of Credit,

                  (B) that such Letter of Credit is solely for the account of the Borrowers or the name of the Subsidiary of a Borrower which is jointly and severally applying for such Letter of Credit,

                  (C) the stated amount of the Letter of Credit requested in the currency in which the Letter of Credit is to be issued,

                  (D) the effective date (which shall be a Business Day) of issuance of such Letter of Credit,

                  (E) the date on which such Letter of Credit is to expire (which shall be a Business Day and no later than the Business Day immediately preceding the scheduled Revolving Credit Termination
           Date),

                  (F) the Person for whose benefit such Letter of Credit is to be issued,

                  (G) other relevant terms of such Letter of Credit,

                  (H) the Revolving Credit Availability at such time, and

                  (I) the amount of the then outstanding Letter of Credit Obligations;

and, with respect to Letters of Credit to be amended or extended, as applicable:

                  (A) the letter of credit reference number or other identifying information with respect to such Letter of Credit,

                  (B) the date (which shall be a Business Day) of amendment or extension of such Letter of Credit,

                  (C) the new expiry date of such Letter of Credit (which shall be a Business Day no later than the Business Day immediately preceding the scheduled Revolving Credit Termination Date),

                  (D) the relevant terms of the Letter of Credit to be amended, and

                  (E) the amount, if any by which the Revolving Credit Commitments at such time exceeds the Revolving Credit Obligations at such time.

The applicable Issuing Bank shall notify the Administrative Agent immediately upon receipt of a written notice from the Borrowers requesting that a Letter of Credit be issued, or that an existing Letter of Credit be extended or amended and, upon the Administrative Agent's request therefor, send a copy of such notice to the Administrative Agent.

                  (ii) The applicable Issuing Bank shall give (A) the Administrative Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance, amendment or extension of a Letter of Credit and (B) promptly after issuance thereof, provide the Administrative Agent with a copy of each Letter of Credit issued and each amendment thereto.

                  (d)  Reimbursement Obligations; Duties of the Issuing Bank.
(i) Notwithstanding any provisions to the contrary in any Letter of Credit Reimbursement Agreement:

                  (A) the Borrowers shall reimburse, or cause the Subsidiary for whose account a Letter of Credit is issued to reimburse, the respective Issuing Bank for amounts drawn under such Letter of Credit issued by it, in the currency in which such Letter of Credit was issued, no later than the date (the "Reimbursement Date") which is the earlier of (I) the time specified in the applicable Letter of Credit Reimbursement Agreement and (II) one (1) Business Day after the Borrowers (or either of them) receive written notice from such Issuing Bank that payment has been made under such Letter of Credit by such Issuing Bank; and

                  (B) all Reimbursement Obligations with respect to any Letter of Credit shall bear interest at the rate applicable to Base Rate Loans in accordance with Section 5.01(a) from the date of the relevant drawing under such Letter of Credit until the Reimbursement Date and thereafter at the rate applicable to Base Rate Loans in accordance with Section 5.01(d).

                  (ii) The applicable Issuing Bank shall give the Administrative Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of all drawings under a Letter of Credit issued by it and the payment (or the failure to pay when due) by the Borrowers or the applicable Subsidiary on account of a Reimbursement Obligation.

                  (iii) No action taken or omitted in good faith by an Issuing Bank under or in connection with any Letter of Credit issued by it shall put such Issuing Bank under any resulting liability to any Lender, the Borrowers or any of their Subsidiaries or, so long as it is not issued in violation of
Section 3.01(a), relieve any Lender of its obligations hereunder to such Issuing Bank, unless such action or omission amounts to gross negligence or wilfull misconduct on the part of such Issuing Bank. Solely as between an Issuing Bank and the Lenders, in determining whether to pay under any Letter of Credit, the Issuing Bank having issued such Letter of Credit shall have no obligation to the Lenders other than to confirm that any documents required to be delivered under a respective Letter of

Credit appear to have been delivered and that they appear on their face to comply with the requirements of such Letter of Credit.

                  (e) Participations. (i) Immediately upon issuance by an Issuing Bank of any Letter of Credit in accordance with the procedures set forth in this Section 3.01 and immediately upon conversion of a letter of credit of an Issuing Bank to a Letter of Credit pursuant to Section 3.02, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation in such Letter of Credit to the extent of such Lender's Revolving Loan Pro Rata Share, including, without limitation, all obligations of the Borrowers and their Subsidiaries with respect thereto (other than amounts owing to such Issuing Bank under Section 3.01(g)) and any security therefor and guaranty pertaining thereto.

                  (ii) If an Issuing Bank makes any payment under any Letter of Credit issued by it and the Borrowers or the Subsidiary for whose account the Letter of Credit was issued does not repay such amount to such Issuing Bank on the Reimbursement Date, such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender, and each Revolving Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank, in immediately available funds, the amount of such Lender's Revolving Loan Pro Rata Share of such payment, and the Administrative Agent shall promptly pay to such Issuing Bank such amounts received by it, and any other amounts received by the Administrative Agent for such Issuing Bank's account, pursuant to this Section 3.01(e). All amounts so paid to Issuing Banks shall be deemed to constitute Revolving Loans. If a Revolving Lender does not make its Revolving Loan Pro Rata Share of the amount of such payment available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent for the account of the applicable Issuing Bank, forthwith on demand, such amount together with interest thereon, for the first three (3) Business Days after the date such payment was first due at the Federal Funds Rate, and thereafter at the interest rate then applicable to Base Rate Loans in accordance with Section 5.01(a). The failure of any Revolving Lender to make available to the Administrative Agent for the account of such Issuing Bank its Revolving Loan Pro Rata Share of any such payment shall neither relieve any other Revolving Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank such other Lender's Revolving Loan Pro Rata Share of any payment on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Administrative Agent.

                  (iii) Whenever an Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which the Administrative Agent has previously received payments from any Lender for the account of such Issuing Bank pursuant to this Section 3.01(e), such Issuing Bank shall promptly pay to the Administrative Agent and the Administrative Agent shall promptly pay to such Lender an amount equal to such Lender's Revolving Loan Pro Rata Share of such payment. Each such payment shall be made by an Issuing Bank or the Administrative Agent, as the case may be, on the Business Day on which such Person receives the funds paid to such Person pursuant to the preceding sentence, if received prior to 11:00 a.m. (New York time) on such Business Day, and otherwise on the next succeeding Business Day.

                  (iv) Upon the request of any Revolving Lender, the Issuing Banks shall furnish such Lender copies of any Letter of Credit or Letter of Credit Reimbursement Agreement to which the Issuing Banks are a party and such other documentation as reasonably may be requested by such Revolving Lender.

                  (v) The obligations of a Revolving Lender to make payments to the Administrative Agent for the account of an Issuing Bank with respect to a Letter of Credit, or of the Borrowers to pay the Reimbursement Obligations, shall be irrevocable, shall not be subject to any qualification or exception whatsoever except willful misconduct or gross negligence of such Issuing Bank, and shall be honored in accordance with this Article III (irrespective of the satisfaction of the conditions described in Sections 6.01 and 6.02, as applicable) under all circumstances, including, without limitation, any of the following circumstances:

                  (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                  (B) the existence of any claim, setoff, defense or other right which either Borrower or a Subsidiary of either Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of a beneficiary named in a Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Co-Agent, any Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying trans actions between the account party and beneficiary named in any Letter of Credit);

                  (C) any draft, certificate or any other document presented under the Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                  (E) any failure by any Issuing Bank to make any reports required pursuant to Section 3.01(d)(ii) or the inaccuracy of any such report; or

                  (F) the occurrence of any Event of Default or Potential Event of Default or termination of the Commitments.

                  (f) Payment of Reimbursement Obligations. (i) The Borrowers jointly and severally unconditionally agree to pay, or cause the Subsidiary for whose account a Letter of Credit is issued to pay, to the Issuing Bank issuing such Letter of Credit, the amount of all Reimbursement Obligations, interest and other amounts payable to such Issuing Bank under or in connection with such Letters of Credit when such amounts are due and payable, irrespective of any claim, setoff, defense or other right which either Borrower or any such Subsidiary may have at any time against an Issuing Bank or any other Person.

                  (ii) In the event any payment by the Borrowers (or either of them) or such Subsidiary received by an Issuing Bank with respect to a Letter of Credit and distributed by the Administrative Agent to the Revolving Lenders on account of their participations therein is thereafter set aside, avoided or recovered from such Issuing Bank in connection with any receiver ship, liquidation or bankruptcy proceeding, each Revolving Lender which received such distribution shall, upon demand by such Issuing Bank, contribute such Lender's Revolving Loan Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by such Issuing Bank upon the amount required to be repaid by it.

                  (iii) All payments of Reimbursement Obligations, (A) if made to or for the account of an Issuing Bank, shall be made in the currency in which the related Letter of Credit was issued and (B) if made to or for the account of the Revolving Lenders, shall be made in the then Dollar equivalent of the Reimbursement Obligation.

                  (g) Issuing Bank Charges. The Borrowers shall pay, or cause the Subsidiary for whose account a Letter of Credit is issued to pay, to the Issuing Bank issuing such Letter of Credit, solely for its own account, the standard charges assessed by such Issuing Bank in connection with the issuance, administration, amendment and payment or cancellation of Letters of Credit and such compensation in respect of such Letters of Credit for the Borrowers' or such Subsidiary's account, as applicable, as may be agreed upon by the Borrowers and such Issuing Bank from time to time.

                  (h) Indemnification; Exoneration. (i) In addition to all other amounts payable to the Issuing Banks, the Borrowers hereby jointly and severally agree to defend, indemnify, and save the Administrative Agent, the Co-Agents, each Issuing Bank and each Lender harmless from and against any and all claims, demands, liabilities, penalties, damages, losses (other than loss of profits), costs, charges and expenses (including reasonable attorneys' fees but excluding taxes) which the Administrative Agent, Co-Agents, such Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit other than as a result of the gross negligence or willful misconduct of an Issuing Bank, as determined by a court of competent jurisdiction, or (B) the failure of the Issuing Bank issuing a Letter of Credit to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

               (ii) As between the Borrowers and any of their Subsidiaries for whose account a Letter of Credit is issued on the one hand and the Administrative Agent, the Co-Agents, the Lenders and the Issuing Banks on the other hand, the Borrowers assume all risks of the acts and omissions of, or misuse of Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit Reimbursement Agreements, no Issuing Bank, Lender, or Co-Agent, nor the Administrative Agent, shall be responsible for:
(A) the form, validity, legality, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity, legality or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
(C) failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (H) any consequences arising from causes beyond the control of the Administrative Agent, the Co-Agents, the Issuing Banks or the Lenders.

                  3.02. Transitional Provisions. SCHEDULE 3.02 contains a schedule of certain letters of credit issued prior to the Closing Date by Citibank for the account of a Borrower or for the account of a Subsidiary of a Borrower with respect to which a Borrower is jointly and severally liable for reimbursement of amounts drawn under such letter of credit. Such letters of credit automatically on the Closing Date, and without further action of the parties thereto, shall be converted into Letters of Credit and be deemed issued pursuant to this Section 3.02 and subject to the provisions hereof other than the provisions of Section 5.03(a) pertaining to the payment of a Fronting Fee upon issuance. The undrawn face amount of such letters of credit have been included in the calculation of Letter of Credit Obligations and all liabilities of the Borrowers with respect to such letters of credit constitute Obligations.

                  3.03. Obligations Several. The obligations of each Issuing Bank and Revolving Lender under this Article III are several and not joint, and neither shall any Issuing Bank be responsible for the obligation of any Lender to participate in Letters of Credit issued hereunder nor shall any Lender be responsible for the obligation of any Issuing Bank to issue Letters of Credit hereunder or for the obligation of any other Lender to participate in Letters of Credit issued hereunder.

                  3.04. Multicurrency Provisions. Borrowers shall at all times bear the risk of fluctuations in the exchange rate with respect to Letters of Credit issued in currencies other than Dollars. For purposes of determination of the Letter of Credit Obligations with respect to such Letters of Credit, the Dollar equivalent of the currency in which any non-Dollar Letter of Credit is issued shall be determined as of the date of issuance, amendment, extension or renewal thereof, the date on which the Reimbursement Obligation with respect thereto is due, and the date on which any judgment is entered by a court of competent jurisdiction with respect thereto. In the event of a fluctuation in the exchange rate applicable to any Reimbursement Obligation which is to be paid to Revolving Lenders, the Borrowers shall pay, on the Administrative Agent's demand therefor, the amount of any difference between the exchange rate applicable to the subject Letter of Credit as of the then most recent date of issuance, amendment, extension or renewal and the exchange rate applicable as of the date on which the Reimbursement Obligation with respect thereto is due or the date on which a judgment is issued as aforesaid and the Administrative Agent shall remit such amount to the Revolving Lenders.

                  3.05. Nature of Duties; Revolving Lender Indemnification. Except to the extent expressly set forth in this Agreement or in the other Loan Documents to which it is a party, no Issuing Bank shall have any duties or responsibilities to the Borrowers, their Subsidiaries, or the Lenders or Administrative Agent nor any fiduciary relationship in respect of any such Persons. To the extent any Issuing Bank is required to be indemnified by the Borrowers but is not so indemnified, the Revolving Lenders will indemnify such Issuing Bank therefor in proportion to each Revolving Lender's Revolving Loan Pro Rata Share.

                                   ARTICLE IV
                            PAYMENTS AND PREPAYMENTS

                  4.01.  Prepayments; Reductions in Commitments.

                   (a) Voluntary Prepayments/Reductions. (i) Notice. The Borrowers may, upon at least three (3) Business Days' prior written notice to the Administrative Agent (which the Administrative Agent shall promptly transmit to each Lender), at any time and from time to time, prepay the Term Loans and Tranche B Term Loans which are Base Rate Loans, in whole or in part. Term Loans and Tranche B Term Loans which are Eurodollar Rate Loans may be prepaid in whole or in part upon at least three (3) Business Days' prior written notice to the Administrative Agent (which the Administrative Agent shall promptly transmit to each Lender), (A) on the expiration date of the then applicable Eurodollar Interest Period therefor, and (B) on any other date upon payment of the amounts described in Section 5.02(f) and Section 14.05. The Borrowers may, upon prior written notice to the Administrative Agent by 11:00 a.m. (New York time) on the proposed prepayment date, at any time and from time to time, prepay Revolving Loans and Swing Loans in whole or in part, without premium or penalty (except as provided in Article XIV), and if such prepayment is a partial prepayment, in an aggregate amount of $100,000 and integral multiples of $100,000 in excess of that amount. Any notice of prepayment given to the Administrative Agent under this Section 4.01(a)(i) shall specify the date (which shall be a Business Day) of prepayment, the aggregate principal amount of the prepayment and any allocation of such amount among Base Rate Loans and Eurodollar Rate Loans. When notice of prepayment is delivered as provided herein, the principal amount of the Loans specified in the notice shall become due and payable on the prepayment date specified in such notice.

                  (ii) Amount; Application; Term Loan Commitment Reduction. Unless the aggregate outstanding principal balance of the Term Loans and Tranche B Term Loans is to be prepaid in full, voluntary prepayments of the Term Loans and Tranche B Term Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. Each voluntary prepayment of the Term Loans and Tranche B Term Loans shall be applied to the unpaid installments of the Term Loans and Tranche B Term Loans ratably and in the order of maturity, shall be allocated first to Term Loans and Tranche B Term Loans which are Base Rate Loans until paid in full and then to Term Loans and Tranche B Term Loans which are Eurodollar Rate Loans, and shall permanently reduce the Term Loan Commitment of each Term Lender proportionately in accordance with its Term Loan Pro Rata Share and Tranche B Term Loan Pro Rata Share.

                  (iii) Voluntary Revolving Credit Commitment Reductions. The Borrowers, upon at least three (3) Business Days' prior written notice to the Administrative Agent (which the Administrative Agent shall promptly transmit to each Lender), shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part the Revolving Credit Commitments; provided that the Borrowers shall have made whatever payment may be required to reduce the Revolving Credit Obligations to an amount less than or equal to the Revolving Credit Commitments as reduced or terminated. Any partial reduction of the Revolving Credit Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount, and shall reduce the Revolving Credit Commitment of each Revolving Lender proportionately in accordance with its Revolving Loan Pro Rata Share. Any notice of termination or reduction given to the Administrative Agent under this Section 4.01(a)(iii) shall specify the date (which shall be a Business
Day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof. When notice of termination or reduction is delivered as provided herein, the principal amount of the Revolving Loans specified in the notice shall become due and payable on the date specified in such notice.

                  (iv) Prepayment Fee. The prepayments and payments in respect of reductions and terminations described in clauses (i) and (iii) of this Section 4.01(a) may be made without premium or penalty (except as provided in Article XIV).

                  (b)  Mandatory Prepayments/Reductions.

                  (i) Net Cash Proceeds of Sale. Within three (3) Business Days after receipt by either Borrower or any Subsidiary of a Borrower of any Net Cash Proceeds of Sale, the Borrowers shall make or cause to be made a mandatory prepayment of the Obligations in an amount equal to one hundred percent (100%) of such Net Cash Proceeds of Sale which, when combined with all other Net Cash Proceeds of Sale received in the same Fiscal Year, exceeds $150,000 in the aggregate; provided, however, that notwithstanding the foregoing, (A) one-third of the Net Cash Proceeds of Sale from the sale of Real Property of Adams Industries, Inc. located in Suffield, Connecticut shall be required to be remitted as a mandatory prepayment of the Obligations, (B) that portion of the Net Cash Proceeds of Sale from the sale of Real Property of Matrix Aviation, Inc. located in Wichita, Kansas which exceeds $150,000 shall be required to be remitted as a mandatory prepayment of the Obligations, and
(C) no portion of the Net Cash Proceeds of Sale from the sale of Banner's Investment in Scorpio Acquisition Company Ltd. shall be required to be remitted as a mandatory prepayment of the Obligations.

                  (ii) Excess Cash Flow. Within one hundred (100) days after the end of each Fiscal Year ending in 1997 and thereafter, the Borrowers shall
(a) calculate Excess Cash Flow for such Fiscal Year and (b) make a mandatory prepayment in an amount equal to the amount by which (A) seventy-five percent (75%) of (1) Banner's cumulative Excess Cash Flow minus (2) the Excess Cash Flow Basket exceeds (B) the aggregate of all amounts previously paid under this
Section 4.01(b)(ii); provided that no Excess Cash Flow prepayment made shall be subject to any refund by the Lenders to the Borrowers as a result of any subsequent calculation of Excess Cash Flow.

                  (iii) Net Cash Proceeds of Issuance of Equity Securities or Indebtedness. Within three (3) Business Days after receipt by a Borrower or any Subsidiary of a Borrower of any Net Cash Proceeds of Issuance of Equity Securities or Indebtedness, the Borrowers shall make or cause to be made a mandatory prepayment in an amount equal to seventy-five percent (75%) of such Net Cash Proceeds of Issuance of Equity Securities or Indebtedness.

                  (iv) No Waiver or Consent. Nothing in this Section 4.01(b) shall be construed to constitute the Lenders' consent to any transaction referenced in clauses (i) and (iii) above which is not expressly permitted by
Article X.

                  (v) Notice. The Borrowers shall give the Administrative Agent prior written notice or telephonic notice promptly confirmed in writing (each of which the Administrative Agent shall promptly transmit to each Lender), when a Designated Prepayment will be made (which date of prepayment shall be no later than the date on which such Designated Prepayment becomes due and payable pursuant to this Section 4.01(b)). Each such notice delivered with respect to a Designated Prepayment described in Section 4.01(b)(i) shall be accompanied by an Officer's Certificate executed by the chief financial officer, vice-president of finance, treasurer or controller of Banner setting forth in reasonable detail a calculation of the amount of such Designated Prepayment. Within one hundred (100) days after the end of each Fiscal Year, Borrowers shall deliver, with respect to a Designated Prepayment described in
Section 4.01(b)(ii), an Officer's Certificate executed by the chief financial officer, vice-president of finance, treasurer or controller of Banner setting forth in reasonable detail the calculation required to be made to determine whether any Designated Prepayment from Excess Cash Flow shall be made.

                  (vi) Application of Designated Prepayments. Designated Prepayments shall be allocated and applied to the Obligations as follows:

                  (A) the amount of each Designated Prepayment shall be applied to the unpaid installments of the Term Loans and Tranche B Term Loans ratably to all the Term Loans and Tranche B Term Loans based on the relative outstanding principal balances thereof as of the date of application, with amounts applied to each Term Loan or Tranche B Term Loan being applied ratably across all installments thereof and each application being made first to the Loans which are Base Rate Loans until paid in full and then to Loans which are Eurodollar Rate Loans and shall permanently reduce the Term Loan Commitment of each Term Lender proportionately in accordance with its Term Loan Pro Rata Share and Tranche B Term Loan Pro Rata Share;

                  (B) following the payment in full of the Term Loans and Tranche B Term Loans, the remaining balance of each Designated Prepayment shall be applied to the outstanding Revolving Loans and shall permanently reduce the Revolving Credit Commitment of each Revolving Lender proportionately in accordance with its Revolving Loan Pro Rata Share;

                  (C) following the payment in full of the Revolving Loans, the remaining balance of each Designated Prepayment shall be applied to the Letter of Credit Obligations (or, to the extent such Letter of Credit Obligations are contingent, deposited in the Cash Collateral Account to provide Cash Collateral in respect of such Letter of Credit Obligations); and

                  (D) following the application to the Letter of Credit Obligations described in clause (C) above, the remaining balance of each Designated Prepayment shall be applied to all other Obligations then outstanding in the order provided in Section 4.02(b)(i).

To the extent that the amount of the Designated Prepayments exceeds the outstanding Obligations prepaid or repaid thereby, the amount of such excess shall be disbursed in accordance with the Borrowers' written instructions to the Administrative Agent.

                  (vii) Permanent Reduction. Upon the prepayment of Revolving Loans pursuant to this Section 4.01(b), the Revolving Credit Commitments, automatically and permanently, shall be reduced by the amount of such prepayment.

                  4.02. Payments. (a) Manner and Time of Payment. All payments of principal of and interest on the Loans and Reimbursement Obligations and other Obligations (including, without limitation, fees and expenses) which are payable to the Administrative Agent, the Co-Agents, the Lenders or the Issuing

Banks shall be made without condition or reservation of right, and, with respect to payments made other than from application of deposits in the Concentration Account, in immediately available funds, delivered to the Administrative Agent (or, in the case of Reimbursement Obligations, to the applicable Issuing Bank(s)) not later than 3:00 p.m. (New York time) on the date and at the place due, to such account of the Administrative Agent (or the applicable Issuing Bank) as it may designate, for the account of the Administrative Agent, the Co-Agents, the Lenders or the applicable Issuing Bank, as the case may be; and funds received by the Administrative Agent, including, without limitation, funds in respect of any Revolving Loans to be made on that date, not later than 3:00 p.m. (New York time) on any given Business Day shall be credited against payment to be made that day and funds received by the Administrative Agent after that time shall be deemed to have been paid on the next succeeding Business Day. Payments actually received by the Administrative Agent for the account of the Co-Agents, the Lenders, the Issuing Banks, or any of them, shall be paid to them by the Administrative Agent promptly after receipt thereof.

                  (b) Apportionment of Payments. (i) Subject to the provisions of Section 4.01 and Section 4.02(b)(v), all payments of principal and interest in respect of outstanding Loans, all payments in respect of Reimbursement Obligations, all payments of fees and all other payments in respect of any other Obligations, shall be allocated among such of the Lenders and the Issuing Banks as are entitled thereto, in proportion to their respective Revolving Loan Pro Rata Shares, Term Loan Pro Rata Shares, Tranche B Term Loan Pro Rata Shares, or otherwise as provided herein. Except as provided in Section 4.02(b)(ii) with respect to payments and proceeds of Collateral received after the occurrence of an Event of Default, all such payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrowers shall be applied:

           (A) FIRST, to pay principal of and interest on any portion of the Revolving Loans which the Administrative Agent may have advanced on behalf of any Revolving Lender other than Citicorp for which the Administrative Agent has not then been reimbursed by such Lender or the Borrowers,

           (B) SECOND, to pay principal of and interest on any Protective Advance for which the Administrative Agent has not then been paid by the Borrowers or reimbursed by the Revolving Lenders,

           (C) THIRD, to pay principal of and accrued interest on any Swing Loans then outstanding,

           (D) FOURTH, to pay the principal of the Term Loans, Tranche B Term Loans, and Revolving Loans then due and payable in the order described hereinbelow and interest on such Loans then due and payable, ratably, based on the then outstanding balances of such Loans,

           (E) FIFTH, to pay all other Obligations then due and payable, ratably, and

           (F)    SIXTH, as the Borrowers so designate.

                  (ii) After the occurrence of an Event of Default and while the same is continuing, the Administrative Agent shall apply all payments in respect of any Obligations and all proceeds of Collateral in the following order:

           (A) FIRST, to pay principal of and interest on any portion of the Revolving Loans which the Administrative Agent may have advanced on behalf of any Revolving Lender other than Citicorp for which the Administrative Agent has not then been reimbursed by such Lender or the Borrowers;

           (B) SECOND, to pay principal of and interest on any Protective Advance for which the Administrative Agent has not then been paid by the Borrowers or reimbursed by the Revolving Lenders;

           (C) THIRD, to pay principal of and interest on any Swing Loan then outstanding;

           (D) FOURTH, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Administrative Agent;

           (E) FIFTH, to pay principal of and interest on Letter of Credit Obligations (or, to the extent such Obligations are contingent, deposited in the Cash Collateral Account to provide Cash Collateral in respect of such Obligations);

           (F) SIXTH, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Co-Agents, the Lenders and the Issuing Banks;

           (G) SEVENTH, to pay interest due in respect of the Loans, ratably, in accordance with the Lenders' respective Pro Rata Shares;

           (H) EIGHTH, to the ratable payment or prepayment of (1) principal outstanding on all Loans with application to installments on the Term Loans and Tranche B Term Loans in the inverse order of maturity and (2) Hedge Agreements to which any of the Lenders or any Affiliate of any of the Lenders is a party; and

           (I)  NINTH, to the ratable payment of all other Obligations.

With respect to clause (i) above, all principal and interest payments and applications of proceeds of Collateral in respect of Term Loans, Tranche B Term Loans, and Revolving Loans shall be applied FIRST, ratably, to the Term Loans and Tranche B Term Loans (to installments and accrued interest then due and payable, ratably, in accordance with the Term Lenders' respective Term Loan Pro Rata Shares and Tranche B Term Loan Pro Rata Shares) and SECOND, to the Revolving Loans and accrued interest thereon ratably, in accordance with the Revolving Lenders' respective Revolving Loan Pro Rata Shares; in either case, FIRST, to repay outstanding Base Rate Loans and THEN to repay outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Eurodollar Interest Periods being repaid prior to those which have later expiring Eurodollar Interest Periods. Application shall be made, in each instance where principal and interest are designated, FIRST, to interest until paid in full and THEN, to principal. The order of priority set forth in this
Section 4.02(b) and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent, the Co-Agents, the Lenders, the Issuing Banks and other Holders as among themselves.

                  (iii) The Administrative Agent, in its sole discretion, subject only to the terms of this Section 4.02(b)(iii), may pay from the proceeds of Revolving Loans made to the Borrowers pursuant to Section 2.02 or a deemed request as provided in this Section 4.02(b)(iii), all amounts payable by the Borrowers hereunder, including, without limitation, amounts payable with respect to payments of principal, interest, Reimbursement Obligations and fees and all reimbursements for expenses pursuant to Section 15.02. The Borrowers hereby irrevocably authorize the Revolving Lenders to make Revolving Loans, which Revolving Loans shall be Base Rate Loans, in each case, upon notice from the Administrative Agent as described in the following sentence for the purpose of paying principal, interest, Reimbursement Obligations and fees due from the Borrowers, reimbursing expenses pursuant to Section 15.02 and paying any and all other amounts due and payable by the Borrowers hereunder or under the Notes, and agrees that all such Revolving Loans so made shall be deemed to have been requested by it pursuant to Section 2.02 as of the date of the aforementioned notice. The Administrative Agent shall request Revolving Loans on behalf of the Borrowers as described in the preceding sentence by notifying the Revolving Lenders by telecopy, telegram or other similar form of transmission (which notice the Administrative Agent shall thereafter promptly transmit to the Borrowers), of the amount and Revolving Loan Funding Date of the proposed Borrowing and that such Borrowing is being requested on the Borrowers' behalf pursuant to this Section 4.02(b)(iii). On the proposed Funding Date for such Revolving Loan, the Revolving Lenders shall make the requested Revolving Loans in accordance with the procedures and subject to the conditions specified in Section 2.02.

                  (iv) Subject to Section 4.02(b)(v), the Administrative Agent shall promptly distribute to each Lender and Issuing Bank at its primary address set forth on the appropriate signature page hereof or the signature page to the Assignment and Acceptance by which the Lender became a Lender, or at such other address as a Lender, Issuing Bank or other Holder may request in writing, such funds as such Person may be entitled to receive; provided that the Administrative Agent shall under no circumstances be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Holder and may suspend all payments or seek appropriate relief (including, without limitation, instructions from the Requisite Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby.

                  (v) In the event that any Revolving Lender fails to fund its Revolving Loan Pro Rata Share of any Revolving Loan requested by the Borrowers which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Revolving Loan being hereinafter referred to as a "Non Pro Rata Loan"), until the earlier of such Lender's cure of such failure and the termination of the Revolving Credit Commitments, the proceeds of all amounts thereafter repaid to the Administrative Agent by the Borrowers and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrowers by the Administrative Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

                  (A) the foregoing provisions of this Section 4.02(b)(v) shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 5.01(c);

                  (B) a Revolving Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Revolving Loan at such time as an amount equal to such Lender's original Revolving Loan Pro Rata Share of the requested principal portion of such Revolving Loan is fully funded to the Borrowers, whether made by such Lender itself or by operation of the terms of this Section 4.02(b)(v), and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

                  (C) amounts advanced to the Borrowers to cure, in full or in part, any such Lender's failure to fund its Revolving Loan Pro Rata Share of any Revolving Loan ("Cure Loans") shall bear interest at the rate in effect from time to time pursuant to Section 5.01 and for all other purposes of this Agreement shall be treated as if they were Base Rate Loans; and

                  (D) regardless of whether or not an Event of Default has occurred or is continuing, and notwithstanding the instructions of the Borrowers as to its desired application, all repayments of principal which, in accordance with the other terms of this Section 4.02, would be applied to the outstanding Revolving Loans which are Base Rate Loans shall be applied FIRST, ratably to all such Base Rate Loans constituting Non Pro Rata Loans, SECOND, ratably to such Base Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, THIRD, ratably to such Base Rate Loans constituting Cure Loans.

                  (c) Payments on Non-Business Days. Whenever any payment to be made by the Borrowers hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day (except as set forth in Section 5.02(b)(iii) with respect to payments due on the next preceding Business Day), and any such extension of time shall be included in the computation of the payment of interest and fees hereunder.

                  4.03.  Promise to Repay; Evidence of Indebtedness.

                  (a) Promise to Repay. The Borrowers hereby jointly and severally agree to pay when due the principal amount of each Loan which is made to either of them, and further jointly and severally agree to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the Notes. The Borrowers shall execute and deliver to each Tranche B Term Lender on the Effective Date one or more Notes (as applicable) evidencing the Tranche B Term Loans made or to be made by such Lender. The Borrowers shall execute and deliver such other Notes as are necessary to evidence Loans owing to the Lenders after giving effect to any assignment thereof pursuant to
Section 15.01.

                  (b) Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "Loan Account") evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes.

                  (c) Control Account. The Register maintained by the Administrative Agent pursuant to Section 15.01(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the type of Loan comprising such Borrowing and any Eurodollar Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder or under the Notes, and (iv) the amount of any sum received by the Administrative Agent from the Borrowers hereunder and each Lender's share thereof.

                  (d) Entries Binding. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error.

                  4.04. Proceeds of Collateral; Concentration Account Arrangements. The Borrowers shall establish and maintain, and shall cause their Subsidiaries to establish and maintain, Collection Accounts into which all collections of Receivables shall be deposited and transferred to the Concentration Account as and when provided in the Collection Account Agreements. Borrowers shall cause all proceeds of Collateral to be deposited in a Collection Account or pursuant to other similar arrangements for the collection of such amounts established by the Borrowers and the Administrative Agent. All collections of Receivables and proceeds of Collateral which are received directly by the Borrowers or any Subsidiary of a Borrower shall be deemed to have been received by the Borrowers or such Subsidiary as the Administrative Agent's trustee and, upon the Borrowers' or such Subsidiary's receipt thereof after the occurrence and during the continuance of an Event of Default, the Borrowers shall immediately transfer or cause to be transferred, all such amounts into the Concentration Account in their original form. All collections of Receivables, all payments, and all proceeds of other Collateral received by the Administrative Agent, whether through payment, disbursement from the Concentration Account in accordance with the terms of the Concentration Account Agreement governing the same, or otherwise, will be the sole property of the Administrative Agent, and will be held by the Administrative Agent, for the benefit of the Holders (i) for application to the Obligations pursuant to Section 4.02 and (ii) thereafter, as Cash Collateral for the Obligations, subject to the rights of the Administrative Agent set forth in Section 4.06.

                  4.05. Cash Collateral Account. (a) Investments. If requested by the Borrowers, the Administrative Agent shall, so long as no Event of Default shall have occurred and be continuing, from time to time invest funds on deposit in the Cash Collateral Account and accrued interest thereon, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from any such Investments, in each case in such Cash Equivalents as the Borrowers may select. Such funds, interest, proceeds or income which are not so invested or reinvested in Cash Equivalents shall, except as otherwise provided in Section 4.05(b) and Section 4.06, be deposited and held by the Administrative Agent in the Cash Collateral Account. None of the Administrative Agent, any Co-Agent, any Lender or any Issuing Bank shall be liable to the Borrowers for, or with respect to, any decline in value of amounts on deposit in the Cash Collateral Account which shall have been invested pursuant to this Section 4.05(a) at the direction of the Borrowers. Cash Equivalents from time to time purchased and held pursuant to this Section 4.05(a) shall constitute Cash Collateral and shall, for purposes of this Agreement, be deemed to be part of the funds held in the Cash Collateral Account in amounts equal to their respective outstanding principal amounts.

                  (b) Withdrawal Rights. Neither the Borrowers nor any Person or entity claiming on behalf of or through a Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account, except that, upon the later to occur of (i) the expiration or termination of all of the Letters of Credit in accordance with their respective terms and (ii) the payment in full in cash of the Obligations, any funds remaining in the Cash Collateral Account shall be returned by the Administrative Agent to the Borrowers or paid to whomever may be legally entitled thereto.

                  (c) Additional Deposits. If at any time the Administrative Agent determines that any funds held in the Cash Collateral Account are subject to any interest, right, claim or Lien of any Person other than the Administrative Agent, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the Cash Collateral Account, an amount equal to the amount of funds subject to such interest, right, claim or Lien.

                  (d) Reasonable Care. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own like property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Borrowers and shall constitute Obligations hereunder.

                  4.06. Post-Default Withdrawals from the Concentration Account and Cash Collateral Account. Notwithstanding any other provision of this Agreement or any other agreement governing the Concentration Account, from and after the occurrence of an Event of Default and for so long as the same is continuing unwaived, neither Borrower nor any Person or entity claiming on behalf of or through a Borrower shall have any right to withdraw any of the funds held in the Concentration Account, all of which rights shall be rights of the Administrative Agent as more particularly described in the Concentration Account Agreement. The Administrative Agent may, at any time after the occurrence and during the continuance of an Event of Default, sell or cause to be sold any Cash Equivalents being held by the Administrative Agent in the Concentration Account or as Cash Collateral at any broker's board or at public or private sale, in one or more sales or lots, at such price as the Administrative Agent may deem best, without assumption of any credit risk, and the purchaser of any or all such Cash Equivalents so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Administrative Agent or any Holder may, in its own name or in the name of a designee or nominee, buy such Cash Equivalents at any public sale and, if permitted by applicable law, buy such Cash Equivalents at any private sale. The Administrative Agent shall apply the proceeds of any such sale, net of any reasonable expenses incurred in connection therewith, and any other funds deposited in the Concentration Account or Cash Collateral Account to the payment of the Obligations in accordance with Section 4.02(b)(ii), other than amounts which are being held as Cash Collateral for Reimbursement Obligations, which shall be applied to such Reimbursement Obligations without regard to
Section 4.02(b)(ii). The Borrowers agree that any sale of Cash Equivalents conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to such Cash Equivalents shall be deemed to be commercially reasonable and any requirements of reasonable notice shall be met if such notice is given by the Administrative Agent within a commercially reasonable time prior to such disposition, the time of delivery of which notice the parties hereto agree shall in no event be required to be greater than five (5) Business Days before the date of the intended sale or disposition. Any other requirement of notice, demand or advertisement for sale is waived to the extent permitted by law. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                                   ARTICLE V
                               INTEREST AND FEES

                  5.01. Interest on the Loans and other Obligations. (a) Rate of Interest. (i) All Loans shall bear interest on the unpaid principal amount thereof from the date such Loans are made until paid in full, except as otherwise provided in Section 5.01(d) or Section 14.04, as follows:

                  (A) If a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate, as in effect from time to time as interest accrues, plus (1) the applicable Base Rate Margin if such Base Rate Loan is not a Tranche B Term Loan or (2) one and three-quarters percent (1.75%) if such Base Rate Loan is a Tranche B Term Loan; and

                  (B) If a Eurodollar Rate Loan, at a rate per annum equal to the sum of the Eurodollar Rate deter mined for the applicable Eurodollar Interest Period, plus (1) the applicable Eurodollar Rate Margin if such Eurodollar Rate Loan is not a Tranche B Term Loan or
           (2) three percent (3.0%) if such Eurodollar Rate Loan is a Tranche B Term Loan;

provided, however, that during the period commencing on the Effective Date and ending on July 1, 1997, the amount by which the sum of the Revolving Credit Obligations plus the outstanding Protective Advances plus the outstanding balance of the Swing Loans at any time exceeds the Borrowing Base, shall bear interest at the then applicable per annum rates of interest as set forth above plus one-quarter of one percent (0.25%).

                  (ii) The applicable basis for determining the rate of interest on the Loans shall be selected by the Borrowers at the time a Notice of Borrowing or a Notice of Conversion/Continuation is delivered by the Borrowers to the Administrative Agent; provided, however, the Borrowers may not select the Eurodollar Rate as the applicable basis for determining the rate of interest on such a Loan if (A) such Loan is a Tranche B Term Loan and is to be made on the Effective Date or (B) at the time of such selection, an Event of Default or a Potential Event of Default would occur or has occurred and is continuing. If on any day any Loan is outstanding with respect to which notice has not been timely delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest on that day, then for that day interest on that Loan shall be determined by reference to the Base Rate.

                  (b) Interest Payments. (i) Interest accrued on each Base Rate Loan shall be payable in arrears (A) on the first day of each calendar month for the immediately preceding calendar month, commencing on the first such day following the making of such Base Rate Loan, (B) upon the payment or prepayment thereof in full or in part, (C) upon conversion thereof to a Eurodollar Rate Loan, and (D) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan; provided, however, that interest accrued on all Swing Loans shall be payable on demand or in the absence of demand as otherwise provided in clauses
(A), (B), or (C).

                  (ii) Interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on each Eurodollar Interest Payment Date applicable to such Loan, (B) upon the payment or prepayment thereof in full or in part, and
(C) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan.

                  (c) Conversion or Continuation. (i) The Borrowers shall have the option (A) to convert at any time all or any part of outstanding Base Rate Loans (other than Swing Loans) to Eurodollar Rate Loans; (B) to convert all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date to Base Rate Loans on such expiration date; or (C) to continue all or any part of an outstanding Eurodollar Rate Loan at the expiry of the applicable Eurodollar Interest Period, and the succeeding Eurodollar Interest Period of such continued Loans shall commence on such expiration date; provided, however, no such outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan (i) if the continuation of, or the conversion into, would violate any of the provisions of Section 5.02 or
(ii) if an Event of Default or a Potential Event of Default would occur or has occurred and is continuing unwaived. Any conversion into or continuation of Eurodollar Rate Loans under this Section 5.01(c) shall be in a minimum amount of $1,000,000 and in integral multiples of $100,000 in excess of that amount except in the case of a conversion into or a continuation of an entire Borrowing of Non Pro Rata Loans.

                  (ii) To convert or continue a Loan under Section 5.01(c)(i), the Borrowers shall deliver a Notice of Conversion/ Continuation to the Administrative Agent no later than 12:00 noon (New York time) at least three
(3) Business Days in advance of the proposed conversion/continuation date; provided, however, that such Notice of Conversion/Continuation with respect to Tranche B Term Loans made on the Effective Date may, at Borrowers' option, be delivered on the Effective Date with respect to conversion of Base Rate Loans made on the Effective Date which Borrowers' desire to convert to Eurodollar Rate Loans on July 3, 1996. A Notice of Conversion/Continuation shall specify
(A) the proposed conversion/continuation date (which shall be a Business Day),
(B) the principal amount of the Loan to be converted/continued and whether such Loan is a Tranche B Term

Loan, (C) whether such Loan shall be converted and/or continued, and (D) in the case of a conversion to, or continuation of, a Eurodollar Rate Loan, the requested Eurodollar Interest Period. In lieu of delivering a Notice of Conversion/Continuation (other than a Notice of Conversion/Continuation delivered on the Effective Date), the Borrowers may give the Administrative Agent telephonic notice of any proposed conversion/continuation by the time required under this Section 5.01(c)(ii), and such notice shall be confirmed in writing delivered to the Administrative Agent by facsimile transmission promptly (but in no event later than 5:00 p.m. (New York time) on the same day), the original of which facsimile copy shall be delivered to the Administrative Agent within three (3) days after the date of such transmission. Promptly after receipt of a Notice of Conversion/Continuation under this
Section 5.01(c)(ii) (or telephonic notice in lieu thereof), the Administrative Agent shall notify each Lender by telecopy, or other similar form of transmission, of the proposed conversion/continuation. Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan (or telephonic notice in lieu thereof) shall be irrevocable, and the Borrowers shall be bound to convert or continue in accordance therewith.

                  (d) Default Interest. (i) Notwithstanding the rates of interest specified in Section 5.01(a), effective immediately upon the occurrence of an Event of Default and for as long thereafter as such Event of Default shall be continuing unwaived, (A) the principal balance of all Loans which are not Tranche B Term Loans, (B) the principal balance of all other Obligations (other than Obligations in respect of Tranche B Term Loans) which are not paid as and when due, shall bear interest at a rate equal to the sum of
(1) the Base Rate, plus the Base Rate Margin applicable on the Closing Date plus two percent (2.0%) per annum, and (C) the principal balance of all Tranche B Term Loans and all other Obligations in respect of Tranche B Term Loans which are not paid as and when due, shall bear interest at a rate equal to the sum of the Base Rate plus three and three-quarters percent (3.75%) per annum.

                  (ii) Interest accrued on the principal balance of all Obligations other than the Loans shall be payable in arrears (A) on the first day of each calendar month for the immediately preceding calendar month, commencing on the first such day following the due date of such Obligation, and
(B) upon payment thereof in full or in part.

                  (e) Computation of Interest. Interest on all Obligations shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on any Loan, the date of the making of the Loan or the first day of a Eurodollar Interest Period, as the case may be, shall be included and the date of payment or the expiration date of a Eurodollar Interest Period, as the case may be, shall be excluded; provided, however, if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on such Loan.

                  5.02. Special Provisions Governing Eurodollar Rate Loans. With respect to Eurodollar Rate Loans:

                  (a) Amount of Eurodollar Rate Loans. Each Eurodollar Rate Loan shall be for a minimum amount of $1,000,000 and in integral multiples of $50,000 in excess of that amount.

                  (b) Determination of Eurodollar Interest Period. By giving notice as set forth in Section 2.02(b) (with respect to a Borrowing of Eurodollar Rate Loans) or Section 5.01(c) (with respect to a conversion into or continuation of Eurodollar Rate Loans), the Borrowers shall have the option, subject to the other provisions of this Section 5.02, to select an interest period (each, a "Eurodollar Interest Period") to apply to the Loans described in such notice, subject to the following provisions:

                  (i) The Borrowers may only select, (A) as to Borrowings of Tranche B Term Loans on the Effective Date converted to Eurodollar Rate Loans under the Notice of Conversion/Continuation delivered on the Effective Date, a Eurodollar Interest Period of fourteen (14) days and (B) as to any other particular Borrowing of Eurodollar Rate Loans, a Eurodollar Interest Period of one, two, three or six months in duration;

                  (ii) In the case of immediately successive Eurodollar Interest Periods applicable to a Borrowing of Eurodollar Rate Loans, each successive Eurodollar Interest Period shall commence on the day on which the next preceding Eurodollar Interest Period expires;

                  (iii) If any Eurodollar Interest Period would otherwise expire on a day which is not a Business Day, such Eurodollar Interest Period shall be extended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there will be no succeeding Business Day in such calendar month, the Eurodollar Interest Period shall expire on the immediately preceding Business Day;

                  (iv) The Borrowers may not select a Eurodollar Interest Period as to any Revolving Loan if such Eurodollar Interest Period terminates later than the scheduled Revolving Credit Termination Date;

                  (v) The Borrowers may not select a Eurodollar Interest Period as to any Term Loan if such Eurodollar Interest

           Period terminates later than the scheduled Term Loan Termination
           Date;

                  (vi) The Borrowers may not select a Eurodollar Interest Period as to any Tranche B Term Loan if such Eurodollar Interest Period terminates later than the scheduled Tranche B Term Loan Termination Date;

                  (vii) The Borrowers may not select a Eurodollar Interest Period with respect to any portion of principal of a Loan which extends beyond a date on which the Borrowers are required to make a scheduled payment of such portion of principal; and

                  (viii) There shall be no more than six (6) Eurodollar Interest Periods in effect at any one time.

                  (c) Determination of Interest Rate. As soon as practicable on the second Business Day prior to the first day of each Eurodollar Interest Period (the "Eurodollar Interest Rate Determination Date"), the Administrative Agent shall determine (pursuant to the procedures set forth in the definition of "Eurodollar Rate") the interest rate which shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Eurodollar Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrowers and to each Lender. The Administrative Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding upon the Borrowers.

                  (d) Reference Banks. Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining the Eurodollar Rate. Upon the reasonable request of the Borrowers from time to time, the Administrative Agent shall promptly provide to the Borrowers such information with respect to the applicable Eurodollar Rate as may be so requested, and each Reference Bank agrees to furnish to the Administrative Agent such information as may be required in connection therewith. Subject to
Section 5.02(f), if on any Eurodollar Interest Rate Determination Date any of the Reference Banks has failed to provide offered quotations to the Administrative Agent in accordance with the definition of "Eurodollar Rate", the Administrative Agent shall determine the Eurodollar Rate using the quotations of the other Reference Banks.

                  (e) Interest Rate Unascertainable, Inadequate or Unfair. In the event that at least one (1) Business Day before the Eurodollar Interest Rate Determination Date:

                  (i) the Administrative Agent is advised by NationsBank or Citibank that deposits in Dollars (in the applicable amounts) are not being offered by either Reference Bank in the London interbank market for such Eurodollar Interest Period; or

                  (ii) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed; or

                  (iii) the Requisite Lenders advise the Administrative Agent that the Eurodollar Rate for Eurodollar Rate Loans comprising such Borrowing will not adequately reflect the cost to such Requisite Lenders of obtaining funds in Dollars in the London interbank market in the amount substantially equal to such Lenders' Eurodollar Rate Loans in Dollars and for a period equal to such Eurodollar Interest Period;

then the Administrative Agent shall forthwith give notice thereof to the Borrowers, whereupon (until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist) the right of the Borrowers to elect to have Loans bear interest based upon the Eurodollar Rate shall be suspended and each outstanding Eurodollar Rate Loan shall be converted into a Base Rate Loan on the last day of the then current Eurodollar Interest Period therefor, notwithstanding any prior election by the Borrowers to the contrary.

                  (f) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of, its Eurodollar Lending Office or Eurodollar Affiliate or its other offices or Affiliates. No Lender shall be entitled, however, to receive any greater amount under Article XIV as a result of the transfer of any such Eurodollar Rate Loan to any office (other than such Eurodollar Lending Office) or any Affiliate (other than such Eurodollar Affiliate) than such Lender would have been entitled to receive immediately prior thereto, unless (i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and (ii) such claim would have arisen even if such transfer had not occurred.

                  (g) Affiliates Not Obligated. No Eurodollar Affiliate or other Affiliate of any Lender shall be deemed a party to this Agreement or shall have any liability or obligation under this Agreement.

                  5.03. Fees. (a) Letter of Credit Fee. In addition to any charges paid pursuant to Section 3.01(g), the Borrowers shall pay to the (i) Issuing Bank issuing a given Letter of Credit, a fee equal to one-quarter of one percent (0.25%) on the face amount of such Letter of Credit issued by such Issuing Bank, upon issuance of such Letter of Credit (the "Fronting Fee") and (ii) Administrative Agent, for the account of the Revolving Lenders based on their respective Revolving Loan Pro Rata Shares, a fee (the "Letter of Credit Fee") accruing at a per annum rate equal to the Eurodollar Rate Margin in effect from time to time on the undrawn face amount of each outstanding Letter of Credit, payable quarterly, in arrears, on the last day of each calendar quarter; provided, however, that during the period commencing on August 2, 2000 and ending on August 1, 2001, the rate at which the Letter of Credit Fee shall accrue and be payable shall be increased by one-quarter of one percent (0.25%); and provided further that upon the occurrence of an Event of Default and for so long thereafter as such Event of Default shall be continuing unwaived, the rate at which the Letter of Credit Fee would otherwise accrue and be payable shall be increased by two percent (2.0%) per annum.

                  (b) Unused Commitment Fee. (i) The Borrowers shall pay to the Administrative Agent, for the account of the Revolving Lenders in accordance with their respective Revolving Loan Pro Rata Shares, an Unused Commitment Fee, accruing on the average amount by which the Revolving Credit Commitments exceed the sum of (A) the outstanding principal amount of the Revolving Loans, plus (B) the outstanding Reimbursement Obligations, plus (C) the aggregate undrawn face amount of all outstanding Letters of Credit, for the period commencing on the Closing Date and ending on the Revolving Credit Termination Date, such Unused Commitment Fee being payable (I) quarterly, in arrears, commencing on the first day of the calendar quarter next succeeding the Closing Date and (II) on the Revolving Credit Termination Date. During the period commencing on August 2, 2000 and ending on August 1, 2001, the rate at which the Unused Commitment Fee shall accrue and be payable shall be increased by one-fortieth of one percent (0.025%) for that portion of such period in which Performance Levels 1, 2, or 3 are applicable.

                  (ii) Notwithstanding the foregoing, in the event that any Revolving Lender fails to fund its Revolving Loan Pro Rata Share of any Revolving Loan requested by the Borrowers which such Lender is obligated to fund under the terms of this Agreement, (A) such Lender shall not be entitled to any Unused Commitment Fees with respect to its Revolving Credit Commitment until such failure has been cured in accordance with Section 4.02(b)(v)(B) and
(B) until such time, the Unused Commitment Fee shall accrue in favor of the Revolving Lenders which have funded their respective Revolving Loan Pro Rata Shares of such requested Revolving Loan, shall be allocated among such performing Revolving Lenders ratably based upon their respective Revolving Credit Commitments, and shall be calculated based upon the average amount by which the aggregate Revolving Credit Commitments of such performing Revolving Lenders exceeds the sum of (1) the outstanding principal amount of the Revolving Loans and Swing Loans owing to such performing Revolving Lenders, plus (2) the outstanding Reimbursement Obligations owing to such performing Revolving Lenders, plus (3) the aggregate participation interests of such performing Revolving Lenders arising pursuant to Section 3.01(e) with respect to undrawn and outstanding Letters of Credit.

                  (c) Administrative Agent's Fee. The Borrowers shall pay to the Administrative Agent, solely for the account of the Administrative Agent, the fees set forth in the 1995 Fee Letter, which fees shall constitute part of the Obligations secured by the Collateral.

                  (d) Calculation and Payment of Fees. All of the above fees shall be calculated on the basis of the actual number of days elapsed in a 360-day year. All such fees shall be payable in addition to, and not in lieu of, interest, compensation, expense reimbursements, indemnification and other Obligations, to the Administrative Agent at its office in New York, New York in immediately available funds. All fees shall be fully earned and nonrefundable when paid. All fees specified or referred to in this Agreement due to the Administrative Agent, any Issuing Bank or any Lender, including, without limitation, those referred to in this Section 5.03, shall bear interest, if not paid when due, at the interest rate for Base Rate Loans set forth in Section 5.01(d), shall constitute Obligations and shall be secured by all of the Collateral.

                  5.04. Determination of Applicable Base Rate Margin, Eurodollar Rate Margin and Unused Commitment Fee. The Base Rate Margin, Eurodollar Rate Margin and Unused Commitment Fee applicable for the period commencing on the Closing Date and ending on September 30, 1995 shall be determined based on the Performance Level 5. The Base Rate Margin, Eurodollar Rate Margin and Unused Commitment Fee applicable from time to time thereafter shall be determined by reference to Borrowers' compliance with Performance Levels 1 through 6 as of the end of each fiscal quarter of Banner and apply to the next succeeding fiscal quarter of Banner. Borrowers shall deliver to the Administrative Agent within twenty-five (25) days after the end of each fiscal quarter of Banner commencing with the fiscal quarter ending on September 30, 1995, the financial and other information designated on EXHIBIT H attached hereto satisfactory in substance to the Administrative Agent establishing Borrowers' compliance with the appropriate Performance Level 1, 2, 3, 4, 5 or 6 as of such fiscal quarter end. If, on the basis of such financial and other information, the Administrative Agent determines that an adjustment is required to the Base Rate Margin, Eurodollar Rate Margin and/or Unused Commitment Fee in effect as of such fiscal quarter end, such adjustment shall be made as of the first day of the next succeeding such fiscal quarter. If, as a result of year-end or other adjustments or corrections, the Administrative Agent or the Borrowers determine that the Performance Level for any fiscal quarter was different from that on which the then applicable Base Rate Margin, Eurodollar Rate Margin and/or Unused Commitment Fee were determined and if such determination is made prior to the end of the related fiscal quarter, then the required correction shall be made as of the first day of such fiscal quarter. Borrowers shall promptly notify the Administrative Agent of any adjustment or correction affecting the determination of the applicable Base Rate Margin, Eurodollar Rate Margin and Unused Commitment Fee from time to time.

                                   ARTICLE VI
                   CONDITIONS TO LOANS AND LETTERS OF CREDIT

                  6.01. Conditions Precedent to Agreement Becoming Effective and the Tranche B Term Loans. This Agreement shall become effective and each Tranche B Term Lender a signatory hereto shall become obligated to make the Tranche B Term Loan requested to be made by it hereunder on July 1, 1996 (the "Effective Date") provided that all of the following conditions precedent shall have been satisfied (or waived by all Lenders) on or as of the Effective Date:

                  (a) Documents. The Administrative Agent shall have received on or before the Effective Date all of the following:

                  (i) this Agreement, the Notes and all other agreements, documents and instruments relating to the loan and other credit transactions contemplated by this Agreement and described in the List of Closing Documents attached hereto as EXHIBIT I, each duly executed where appropriate and in form and substance satisfactory to the Administrative Agent; without limiting the foregoing, the Borrowers hereby direct their counsel, Hogan & Hartson L.L.P., to prepare and deliver to the Administrative Agent, the Co-Agents, the Lenders, the Issuing Banks and Sidley & Austin, the opinion referred to in such List of Closing Documents;

                  (ii) the audited Financial Statements of Banner and its Subsidiaries for the Fiscal Year ending March 31, 1996, in form and substance satisfactory to the Lenders;

                  (iii) an Officer's Certificate executed and delivered by the presidents, vice presidents or treasurers of the Borrowers certifying that all conditions precedent have been met and no Potential Event of Default or Event of Default has occurred or is continuing;

                  (iv) a Borrowing Base Certificate dated as of the Effective Date with data on Receivables and Inventory as of May 31, 1996; and

                  (v) such additional documentation as the Administrative Agent may reasonably request.

                  (b) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Administrative Agent shall not have received any notice that litigation is pending or threatened which is likely to (i) enjoin, prohibit or restrain the making of the Tranche B Term

Loans and requested Revolving Loans and/or the issuance of Letters of Credit on the Effective Date or (ii) result in a Material Adverse Effect.

                  (c) No Change in Condition. No change in the business, assets, management, operations, financial condition or prospects of either Borrower or any Subsidiary of either Borrower shall have occurred since March 31, 1996, which change, in the judgment of the Administrative Agent, will, or is reasonably likely to, result in a Material Adverse Effect. No change shall have occurred since March 31, 1996 in the tax, capital, ownership, legal or management structure of the Borrowers and their Subsidiaries. No material action, suit, claim or proceeding shall be pending before any court or Governmental Authority or threatened which will, or is reasonably likely to, either individually or in combination with one or more other pending or threatened actions, suits, claims or proceedings, result in a Material Adverse Effect.

                  (d) Interim Liabilities and Equity. Since March 31, 1996, neither Borrower and no Subsidiary of either Borrower shall have (i) entered into any material (as determined in good faith by the Administrative Agent) commitment or transaction, including, without limitation, transactions for borrowings and capital expenditures (other than with respect to the Utah Distribution Center which are otherwise permitted under the 1995 Credit Agreement), which are not in the ordinary course of either Borrower's or its Subsidiaries' respective businesses except with respect to the transactions contemplated hereby, (ii) declared or paid any dividends or distributions, except for dividends declared and made by a Subsidiary of either Borrower in compliance with the 1995 Credit Agreement, a schedule of which has been provided to the Administrative Agent, (iii) established or assumed any obligations with respect to compensation or employee benefit plans other than the Plans in effect on March 31, 1996, or (iv) redeemed, repurchased, or issued any Capital Stock, except pursuant to Permitted Equity Securities Options.

                  (e) No Loss of Material Agreements and Licenses. Since March 31, 1996, no agreement or license which, in the judgment of the Requisite Lenders, is material to the business, operations or employee relations of either Borrower or any Subsidiary of either Borrower shall have been terminated, modified, revoked, breached or declared to be in default.

                  (f) No Market Changes. Since June 11, 1996, no material adverse change shall have occurred in the conditions in the financial or capital markets generally in the United States or the market for loan syndications for transactions of this type, in each instance as determined by the Administrative Agent in its sole discretion.

                  (g) No Default. No Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the making of the Loans or the issuance of Letters of Credit.

                  (h) Representations and Warranties. All of the representations and warranties contained in Section 7.01 and in any of the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date.

                  (i) Fees and Expenses Paid. There shall have been paid to the Administrative Agent, for the accounts of the Lenders, the Issuing Banks, and the Administrative Agent, as applicable, all fees and expenses due and payable on or before the Effective Date, including, without limitation, all fees and expenses due and payable pursuant to the 1995 Fee Letter and 1996 Fee Letter.

                  (j) No Notice from Lenders. The Administrative Agent shall not have received any notification from any Lender that any condition precedent set forth in this Section 6.01 shall not have been satisfied.

                  (k) No Injunction. No Requirement of Law shall prohibit, and no order, judgment or decree of any Governmental Authority shall enjoin, prohibit or restrain any Lender from making the requested Loans or any Revolving Lender or any Issuing Bank from issuing or participating in the Letters of Credit outstanding on the Effective Date or requested to be issued on the Effective Date.

                  6.02. Conditions Precedent to All Subsequent Loans and Letters of Credit. The obligation of each Lender to make any Loan requested to be made by it on any Funding Date and the agreement of the Issuing Banks to issue any Letter of Credit on any date is subject to the following conditions precedent as of each such date, both before and after giving effect to the Loans to be made and/or the Letter of Credit to be issued on such date:

                  (a) Representations and Warranties. All of the representations and warranties of the Borrowers contained in Section 7.01 and in any other Loan Document (other than representations and warranties which expressly speak as of a different date) shall be true and correct in all material respects.

                  (b) No Defaults. No Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the making of the requested Loan or issuance of the requested Letter of Credit.

                  (c) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Administrative Agent shall not have received from any Lender or an Issuing Bank notice that, in the judgment of such Lender or such Issuing Bank, litigation is pending or threatened which is likely to, enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, (i) such Lender's making of the requested Loan or participation in the requested Letter of Credit or (ii) such Issuing Bank's issuance of the requested Letter of Credit.

                  (d) No Material Adverse Effect. No event shall have occurred since the date of this Agreement which has resulted, or is reasonably likely to result, in a Material Adverse Effect.

                  (e) Notice of Borrowing. A Notice of Borrowing completed, executed and delivered in accordance with the requirements of Article II of this Agreement shall have been delivered to the Administrative Agent.

Each submission by the Borrowers to the Administrative Agent of a Notice of Borrowing with respect to any Loan or a Notice of Conversion/Continuation with respect to any Loan, each acceptance by a Borrower of the proceeds of each Loan made, converted or continued hereunder, each submission by the Borrowers to an Issuing Bank of a request for issuance of a Letter of Credit and the issuance of such Letter of Credit, shall constitute a representation and warranty by the Borrowers as of the Funding Date in respect of such Loan, the date of conversion or continuation and the date of issuance of such Letter of Credit, that all the conditions contained in this Section 6.02 have been satisfied or waived in accordance with Section 15.07.

                                  ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

                  7.01. Representations and Warranties of the Borrowers. In order to induce the Administrative Agent, Co-Agents, Lenders and the Issuing Banks to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrowers and their Subsidiaries and to issue the Letters of Credit described herein, the Borrowers hereby jointly and severally represent and warrant to each Lender, each Issuing Bank, the Administrative Agent, and each Co-Agent that the following statements are true, correct and complete:

                  (a) Organization; Corporate Powers. (i) Each Borrower and each Subsidiary of the Borrowers (A) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (B) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, (C) has filed and maintained effective (unless exempt from the requirements for filing) a current Business Activity Report with the appropriate Governmental Authority in the states of Minnesota and New Jersey, and (D) has all requisite corporate power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement.

                  (ii) True, correct and complete copies of the Organizational Documents identified on SCHEDULE 7.01-A attached hereto have been delivered to the Administrative Agent, each of which is in full force and effect, has not been modified or amended except to the extent indicated therein and, to the best of each Borrower's knowledge, there are no defaults under such Organizational Documents and no events which, with the passage of time or giving of notice or both, would constitute a default under such Organizational Documents.

                  (b) Authority. (i) Each Borrower and each Subsidiary of each Borrower has the requisite corporate power and authority (A) to execute, deliver and perform each of the Loan Documents which have been executed by it as required by this Agreement on or prior to the Effective Date and (B) to file or record the Loan Documents which have been filed or recorded by it as required by this Agreement on or prior to the Effective Date, with any Governmental Authority.

                  (ii) The execution, delivery, performance and filing or recording, as the case may be, of each of the Loan Documents which have been executed, filed or recorded as required by this Agreement on or prior to the Effective Date and to which either Borrower or any Subsidiary of a Borrower is party and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors and, if necessary, the shareholders of either Borrower or any Subsidiary of a Borrower and such approvals have not been rescinded. No other corporate action or proceedings on the part of either Borrower or any Subsidiary of a Borrower are necessary to consummate such transactions.

                  (iii) Each of the Loan Documents to which either Borrower or any Subsidiary of a Borrower is a party (A) has been duly executed, delivered, filed or recorded, as the case may be, by it, (B) where applicable, creates valid and perfected first Liens in the Collateral covered thereby securing the payment of all of the Obligations purported to be secured thereby, (C) constitutes such Person's legal, valid and binding obligation, enforceable against it in accordance with its terms, and (D) is in full force and effect and no material term or condition thereof has been amended, modified or waived from the terms and conditions contained therein as delivered to the Administrative Agent pursuant to Section 6.01(a) without the prior written consent of the Requisite Lenders. All Borrower or Guarantor parties to the Loan Documents have performed and complied with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the Effective Date, all filings and recordings and other actions which are necessary or desirable to perfect and protect the Liens granted pursuant to the Loan Documents and preserve their required priority have been duly taken, and no Potential Event of Default, Event of Default or breach of any covenant by any such party exists thereunder.

                  (c) Subsidiaries; Ownership of Equity Securities. SCHEDULE 7.01-C attached hereto (i) contains a diagram indicating the corporate structure of the Borrowers, their Subsidiaries and any other Person in which either Borrower or any such Subsidiary holds a direct or indirect partnership, joint venture or other equity interest and indicates the nature of such interest with respect to each Person included in such diagram; and (ii) accurately sets forth (A) the correct legal name of such Person, the jurisdiction of its incorporation or organization and the jurisdictions in which it is qualified to transact business as a foreign corporation or otherwise and (B) the authorized, issued and outstanding shares or interests of each class of equity Securities of such Person and the owners of such shares or interests. None of such issued and outstanding equity Securities is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options (other than Permitted Equity

Securities Options) outstanding with respect to such equity Securities. The outstanding equity Securities of each Borrower and each Subsidiary of each Borrower are duly authorized, validly issued, fully paid and nonassessable, and free and clear of any Liens, except for the Liens securing the Existing Senior Indebtedness and Liens granted pursuant to the Loan Documents and are not Margin Stock unless otherwise disclosed on SCHEDULE 7.01- C.

                  (d) No Conflict. The execution, delivery and performance of each of the Loan Documents to which either Borrower or any Subsidiary of a Borrower is a party do not and will not (i) conflict with the Organizational Documents of such Person a party thereto, (ii) constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Contractual Obligation of either Borrower or any such Subsidiary, or require termination of any Contractual Obligation, the consequences of which violation, breach, default, termination, conflict or interference, singly or in the aggregate, will, or is reasonably likely to, result in a Material Adverse Effect or may subject the Administrative Agent, any Co-Agent, any of the Lenders or any Issuing Bank to any liability, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of a Borrower or any such Subsidiary, other than Liens contemplated by the Loan Documents, or (iv) require any approval of shareholders of either Borrower or any such Subsidiary which has not been obtained.

                  (e) Governmental Consents. Except as set forth on SCHEDULE 7.01-E attached hereto, the execution, delivery and performance of each of the Loan Documents to which either Borrower or any Subsidiary of either Borrower is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except (i) filings, consents or notices which have been made, obtained or given and (ii) filings necessary to create or perfect security interests in the Collateral.

                  (f) Governmental Regulation. Neither Borrower and no Subsidiary of either Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby or by the Loan Documents.

                  (g) Restricted Junior Payments. Since March 31, 1995, neither Borrower and no Subsidiary of either Borrower has directly or indirectly declared, ordered, paid or made or set apart any sum or Property for any Restricted Junior Payment or agreed to do so, except as permitted pursuant to Section 10.06 of this Agreement.

                  (h) Financial Position. Copies of Banner's audited financial statements for the Fiscal Year ended March 31, 1996 have been delivered to the Administrative Agent on or before the Effective Date. All Financial Statements included in such materials were prepared in all material respects in conformity with GAAP, except as otherwise noted therein, and fairly present in all material respects the respective consolidated financial positions, and the consolidated results of operations and cash flows for each of the periods covered thereby of the Borrowers and their Subsidiaries as at the respective dates thereof. Neither the Borrowers nor any of their Subsidiaries have any Accommodation Obligation, contingent liability or liability for any taxes, long-term leases or commitments, not reflected in the audited Financial Statements delivered to the Administrative Agent on or prior to the Effective Date as aforesaid, which will have or are reasonably likely to result in a Material Adverse Effect. The Projections delivered to the Administrative Agent and Lenders before the Closing Date and, as of the Closing Date, were reasonable based on reasonable assumptions and other information available to the Borrowers as of the Closing Date.

                  (i)  Indebtedness; Existing Senior Indebtedness. SCHEDULE
1.01.8 sets forth all Indebtedness for borrowed money of the Borrowers and their Subsidiaries and there are no defaults in the payment of principal or interest on any such Indebtedness and no payments thereunder have been deferred or extended beyond their stated maturity (except as disclosed on such Schedule). The Existing Senior Indebtedness and all accrued and unpaid interest thereon has been paid in full or provision for payment has been made such that, in accordance with the express provisions of the instruments governing such Indebtedness, the Borrowers and their Subsidiaries will be, upon payment in full of the Existing Senior Indebtedness, irrevocably released from all liability and Contractual Obligations with respect thereto, except as specifically described in the release agreement referred to in the List of Closing Documents attached as EXHIBIT J.

                  (k)  Litigation; Adverse Effects.  Except as set forth in
SCHEDULE 7.01-K attached hereto, there is no action, suit, proceeding, Claim, investigation or arbitration before or by any Governmental Authority or private arbitrator pending or, to the knowledge of the Borrowers or any of their Subsidiaries, threatened against either Borrower or any Subsidiary of either Borrower or any of the Property (i) challenging the validity or the enforceability of any of the Loan Documents, (ii) which will, or is reasonably likely to, result in any Material Adverse Effect, or (iii) under the Racketeering Influenced and Corrupt Organizations Act or any similar federal or state statute where such Person is a defendant in a criminal indictment that provides for the forfeiture of assets to any Governmental Authority as a criminal penalty.
There is no material loss contingency within the meaning of GAAP which has not been reflected in the consolidated Financial Statements of the Borrowers and their Subsidiaries. Neither Borrower and no Subsidiary of either Borrower is
(A) in violation of any applicable Requirements of Law which violation will result, or is reasonably likely to result, in a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will, or is reasonably likely to, result in a Material Adverse Effect.

                  (l) Compensation. Except (i) as disclosed in documents filed with the Commission, (ii) as set forth on SCHEDULE 7.01-L attached hereto, and (iii) for increases in the ordinary course of business and in accordance with past practices, during the period commencing on the Closing Date and ending on the Effective Date, neither Borrower and no Subsidiary of either Borrower has increased or agreed to increase the aggregate compensation or benefits (including severance benefits) payable or accruing to any past or present officer of any of such Persons or any employee of any of such Persons having management responsibilities.

                  (m) No Material Adverse Effect. Since March 31, 1995, there has occurred no event with respect to either Borrower which has resulted, or is reasonably likely to result, in a Material Adverse Effect.

                  (n) Tax Examinations. The IRS has examined (or is foreclosed from examining by applicable statutes) Banner's consolidated federal income tax returns for all tax periods prior to and including the taxable year ending March 31, 1991. All deficiencies which have been asserted against either Borrower or any Subsidiary of either Borrower as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and no issue has been raised in any such examination which, by application of similar principles, reasonably can be expected to result in assertion of a material deficiency for any other year not so examined which has not been reserved for in Banner's consolidated Financial Statements to the extent, if any, required by GAAP. To the best of Borrowers' knowledge, neither Borrower nor any Subsidiary of either Borrower has taken any reporting positions for which it does not have a reasonable basis.

                  (o) Payment of Taxes. All tax returns and reports of each Borrower and each Subsidiary of the Borrowers required to be filed have been timely filed, and all taxes, assessments, fees and other charges of Governmental Authorities thereupon and upon or relating to their respective Property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid, except to the extent
(i) such taxes, assessments, fees and other charges are being contested in good faith by an appropriate proceeding diligently pursued as permitted by the terms of Section 9.04 and (ii) non-payment of the amounts thereof would not, individually or in the aggregate, result in a Material Adverse Effect. Neither Borrower has any knowledge of any proposed tax assessment against either Borrower or any Subsidiary of either Borrower that will, or is reasonably likely to, result in a Material Adverse Effect.

                  (p) Performance. Neither Borrower and no Subsidiary of either Borrower has received any notice, citation, or allegation, nor has actual knowledge, that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, (ii) any of its Property is in violation of any Requirement of Law, or (iii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults or violation, if any, will not, or is not reasonably likely to, result in a Material Adverse Effect.

                  (q) Disclosure. The representations and warranties of the Borrowers and their Subsidiaries contained in the Loan Documents, and all certificates and other documents delivered to the Administrative Agent pursuant to the terms thereof, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Neither Borrower has intentionally withheld any fact from the Administrative Agent, the Co-Agents, the Issuing Banks or the Lenders in regard to any matter which will, or is reasonably likely to, result in a Material Adverse Effect.

                  (r) Requirements of Law. Each Borrower and each Subsidiary of the Borrowers is in compliance with all Requirements of Law applicable to it and its respective business, in each case where the failure to so comply individually or in the aggregate will, or is reasonably likely to, result in a Mate rial Adverse Effect.

                  (s)  Environmental Matters.  (i) Except as disclosed on
SCHEDULE 7.01-S attached hereto:

                  (A) the Borrowers and each of their Subsidiaries have all material environmental, health and safety Permits required by and have complied in all material respects with, all applicable Environmental, Health or Safety Requirements of Law, and have not received any unresolved notices that any of their operations or Property are not in compliance, or are the subject of any federal or state investigation evaluating whether any Remedial Action is needed to respond to a Release into the environment;

                  (B) neither Borrower and no Subsidiary of either Borrower has filed any notice (1) under any environmental Requirement of Law indicating past or present treatment, storage, or disposal of a hazardous waste which would give rise to a material Liability and Cost or (2) within the past five
(5) years reporting a spill or Release of a Contaminant into the environment;

                  (C) neither Borrower and no Subsidiary of either Borrower has received notice from any Person, or is otherwise aware, that it is liable for any material Liabilities and Costs arising from the Release of a Contaminant into the environment;

                  (D) no Environmental Lien has attached to any of the Property; and

                  (E) neither Borrower and no Subsidiary of either Borrower has any material contingent liability in connection with Environmental, Health or Safety Requirements of Law or the Release of a Contaminant into the environment.

For purposes of this Section 7.01(s), "material" shall mean Liabilities and Costs that the Borrowers reasonably believe will result in an expenditure of over $500,000.

                  (t) ERISA. Borrowers have made available to the Administrative Agent copies of all Plans that are currently maintained or contributed to by either Borrower or any ERISA Affiliate of either Borrower in respect of its respective employees or former employees and that are in existence as of the date of this representation and warranty and copies of the most recent annual reports (Form 5500 Series), including Schedule B thereto, for such Plans. Each Plan currently maintained or contributed to by either Borrower or any Subsidiary of either Borrower which is intended to be qualified under Section 401(a) of the Internal Revenue Code as currently in effect has been established so as to be qualified under Section 401(a) and either (i) has received a favorable determination letter from the IRS that the Plan is so qualified or (ii) an application for determination of such tax-qualified status will be made to the IRS prior to the end of the applicable remedial amendment period under Section 401(a) of the Internal Revenue Code as currently in effect, and the appropriate Borrower or Subsidiary shall diligently seek to obtain a determination letter with respect to such application. Except as identified on SCHEDULE 7.01-T, neither Borrower and no Subsidiary of either Borrower maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. Neither Borrower nor any Subsidiary of either Borrower has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan for which either Borrower or any Subsidiary of either Borrower has any obligation to pay a material amount of money or would in the future have any obligation to pay a material amount of money. No other ERISA Affiliate has committed any such breach which has given rise to, or would in the future give rise to, any obligation of such ERISA Affiliate to pay money in excess of $250,000, and the aggregate of all such breaches is not in excess of $1,000,000. No Benefit Plan currently maintained or contributed to by either Borrower or any Subsidiary of either Borrower has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Internal Revenue Code) whether or not waived for which either Borrower or any Subsidiary of either Borrower could be directly or indirectly liable. No other Benefit Plan that is currently maintained or contributed to by any ERISA Affiliate or with respect to which any ERISA Affiliate has or may have any liability has outstanding any such accumulated funding deficiency in excess of $250,000 and the aggregate of the accumulated funding deficiency for all such Benefit Plans is not in excess of $1,000,000. Neither Borrower nor any Subsidiary of either Borrower nor any fiduciary or any trustee of any Plan of either Borrower or any Subsidiary of either Borrower (i) has engaged in a nonexempt prohibited trans action described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code or (ii) has taken or failed to take any action which would constitute or result in a Termination Event in respect of which either Borrower or any Subsidiary of either Borrower currently has any obligation to pay a material amount of money or would in the future have any obligation to pay a material amount of money. No other ERISA Affiliate or fiduciary of or any trustee to any Plan maintained or contributed to by any other ERISA Affiliate has engaged in such a transaction, or taken such action, which has given rise to, or would in the future give rise to, an obligation of such ERISA Affiliate to pay money in excess of $250,000, and the aggregate of all obligations to pay money for all such transactions and actions is not in excess of $1,000,000. At January 1, 1995, the current value of the assets of all Benefit Plans currently maintained or contributed to by the Borrowers and their Subsidiaries in respect of which either Borrower could have, directly or indirectly, any liability was more than the present value of the accrued benefits and other liabilities of all such Benefit Plans and neither Borrower nor any Subsidiary of either Borrower knows or has reason to know of any facts or circumstances occurring since January 1, 1995 which would materially and adversely change the value of such assets and accrued benefits and other liabilities. At January 1, 1995 the present value of the accrued benefits and other liabilities of all Benefit Plans currently maintained or contributed to by all other ERISA Affiliates in respect of which either Borrower or any Subsidiary of either Borrower has or could have, directly or indirectly, any liability, does not exceed by more than $5,000,000 the current value of the assets of such Benefit Plans and no such other ERISA Affiliate knows or has reason to know of any facts or circumstances occurring since January 1, 1995 which would materially and adversely change the value of such assets and accrued benefits and other liabilities. Neither Borrower nor any Subsidiary of either Borrower has made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan as to which any of them has any outstanding liability. No other ERISA Affiliate of either Borrower has made such a withdrawal and has an outstanding liability relating thereto in excess of $250,000 and the aggregate of such outstanding liabilities for all such withdrawals does not exceed $1,000,000. Neither Borrower and no ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Neither Borrower and no ERISA Affiliate has failed to make a required contribution or payment to a Multiemployer Plan on or before the due date therefor. Neither Borrower and no ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment. Neither Borrower and no ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a)(29) of the Internal Revenue Code due to a Benefit Plan amendment that results in an increase in current liability for the plan year.

                  (u) Foreign Employee Benefit Matters. Neither Borrower nor any Subsidiary of either Borrower or ERISA Affiliate maintains or contributes to any Foreign Employee Benefit Plan or Foreign Pension Plan.

                  (v) Labor Matters. SCHEDULE 7.01-V accurately sets forth all labor contracts to which either Borrower or any Subsidiary of either Borrower is a party on the date hereof and the expiration date of each such contract. There are no strikes, lockouts or other grievances relating to any collective bargaining or similar agreement to which either Borrower or any Subsidiary of either Borrower is a party.

                  (w) Securities Activities. Neither Borrower and no Subsidiary of either Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  (x) Solvency. After giving effect to the Loans to be made, the Letters of Credit to be issued, and the other Loan

Documents to be executed and delivered on the Closing Date, the Effective Date, or such other date as Loans requested hereunder are made or Letters of Credit requested hereunder are issued, and the disbursement of the proceeds of such Loans pursuant to the Borrowers' instructions, each Borrower and each Guarantor is Solvent.

                  (y) Patents, Trademarks, Permits, Etc.; Government Approvals. (i) Each Borrower and each Subsidiary of the Borrowers, as applicable, owns, is licensed or otherwise has the lawful right to use, or has all Permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how, permits and processes used in or necessary for the conduct of its respective business as currently conducted which are material to its condition (financial or otherwise), operations, performance and prospects, taken as a whole. Except as set forth on SCHEDULE 7.01-Y attached hereto, no claims are pending or, to the best of Borrowers' knowledge following diligent inquiry, threatened that either Borrower or any Subsidiary of either Borrower is infringing or otherwise adversely affecting the rights of any Person with respect to such Permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how, permits and processes, except for such claims and infringements as do not, in the aggregate, give rise to any liability on the part of either Borrower or any Subsidiary of either Borrower which will, or is reasonably likely to, result in a Material Adverse Effect.

                  (ii) The consummation of the transactions contemplated by the Loan Documents will not impair the ownership of or rights under (or the license or other right to use, as the case may be) any Permits and governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how, permits or processes by either Borrower or any Subsidiary of either Borrower in any manner which will, or is reasonably likely to, result in a Material Adverse Effect.

                  (z) Assets and Properties. Each Borrower and each Subsidiary of the Borrowers has good and marketable title to all of the assets and Property (tangible and intangible) owned by it (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and Property are free and clear of all Liens except Liens securing the Obligations and Liens permitted under Section 10.03. Substantially all of the assets and Property owned by, leased to, or used by the Borrowers and/or each such Subsidiary is in adequate operating condition and repair, ordinary wear and tear excepted, is free and clear of any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, and is able to serve the function for which they are currently being used, except in each case where the failure of such asset to meet such requirements would not, or is not reasonably likely to, result in a Material Adverse Effect. Neither this Agreement nor any other Loan Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of either Borrower or any Subsidiary of either Borrower in and to any of such assets in a manner that would, or is reasonably likely to, result in a Material Adverse Effect.

                  (aa) Insurance. SCHEDULE 7.01-AA attached hereto accurately sets forth as of the Effective Date all insurance policies and programs currently in effect with respect to the respective Property and assets and business of the Borrowers and their Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, (v) the expiration date thereof, (vi) the annual premium with respect thereto, and (vii) a list of individual claims in an amount greater than $200,000 made thereunder during the immediately preceding three (3) calendar years . Borrowers have made copies of all such insurance policies available to the Administrative Agent. Such insurance policies and programs are currently in full force and effect, in compliance with the requirements of Section 9.05 and are in amounts sufficient to cover the replacement value of the respective Property and assets of the Borrowers and their Subsidiaries.

                  (bb) Pledge of Capital Stock. The grant and perfection of the security interest in the Capital Stock of the Subsidiaries of the Borrowers constituting a portion of the Collateral for the benefit of the Holders, as contemplated by the terms of the Loan Documents, is not made in violation of the registration provisions of the Securities Act, any applicable provisions of other federal securities laws, state securities or "Blue Sky" law, foreign securities law (except where a violation would not result in a material reduction in the value of the Collateral taken as a whole), or applicable general corporation law or in violation of any other Requirement of Law.

                  (cc) FAA Registration. Solair, Inc., Dallas Aerospace, Inc., D A C International, Inc., and Georgetown Jet Center, Inc. are the only Subsidiaries of the Borrowers that own any Aircraft, Airframes or jet Engines and Engines rated 750 or more take-off horsepower and are the only such Subsidiaries whose Inventory and Equipment are subject to Federal Aviation Administration registration requirements.

                                  ARTICLE VIII
                              REPORTING COVENANTS

                  The Borrowers each covenant and agree that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities not yet due), unless the Requisite Lenders shall otherwise give their prior written consent thereto:

                  8.01. Financial Statements. Each Borrower shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated and consolidating Financial Statements in conformity with GAAP (as in effect from time to time) and each of the Financial Statements described below shall be prepared from such system and records. The Borrowers shall deliver or cause to be delivered to the Administrative Agent and the Lenders:

                  (a) Monthly Reports. As soon as practicable, and in any event within (i) ninety (90) days after the end of the first month in each Fiscal Year, (ii) seventy-five (75) days after the end of the second month in each Fiscal Year, (iii) sixty (60) days after the end of the third month in each Fiscal Year, and (iv) fifty (50) days after the end of each other fiscal month in each Fiscal Year, (A) the consolidated and consolidating balance sheets of Banner and its Subsidiaries as at the end of such period, and the related consolidated and consolidating statements of income, and consolidated statements of stockholders' equity and cash flow of Banner and its Subsidiaries for such month, setting forth in each case, in a manner consistent with past practices, the consolidated and consolidating figures for the corresponding month of the previous Fiscal Year and the corresponding figures from the consolidated financial forecast for the current Fiscal Year delivered pursuant to Section 8.01(f) and (B) the consolidated and consolidating sales and EBITDA for such month and for the period from the beginning of the then current Fiscal Year on a comparative basis to the annual business plan for such Fiscal Year, each of which reports described in clauses (A) and (B) herein is to be in reasonable detail and certified by the chief financial officer, vice-president of finance, treasurer or controller of Banner as fairly presenting the consolidated and consolidating financial position of Banner and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the months indicated in accordance with GAAP, subject to changes resulting from audit and normal year end adjustments.

                  (b) Quarterly Reports. As soon as practicable, and in any event within (i) sixty (60) days after the end of the first fiscal quarter in each Fiscal Year and (ii) fifty (50) days after the end of each of the second and third fiscal quarters in each

Fiscal Year, (A) the consolidated and consolidating balance sheets of Banner and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income, and consolidated statements of stockholders' equity and cash flow of Banner and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter, setting forth in each case, in a manner consistent with past practices, the consolidated and consolidating figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the consolidated financial forecast for the current Fiscal Year delivered pursuant to Section 8.01(f) and (B) the consolidated and consolidating sales and EBITDA for such quarter and for the period from the beginning of the then current Fiscal Year on a comparative basis to the annual business plan for such Fiscal Year, each of which reports described in clauses
(A) and (B) herein is to be in reasonable detail and certified by the chief financial officer, vice-president of finance, treasurer or controller of Banner as fairly presenting the consolidated and consolidating financial position of the Borrowers and their Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP, subject to changes resulting from audit and normal year end adjustments.

                  (c) Annual Reports. As soon as practicable, and in any event within one hundred (100) days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheets of Banner and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, and consolidated statements of stockholders' equity and cash flow of Banner and its Subsidiaries for such Fiscal Year, setting forth in each case, in a manner consistent with past practices, the consolidated and consolidating figures for the previous Fiscal Year and the corresponding figures from the consolidated financial forecast for the current Fiscal Year delivered pursuant to Section 8.01(f) and (ii) the consolidated and consolidating sales and EBITDA as of the end of such Fiscal Year on a comparative basis to the annual business plan for such Fiscal Year, each of which reports described in clauses (i) and (ii) herein is to be in reasonable detail and accompanied by a (iii) report thereon of Arthur Andersen LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Lenders, which report shall be unqualified and shall state that such Financial Statements fairly present the consolidated and consolidating financial position of Banner and each of its Subsidiaries as at the dates indicated and the results of their operations and cash flow and changes in financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which Arthur Andersen LLP or such other independent certified public

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accountants, if applicable, shall concur and which shall have been disclosed in the notes to the Financial Statements) and that the examination by such accountants in connection with such consolidated and consolidating Financial Statements has been made in accordance with generally accepted auditing standards and (iv) statement of Arthur Andersen LLP or such other independent certified public accountants confirming the calculations set forth in the Officer's Certificate delivered simultaneously therewith pursuant to Section 8.01(d).

                  (d) Officer's Certificate. Together with each delivery of any Financial Statement pursuant to paragraphs (b) and (c) of this Section 8.01, (i) an Officer's Certificate of the Borrowers substantially in the form of EXHIBIT J attached hereto and made a part hereof, stating that the officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and consolidated and consolidating financial condition of the Borrowers and their Subsidiaries during the accounting period covered by such Financial Statements, that such review has not disclosed the existence during or at the end of such accounting period, and that such Person does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrowers or any of their Subsidiaries has taken, is taking and proposes to take with respect thereto; and (ii) a certificate (the "Compliance Certificate"), signed by Banner's chief financial officer, vice-president of finance, treasurer or controller, setting forth calculations (with such specificity as the Administrative Agent may reasonably request) for the period then ended which demonstrate compliance, when applicable, with the provisions of Article XI.

                  (e) Annual Business Plans; Financial Projections. As soon as practicable and in any event not later than sixty (60) days after the end of each Fiscal Year, an annual business plan for the then next succeeding Fiscal Year, substantially in the form attached hereto as EXHIBIT K.

                  (f) Monthly Officers' Certificates Regarding Investments, Indebtedness and Foreign Inventory. Concurrently with the delivery of the Financial Statements required by Section 8.01(a), an Officer's Certificate setting forth, as of the last day of such fiscal month, (i) a summary of all Indebtedness for borrowed money of, all other Indebtedness exceeding $250,000 in the aggregate of, and letters of credit issued for the account of, Foreign Subsidiaries (if any) setting forth the outstanding balances of all such Indebtedness, the changes in such balances from the last report, and Borrowers' understanding as to the





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amount of the Unused Revolving Credit Facility, if any, (ii) the outstanding balance of all Loans, the aggregate amount of all Letter of Credit Obligations, and the undrawn face amount and reimbursement obligations under letters of credit not issued pursuant to this Agreement, (iii) with respect to each Letter of Credit issued or otherwise outstanding for the account of a Borrower or any Subsidiary of a Borrower at any time during such month or as to which there exists any Reimbursement Obligation, (A) the date of issuance, type (i.e., Commercial or Standby), face amount and tenor of such Letter of Credit and (B) all amounts available for drawing thereunder and all Reimbursement Obligations with respect thereto and (iv) a report of the Foreign Inventory setting forth its Total Book Value.

                  (g) Other Financial Information. With reasonable promptness after the preparation thereof, (i) such other information, reports, filings, projections, business plans and data with respect to the Borrowers and their Subsidiaries as from time to time may reasonably be requested by any Lender,
(ii) appraisals of assets by appraisers satisfactory to the Requisite Lenders and Borrowers as from time to time may reasonably be requested by the Requisite Lenders, and (iii) environmental reports as from time to time may reasonably be requested by the Requisite Lenders; provided, however, if compliance with such request referenced in clause (i) above could not be accomplished without the services of outside consultants, accountants or advisors and the cost to the Borrowers for such services would exceed $10,000, Borrower shall only be required to comply with such request if made by the Requisite Lenders.

                  (h) Annual Report to Shareholders. Promptly upon completion thereof, the Annual Report to Shareholders for the Fiscal Year ending March 31, 1995, and each such Annual Report thereafter during the term of this Agreement.

                  8.02. Borrowing Base Certificate. As soon as practicable, and in any event within thirty (30) days after the close of each calendar month, the Borrowers shall provide the Administrative Agent with a Borrowing Base Certificate as of the last day of the immediately preceding month, together with a calculation of the Texas Tax Reserve as of such date and such supporting documents as the Administrative Agent deems desirable, all certified as being true and correct by the chief financial officer, vice-president of finance, treasurer or controller of Banner. Notwithstanding the foregoing, Borrowers may, at their sole election, provide the Administrative Agent with a Borrowing Base Certificate more frequently than required hereinabove. Each Borrowing Base Certificate delivered hereunder shall continue effective only during the period commencing with the date of preparation thereof and ending on the earlier to occur of (a) the last day of the month next succeeding the month in which such Borrowing Base Certificate is delivered and (b) the date of





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
preparation of the next succeeding Borrowing Base Certificate delivered to the Administrative Agent.

                  8.03. Events of Default. Promptly upon any of the chief executive officer, chief operating officer, chief financial officer, vice-president of finance, treasurer or controller of Banner or the treasurer of Burbank obtaining knowledge (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender or the Administrative Agent has given any notice with respect to a claimed Event of Default or Potential Event of Default under this Agreement,
(b) that any Person has given any notice to either Borrower or any Subsidiary of either Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 12.01(e), or (c) of any condition or event which has resulted, or is reasonably likely to result, in a Material Adverse Effect or affect the value of, or the Administrative Agent's interest in, the Collateral in any material respect, the Borrowers shall deliver to the Administrative Agent and the Lenders an Officer's Certificate specifying (i) the nature and period of existence of any such claimed default, Event of Default, Potential Event of Default, condition or event, (ii) the notice given or action taken by such Person in connection therewith, and (iii) what action the Borrowers (or either of them) have taken, are taking and/or propose to take with respect thereto.

                  8.04. Lawsuits and Other Proceedings. Promptly upon any of the chief executive officer, chief operating officer, chief financial officer, vice-president of finance, treasurer or controller of Banner or the treasurer of Burbank, or internal legal counsel to either Borrower obtaining knowledge of
(a) the institution of, or threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting either Borrower or any Subsidiary of either Borrower or any of the Property not previously disclosed pursuant to Section 7.01(k), or (b) any material development in any action, suit, proceeding, governmental investigation or arbitration already disclosed, which action, suit, proceeding, governmental investigation or arbitration, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances, in either instance which is likely to result in a Material Adverse Effect, the Borrowers shall give written notice thereof to the Administrative Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.

                  (c) Additional Reports Upon Request. In addition to the requirements set forth in clauses (a) and (b) of this Section 8.04, the Borrowers upon the reasonable request of the

Administrative Agent or the Requisite Lenders shall promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to either of such clauses (a) or (b) and provide such other information as may be reasonably available to it to enable each Lender, the Co-Agents, and the Administrative Agent and its counsel to evaluate such matters.

                  8.05. Insurance. By the last day of each Fiscal Year of Banner and its Subsidiaries, the Borrowers shall deliver to the Administrative Agent a report in form and substance reasonably satisfactory to the Administrative Agent outlining all (a) material insurance coverage (including, without limitation, comprehensive general liability insurance and aircraft products liability insurance) maintained as of the date of such report by the Borrowers and their Subsidiaries and the duration of such coverage and (b) material insurance coverage (including, without limitation, comprehensive general liability insurance and aircraft products liability insurance) planned to be maintained by the Borrowers and their Subsidiaries in the subsequent Fiscal Year.

                  8.06. ERISA Notices. The Borrowers shall, at the Borrowers' expense:

                  (a) Notify the Administrative Agent promptly upon becoming aware of the occurrence of any Termination Event, or a nonexempt "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code, in connection with (i) any Plan maintained by or contributed to by either Borrower or any Subsidiary of either Borrower or any trust created thereunder, or (ii) any other Plan or any trust created thereunder, which Termination Event or non- exempt prohibited transaction has given rise to, or would in the future give rise to, an obligation of either Borrower or any ERISA Affiliate of either Borrower to pay money in excess of $250,000 or to pay money in a lesser amount, which when combined with the aggregate of all other obligations to pay money for all such events and transactions of either Borrower or any such ERISA Affiliate, exceeds $1,000,000, a written notice specifying the nature thereof, what action either Borrower or any Subsidiary of either Borrower, as applicable, has taken with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the DOL or the PBGC with respect thereto.

                  (b) With reasonable promptness, deliver to the Administrative Agent copies of (i) all notices received by either Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Benefit Plan maintained by or contributed to by such Borrower or any of its ERISA Affiliates or to have a trustee appointed to administer any such Benefit

           Plan; (ii) upon the request of any Lender, each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by each Borrower or any of its ERISA Affiliates with the Internal Revenue Service and the most recent actuarial report with respect to any or all Benefit Plans maintained by or contributed to by such Borrower or any of its ERISA Affiliates; (iii) all notices received by each Borrower or ERISA Affiliate from a Multiemployer Plan sponsor, pursuant to Section 4202 of ERISA, involving a withdrawal liability payment of such Borrower or ERISA Affiliate in excess of $1,000,000; (iv) all funding waiver requests filed by each Borrower or any of its ERISA Affiliates with the Internal Revenue Service with respect to any Benefit Plan maintained by or contributed to by such Borrower or any of its ERISA Affiliates and all communications received by such Borrower or any of its ERISA Affiliates from the Internal Revenue Service with respect to any such funding waiver request; and (v) any unfavorable determination letter received by each Borrower or any of its ERISA Affiliates from the Internal Revenue Service regarding the qualification of a Benefit Plan maintained by or contributed to by such Borrower or any ERISA Affiliate under Section 401(a) of the Internal Revenue Code.

                  (c) Notify the Administrative Agent promptly upon becoming aware of any failure by either Borrower or any ERISA Affiliate to make a required installment under Section 412 of the Internal Revenue Code or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, if such failure would give rise to a Lien under Section 412(n) of the Internal Revenue Code.

For purposes of this Section 8.07, the Borrowers and any ERISA Affiliate shall be deemed to know all facts known by the Administrator of any Plan of which either Borrower or any ERISA Affiliate is the plan sponsor.

                  8.07. Environmental Notices. (a) The Borrowers shall notify the Administrative Agent and the Lenders in writing, promptly upon any of the chief executive officer, chief operating officer, chief financial officer, vice-president of finance, treasurer or controller of Banner's or treasurer of Burbank's learning thereof, of any:

                  (i) written notice or claim to the effect that either Borrower or any Subsidiary of either Borrower is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant into the environment which could reasonably result in an expenditure over $500,000;

                  (ii) written notice that either Borrower or any Subsidiary of either Borrower is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment which could reasonably result in an expenditure over $500,000;

                  (iii) written notice that any Property is subject to an Environmental Lien;

                  (iv) written notice to either Borrower or any Subsidiary of either Borrower of any violation of any Environmental, Health or Safety Requirement of Law;

                  (v) written notice of the commencement or threat of any judicial or administrative proceeding alleging a violation by either Borrower or any Subsidiary of either Borrower of any Environmental, Health or Safety Requirement of Law;

                  (vi) new or proposed changes to any existing Environmental, Health or Safety Requirement of Law that could result in a Material Adverse Effect;

                  (vii) any acquisition of stock, assets, real estate, or leasing of property, or any other action by either Borrower or any Subsidiary of either Borrower that could subject either Borrower or any Subsidiary of either Borrower to environmental, health or safety Liabilities and Costs which could reasonably result in an expenditure over $500,000; or

                  (viii) any filing or report made by either Borrower or any Subsidiary of either Borrower with any Governmental Authority with respect to any unpermitted Release or threatened Release of a Contaminant which could reasonably result in an expenditure over $500,000.

                  (b) Within one hundred (100) days after the end of each Fiscal Year, the Borrowers shall submit to the Administrative Agent and the Lenders a report summarizing any change in the status of environmental, health or safety compliance, hazard or liability issues identified in notices required pursuant to Section 8.07(a), disclosed on SCHEDULE 7.01- S or identified in any notice or report required herein.

                  (c) Permit the Administrative Agent, any of the Lenders or any of their respective agents or representatives, to inspect during normal business hours each of the facilities and premises owned or operated by either Borrower or any Subsidiary of either Borrower to confirm the matters of which such notice is required to be given or with respect to which such report is required to be given hereunder.

                  8.08. Other Reports. Promptly after the same are available, the Borrowers shall deliver or cause to be delivered to the Administrative Agent and the Lenders copies of all (a) Financial Statements, reports and notices, registration statements and proxy statements or other filings, if any, sent or made available generally by the Borrowers to their respective Securities holders or filed with the Commission or other securities exchange and all press releases made available generally by the Borrowers or Subsidiaries of the Borrowers to the public concerning material developments in the business of either Borrower or any such Subsidiary, and (b) reports, if any, submitted to either Borrower or any Subsidiary of either Borrower or its respective board of directors by its independent public accountants, including, without limitation, any management report prepared in connection with the annual audit.

                  8.09. Other Information. Promptly upon receiving a request therefor from the Administrative Agent, a Co-Agent, or the Requisite Lenders, the Borrowers shall prepare and deliver to the Administrative Agent and the Lenders such other information with respect to the Borrowers, any of their Subsidiaries, or the Collateral, including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof, as from time to time may be reasonably requested by the Administrative Agent, the Co-Agents, or the Requisite Lenders.

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                                   ARTICLE IX
                             AFFIRMATIVE COVENANTS


                  Borrowers jointly and severally covenant and agree that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

                  9.01. Corporate Existence, Etc. Each Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses, except where the loss or termination of such rights and franchises is not likely to result in a Material Adverse Effect. Banner shall provide the Administrative Agent and each Lender with a complete list of all of its Subsidiaries promptly after any change in the list included as part of SCHEDULE 7.01-C.

                  9.02. Corporate Powers; Conduct of Business. Each Borrower shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business and maintain its good standing in each jurisdiction in which the nature of its business and the ownership of its Property requires it to be so qualified and in good standing; provided, however, that such Persons shall be permitted fifteen (15) days after their becoming aware of any failure to so qualify or remain qualified in which to qualify or reinstate qualification.

                  9.03. Compliance with Laws, Etc. Each Borrower shall, and shall cause each of its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting it or its business, Property, assets or operations and (b) obtain as needed all Permits necessary for its operations and maintain such Permits in good standing, except in the case where noncompliance with either clause (a) or (b) above is not reasonably likely to result in a Material Adverse Effect.

                  9.04. Payment of Taxes and Claims; Tax Consolidation. Each Borrower shall, and shall cause each of its Subsidiaries to, pay (a) all taxes, assessments and other governmental charges imposed upon it or on any of its Property or assets or in respect of any of its franchises, business, income or Property before any penalty or interest accrues thereon, and (b) all Claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 10.03) upon any of such Borrower's or such Subsidiary's Property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (a) above or Claims referred to in clause (b) above need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor. Neither Borrower will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than the Borrowers and their Subsidiaries and their Affiliate, The Fairchild Corporation).

                  9.05. Insurance. To the extent available at reasonable cost from responsible and reputable insurance companies, the Borrowers shall maintain for themselves and their Subsidiaries, or shall cause each of such Subsidiaries to maintain in full force and effect the insurance policies and programs listed on SCHEDULE 7.01-AA or substantially similar policies and programs or other policies and programs (including, without limitation, self-insurance programs) as are reasonably acceptable to the Administrative Agent. All such policies and programs (other than self-insurance programs) shall be maintained with responsible and reputable insurance companies or associations, in such amounts and covering such risks as are usual for companies engaged in similar businesses and owning similar property in the same general geographic areas in which the Borrowers and/or their Subsidiaries operate. Borrowers shall notify the Administrative Agent, in writing, in the event any such policies and programs cease to be available (or cease to be available at reasonable cost) from responsible and reputable insurance companies. Each certificate and policy relating to Property damage, boiler and machinery and/or business interruption with respect to (a) all Property located in the United States and (b) Property having an insurable value in excess of $250,000 located outside of the United States, shall contain an endorsement, in form and substance acceptable to the Administrative Agent, showing loss payable to the Administrative Agent, for the benefit of the Holders, and, if required by the Administrative Agent, naming the Administrative Agent as an additional insured under such policy. Each certificate and policy relating to coverage other than the foregoing shall, if required by the Administrative Agent, contain an endorsement naming the Administrative Agent as an additional insured under such policy. Such endorsement or an independent instrument furnished to the Administrative Agent shall provide that the insurance companies will give the Administrative Agent at least thirty (30) days' written notice before any such policy or policies of insurance shall be altered adversely to the interests of the Holders or cancelled or not renewed and that no act, whether willful or negligent, or default of either Borrower, any Subsidiary of either Borrower or any other Person shall affect the right of the Administrative Agent to recover under such policy or policies of insurance in case of loss or damage. In the event the Borrowers or any of their Subsidiaries, at any time or times hereafter shall fail to obtain or maintain policies of insurance substantially similar to those listed on SCHEDULE 7.01-AA or to pay any premium in whole or in part relating thereto, then the Administrative Agent may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the then Administrative Agent deems advisable under the circumstances. All sums so disbursed by the Administrative Agent shall constitute Protective Advances hereunder and be part of the Obligations, payable as provided in this Agreement. The Administrative Agent shall inform the Borrowers promptly upon its obtaining any such policies of insurance and payment of any such premiums. Provided that the Administrative Agent obtains such policies of insurance and the Borrowers promptly reimburse it for the Protective Advances disbursed in connection therewith, no Event of Default shall result from Borrowers' failure to maintain such insurance.

                  9.06. Inspection of Property; Books and Records; Discussions. The Borrowers shall, and shall cause each of their Subsidiaries to, permit any authorized representative(s) designated by the Administrative Agent, any Co-Agent or any Lender to visit and inspect, whether by access to Borrowers' and their Subsidiaries' MIS or otherwise, any of the Property, to examine, audit, check and make copies of its respective financial and accounting records, books, journals, orders, receipts and any correspondence (other than privileged correspondence with legal counsel) and other data relating to their respective businesses or the transactions contemplated hereby or referenced herein (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers, management personnel, and independent certified public accountants, all upon reasonable written notice and at such reasonable times during normal business hours, as often as may be reasonably requested. Each such visitation and inspection (i) by or on behalf of any Lender or Co-Agent (other than Citicorp) shall be at such Lender's or Co-Agent's expense and (ii) by or on behalf of the Administrative Agent shall be at the Borrowers' expense as provided in Section 15.02. The Borrowers shall keep and maintain, and cause each of their Subsidiaries to keep and maintain, in all material respects on its MIS and otherwise proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to its respective businesses and activities, including, without limitation, transactions and other dealings with respect to the Collateral. If an Event of Default has occurred and is continuing, the Borrowers, upon the Administrative Agent's request, shall, and shall cause each of their Subsidiaries to, turn over any such records to the Administrative Agent or its representatives;

provided, however, that the Borrowers may, in their discretion, retain copies of such records. Borrowers shall deliver to the Administrative Agent any instrument necessary for the Administrative Agent to obtain records (or copies thereof) from any service bureau maintaining records for the Borrowers or any of their Subsidiaries at any time the Administrative Agent would be entitled to obtain such records (or copies thereof) from the Borrowers or their Subsidiaries if the same were maintained by such Persons rather than a service bureau.

                  9.07. Required Hedge Agreements. In the event three-month LIBOR exceeds a rate equal to (a) eleven percent (11%) per annum minus (b) the then effective Eurodollar Rate Margin minus (c) one-half of one percent (0.50%) for a period of fifteen (15) consecutive Business Days, the Borrowers shall enter into Hedge Agreements within forty-five (45) calendar days after the end of such fifteen (15) Business Day period on terms by which the Borrowers are protected against three-month LIBOR exceeding a rate equal to (i) eleven percent (11%) per annum minus (ii) the then effective Eurodollar Rate Margin for a minimum period of the lesser of (A) three (3) years and (B) one year less than the then remaining term of this Agreement as to an aggregate notional amount of not less than the amount equal to sixty percent (60%) of the sum of
(I) the then outstanding aggregate principal balance of the Loans. All such Hedge Agreements shall be purchased from a commercial bank having total assets in excess of $1,000,000,000 or such other Person reasonably acceptable as a credit matter to the Administrative Agent. The Borrowers shall determine to their own satisfaction whether such Hedge Agreements are sufficient to provide protection and to meet their needs and none of the Administrative Agent, any Co-Agent, the Issuing Banks or the Lenders shall have any obligation or accountability with respect thereto or any obligation to propose, quote or enter into any Hedge Agreement.

                  9.08. Insurance and Condemnation Proceeds. (a) Direction to Insurers. Each Borrower hereby directs (and, if applicable, shall cause its Subsidiaries to direct) all insurers under policies of Property damage, boiler and machinery and business interruption insurance and payors of any condemnation claim or award relating to the Property to pay all proceeds payable under such policies or with respect to such claim or award directly to the Administrative Agent, for the benefit of the Administrative Agent, the Co-Agents, the Issuing Banks and the Lenders. In no case shall such proceeds be payable to a Borrower or one or more Subsidiaries of a Borrower and the Administrative Agent; provided, however, that in the event such proceeds are payable to a Borrower or one or more Subsidiaries of a Borrower and the Administrative Agent and the amount thereof exceeds $200,000, such Borrower or Subsidiary(ies) shall promptly endorse the instrument evidencing such proceeds to the

Administrative Agent and deliver the same to the Administrative Agent.

                  (b) Application of Proceeds. In the event proceeds of insurance received by the Administrative Agent under property damage, boiler and machinery policies, business interruption insurance policies, or with respect to a condemnation claim or award exceed $200,000 and do not constitute Replacement Proceeds, the Administrative Agent shall, upon receipt of such proceeds, apply all of the proceeds so received in repayment of the Obligations in the manner set forth in Section 4.01(b)(vi). Notwithstanding the foregoing, in the event proceeds of insurance received by the Administrative Agent under property damage, boiler and machinery policies or business interruption insurance policies (i) is equal to or less than $200,000 or (ii) constitutes Replacement Proceeds, the Administrative Agent shall, upon receipt of such proceeds, remit the amount so received to the Borrowers or a Subsidiary of a Borrower, as applicable; provided, however, in the case of Replacement Proceeds, if (i) the Administrative Agent receives notice from a Borrower that it or its Subsidiary, as applicable, does not intend to restore, rebuild or replace the Property subject to such insurance payment or condemnation award,
(ii) the Borrowers or the applicable Subsidiary fails to replace or commence (and diligently pursue) the restoration or rebuilding of such Property within 180 days after the Administrative Agent's receipt of the Replacement Proceeds,
(iii) upon completion of the restoration, rebuilding or replacement of such Property, the unused Replacement Proceeds from such insurance payment or condemnation award exceed $200,000, then upon the occurrence of any such events described above, all such proceeds or excess, as the case may be, shall constitute Net Cash Proceeds of Sale received by the Borrowers or a Subsidiary of the Borrowers and shall be applied to the Obligations pursuant to the terms of Section 4.01(b). References in this Section 9.08(b) to replacement of Property subject to insurance payments, if such Property is Inventory, shall be deemed to include Inventory which is not necessarily of the identical type as the insured Inventory to be replaced.

                  9.09. ERISA Compliance. Each Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

                  9.10. Maintenance of Property. Each Borrower shall, and shall cause each of its Subsidiaries to, maintain in all material respects all of its respective owned and leased Property in good, safe and insurable condition and repair, and not permit, commit or suffer any waste or abandonment of any such Property and from time to time shall make or cause to be made all material repairs, renewal and replacements thereof, including, without limitation, any capital improvements which may be required; provided, however, that such Property may be altered or renovated in the ordinary course of such Borrower's or such Subsidiary's business and provided further that the foregoing requirements shall not apply to obsolete Inventory and Equipment.

                  9.11. Condemnation. Promptly upon learning of the institution of any proceeding for the condemnation or other taking of any of the owned or leased Real Property of a Borrower or any Subsidiary of a Borrower, the Borrowers shall notify the Administrative Agent of the pendency of such proceeding, and permit the Administrative Agent to participate in any such proceeding, and from time to time will deliver to the Administrative Agent all instruments reasonably requested by the Administrative Agent to permit such participation.

                  9.12. Future Liens on Real Property. Within five (5) calendar days after the acquisition or leasing of any Real Property by a Borrower or a Subsidiary of a Borrower, Borrowers shall notify the Administrative Agent of such acquisition or lease and thereafter, upon the request of the Administrative Agent, the Borrowers shall, and shall cause their Subsidiaries to, (a) execute and deliver to the Administrative Agent, for the benefit of the Holders, (i) a mortgage, deed of trust, assignment or other appropriate instrument evidencing a Lien upon any such Real Property, lease or interest, within five (5) calendar days after the date the Administrative Agent delivers the same to the Borrowers, and (ii) such title insurance policies (mortgagee's form), certified surveys, appraisals (which meet or exceed the minimum appraisal standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act (12 C.F.R. Section 4 (1990)), as amended), and local counsel opinions with respect thereto promptly after the Administrative Agent's request therefor, or (b) promptly execute and deliver to, or obtain for, the Administrative Agent such other agreements, documents and instruments which the Administrative Agent reasonably deems necessary or desirable in view of the nature of the Property so acquired or leased, such agreements described in clauses (a) and (b) to be in form and substance acceptable to the Administrative Agent and such Property to be subject only to (i) Liens permitted under Section 10.03 and (ii) such other Liens as the Administrative Agent and Lenders may reasonably approve, it being understood that the granting of such additional security for the Obligations is a material inducement to the execution and delivery of this Agreement by each Lender.

                  9.13. Consignee/Bailee Letters; Leased Inventory; Filings. Each Borrower shall, and shall cause each of its Subsidiaries to, use its best efforts to (a) obtain consignee or bailee letters (as applicable) substantially in the form attached hereto as EXHIBIT L from each consignee or bailee in possession of Inventory of the Borrowers and their Subsidiaries having a Total Book Value greater than $100,000 promptly upon delivery of such Inventory to such consignee or bailee,
(b) cause to be executed and delivered to the Administrative Agent concurrently with execution and delivery of such consignee or bailee letter, UCC financing statements in form and substance satisfactory to the Administrative Agent with respect to Inventory located on the premises of such consignee or bailee, and
(c) cause to be executed and delivered to the Administrative Agent promptly after entering into any lease agreement with respect to Inventory having a Total Book Value greater than $100,000 which is leased by a Borrower or a Subsidiary of a Borrower to the lessee under such lease agreement, UCC financing statements in form and substance satisfactory to the Administrative Agent with respect to such leased Inventory; provided, however, that such letters and financing statements shall be required for consignees/bailees and lessees having possession, in the aggregate, of Inventory having a Total Book Value exceeding ten percent (10.0%) of all Inventory of the Borrowers and their Subsidiaries.

                  9.14. Maintenance of Tax Sharing Agreement. The Borrowers shall maintain and cause to be maintained, in full force and effect, the Tax Sharing Agreements, without amendment or modification.

                  9.15. Receivables, Inventory and Fixed Assets. The Borrowers shall (a) promptly notify the Administrative Agent if either becomes aware of anything materially detrimental to the creditworthiness of its customers, in the aggregate, (b) conduct an annual (or more often when reasonably requested by the Administrative Agent) physical count of the Borrowers' and their Subsidiaries' Inventory and promptly after completion thereof, if requested by the Administrative Agent, furnish a copy thereof to the Administrative Agent, together with a report of the Total Book Value of such Inventory, (c) promptly notify the Administrative Agent of any dispositions of Equipment or Real Property of the Borrowers and their Subsidiaries having a Fair Market Value in excess of $250,000, (d) settle or adjust claims with respect to Receivables at no expense to the Administrative Agent, subject to the provisions of Section 10.22 and (e) maintain all Inventory at the locations required under the terms of the Loan Documents pursuant to which Liens are granted therein (other than (i) Foreign Inventory having an aggregate Total Book Value of up to ten percent (10%) of the aggregate Total Book Value of all Inventory of the Borrowers and their Subsidiaries at any given time, (ii) Foreign Inventory in a location other than the Republic of Germany having an aggregate Total Book Value of up to three percent (3%), and (iii) Inventory sold in the ordinary course of business). Borrowers shall, and shall cause their Subsidiaries to, execute and deliver such agreements and instruments as may be required under the local jurisdiction's

Requirements of Law to grant and perfect Liens on Foreign Inventory located in the Republic of Germany and in any other jurisdiction outside of the United States in which Inventory of the Borrowers and their Subsidiaries having an aggregate Total Book Value equal to or exceeding $3,000,000 is located.

                  9.16. Environmental Compliance. Each Borrower shall, and shall cause its Subsidiaries to, comply in all material respects with applicable Environmental, Health and Safety Requirements of Law.

                                   ARTICLE X
                               NEGATIVE COVENANTS

                  Borrowers jointly and severally covenant and agree that they shall comply with the following covenants so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

                  10.01. Indebtedness. Neither Borrower shall, nor shall either Borrower permit any of its Subsidiaries to directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                  (a)  the Obligations;

                  (b) Indebtedness for trade payables, wages and other accrued expenses incurred in the ordinary course of business;

                  (c) the Transaction Costs which have not been paid on or as of the Effective Date;

                  (d)  Permitted Existing Indebtedness;

                  (e) to the extent permitted by Article XI and in any event in an aggregate amount not to exceed $3,000,000 at any time, Indebtedness under Capital Leases and Indebtedness evidenced by industrial revenue bonds;

                  (f) Purchase Money Indebtedness (i) related to the Utah Distribution Center and otherwise permitted by Section 10.01(m) and
           (ii) related to other purchases in an aggregate amount not exceeding $500,000;

                  (g) Indebtedness under Operating Leases complying with the limitations thereon set forth in Section 10.07;

                  (h) Indebtedness in respect of taxes, assessments, governmental charges and Claims for labor, materials or supplies, to the extent that payment thereof is not required pursuant to Section 9.04;

                  (i) Indebtedness constituting Accommodation Obligations permitted by Section 10.05;

                  (j)  Intercompany Debt;

                  (k) Indebtedness in respect of the Hedge Agreements (i) required under Section 9.07 and (ii) in respect of foreign exchange contracts entered into in the ordinary course of business; and

                  (l) Indebtedness under appeal bonds in connection with judgments which do not result in an Event of Default or a Potential Event of Default or any other breach hereunder, provided that the aggregate amount of all such Indebtedness does not exceed $500,000;

                  (m) Indebtedness not to exceed $7,000,000 in the aggregate incurred in connection with the Utah Distribution Center, including, without limitation, Capital Expenditures made in connection with the Utah Distribution Center;

                  (n) other unsecured Indebtedness not to exceed $5,000,000 in the aggregate at any time outstanding; and

                  (o) any extensions, renewals, refundings or replacements of any of the foregoing, provided that any such extension, renewal, refunding or replacement is in an aggregate principal amount not greater than the principal amount of, and is on terms no less favorable to the Borrower obligor or Subsidiary obligor than the terms of, the permitted Indebtedness so extended, renewed, refunded or replaced.


No Indebtedness for borrowed money permitted hereunder, except for Permitted Existing Indebtedness to the extent otherwise provided in the agreements governing the same as of the Closing Date, shall contain any provisions making a "default" under or in respect of some other Indebtedness for borrowed money a "default" thereunder, unless such cross-default provisions (i) are applicable only with respect to "defaults" which have resulted in the acceleration of payment of obligations for borrowed money not incurred in connection with the acquisition of the Utah Distribution Center in an amount not more than $3,000,000 in any particular case or (ii) are applicable with respect to "defaults" which have resulted in the acceleration of payment of obligations for borrowed money incurred in connection with the acquisition of the Utah Distribution Center in an amount not more than $7,000,000 but the obligee of such obligations has executed and delivered to the Administrative Agent agreements with respect to mortgagee waivers and other intercreditor matters deemed necessary by the Administrative Agent.

                  10.02. Sales of Assets. Neither Borrower shall, nor shall either Borrower permit any of its Subsidiaries to sell, assign, transfer, exchange, lease, convey or otherwise dispose of any Property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

                  (a) the sale of Property having a Fair Market Value not exceeding $250,000 in any twelve (12) month period for consideration not less than the Fair Market Value thereof so long as (i) any non-cash consideration resulting from such sale shall be pledged or assigned to the Administrative Agent, for the benefit of the Holders, pursuant to an instrument in form and substance acceptable to the Administrative Agent and (ii) the Borrowers comply with the mandatory prepayment provisions set forth in Section 4.01(b) and the conditions to the release of Collateral described in Section 13.09(c);

                  (b) the transfer of Property (i) from a Subsidiary of a Borrower to such Borrower or (ii) from a Subsidiary of a Borrower to another Subsidiary of such Borrower, provided that the Subsidiary transferee is a Guarantor;

                  (c) the sale (including, without limitation, sales on consignment), exchange or lease of Inventory in the ordinary course of the respective Borrower's or a Borrower's respective Subsidiary's respective businesses;

                  (d) the disposition of Equipment if (i) such Equipment is obsolete or no longer useful in the ordinary course of a Borrower's or such Subsidiary's business, or (ii) within six (6) months after such disposition, an amount equal to the proceeds therefrom is either (A) used to finance the purchase or lease of replacement Equipment and the seller thereof delivers to the Administrative Agent evidence of such use and that the replacement Equipment is free and clear of all Liens except those created under the Loan Documents or (B) delivered to the Administrative Agent for application to the repayment of the Obligations pursuant to the mandatory prepayment provisions set forth in Section 4.01(b);

                  (e) the sale of Investments in Cash Equivalents permitted pursuant to Section 10.04(a);

                  (f) the sale of Real Property of Adams Industries, Inc. which is located in Suffield, Connecticut, and Real Property of Matrix Aviation, Inc. which is located in Wichita, Kansas; provided that (i) the consideration received therefor equals or exceeds the book value thereof and (ii) the Borrowers comply with the mandatory prepayment provisions set forth in Section 4.01(b) and the conditions to the release of Collateral described in Section 13.09(c);

                  (g) the sale of Banner's Investment in Scorpio Acquisition Company Ltd. for an amount no less than its Fair Market Value at the time of sale; provided that any non-cash consideration resulting from such sale shall be pledged or assigned to the Administrative Agent for the benefit of the Holders pursuant to an instrument in form and substance acceptable to the Administrative Agent;

                  (h)  the sale of the Investment described in Section
           10.04(g);

                  (i) the sale of warrants for Capital Stock of Interactive Flight Technologies, Inc. received by Banner;

                  (j) the sale of Property permitted pursuant to Section 10.11; and

                  (k) the sale of up to a fifty percent (50%) interest in the Capital Stock of Aero International, Inc. to RHI Holdings, Inc.

Notwithstanding anything to the contrary in this Article X, any sale or transfer of Collateral (other than sales, assignments, transfers, exchanges, leases, conveyances, or other dispositions of Collateral described in clauses
(a) through (k) of this Section 10.02), either singly or in a series of related sales or transfers, having a value based upon the higher of its Total Book Value or appraised Fair Market Value in excess of (i) $2,000,000, exclusive of such value of any Inventory consisting of consigned goods, or (ii) $3,000,000, inclusive of such value of any Inventory consisting of consigned goods, shall require the prior written approval of Lenders whose Pro Rata Shares, in the aggregate, are at least eighty percent (80%).

                  10.03. Liens. Neither Borrower shall, nor shall either Borrower permit any of its Subsidiaries to directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective Property or assets except:

                  (a)  Liens created pursuant to the Loan Documents;

                  (b) Permitted Existing Liens; provided, however that the Indebtedness secured by such Liens may not exceed the amount thereof as of the Closing Date;

                  (c)  Customary Permitted Liens;

                  (d) purchase money Liens (including the interest of a lessor under a Capital Lease or an Operating Lease having substantially the same economic effect) created in connection with the incurrence of Indebtedness permitted by Section 10.01(f) which is not in default or foreclosure;

                  (e) Liens with respect to judgments which do not result in an Event of Default or Potential Event of Default;

                  (f) any interest or title of a lessor or secured by a lessor's interest under any lease permitted by this Agreement;

                  (g) Liens identified as permitted Liens in the Loan Documents providing for mortgage interests in favor of the Administrative Agent in either Borrower's or any Subsidiary of either Borrower's Real Property;

                  (h) Liens against the Real Property consisting of the Utah Distribution Center, improvements thereon and fixtures attached thereto to secure Indebtedness incurred by Banner Distribution, Inc. which is permitted by Section 10.01(m); provided that the holder of such Liens shall have entered into an intercreditor agreement and/or mortgagee waiver with the Administrative Agent, in form and substance satisfactory to the Administrative Agent; and

                  (i) extensions, renewals, and replacements of Liens referred to in clauses (a), (b), (d), (g) and (h) of this Section 10.03; provided that (i) any such extension, renewal, or replacement of a Lien referred to in clauses (b), (d), (g) and (h) shall be limited to the Property covered by the Lien extended, renewed, or replaced,
           (ii) the obligations secured by any such extension, renewal, or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed, or replaced immediately prior to such extension, renewal or replacement, and (iii) such extension, renewal or replacement Lien shall be subject to the same intercreditor terms in favor of the Administrative Agent as the Lien extended, renewed, or replaced, if any.

                  10.04. Investments. Neither Borrower shall, nor shall either Borrower permit any of its Subsidiaries to, directly or indirectly make or own any Investment except:

                  (a) Investments in Cash Equivalents not to exceed $3,000,000 in the aggregate at any time;

                  (b) Permitted Existing Investments in an amount not exceeding the amount thereof outstanding on the Closing Date, in each case increased or decreased as required under GAAP as a result of annual adjustments made to Investments accounted for under the equity method;

                  (c) Investments in the form of advances or loans to, and residential property acquired from, employees in the ordinary course of business; and other loans to employees for purchases of options on the Capital Stock of a Borrower or a Subsidiary of either Borrower, in an aggregate amount not to exceed at any time outstanding (i) to any individual employee, $100,000 or (ii) to all employees, $500,000;

                  (d) Investments by a Borrower in its Subsidiaries which, if in the form of Intercompany Debt, would be permitted under Section 10.01(j);

                  (e) Investments which represent defaulted or extended obligations previously contracted in the ordinary course of business and payable on terms necessary to effectuate the collection thereof, in an aggregate amount not to exceed at any time outstanding $1,000,000;

                  (f) Investments in connection with sales of assets consented to by the Requisite Lenders;

                  (g) Investments by Banner or a Subsidiary of Banner in an aggregate amount not to exceed $4,000,000 in convertible notes to be issued by Rada Electronics Industries, Ltd. on terms and conditions substantially similar to those set forth on SCHEDULE 10.04-G attached hereto and made a part hereof; and

                  (h)  Investments in addition to those permitted under clauses
           (a) through (g) above made other than in the ordinary course of business in an aggregate amount not exceed at any time outstanding $1,000,000.

In no event shall either Borrower or any Subsidiary of either Borrower create any Subsidiary (i) which is not included in SCHEDULE 7.01-C or (ii) which is not a Canadian Subsidiary or corporation formed under the laws of Singapore for the primary purpose of owning or leasing a warehouse facility in Canada or Singapore in which Inventory of the Borrowers and their Subsidiaries is to be located.

                  10.05. Accommodation Obligations. Neither Borrower shall, nor shall either Borrower permit any of its Subsidiaries to, directly or indirectly create or become or be liable with respect to any Accommodation Obligation, except:

                  (a) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of its business;

                  (b) Permitted Existing Accommodation Obligations and any extensions, renewals or replacements thereof, provided that the aggregate Indebtedness of the applicable Borrower or Subsidiary under any such extension, renewal or replacement is not greater than the Indebtedness of such Borrower or Subsidiary under, and shall be on terms no less favorable to the obligor Borrower or Subsidiary than the terms of, the Permitted Existing Accommodation Obligation so extended, renewed or replaced;

                  (c)  Accommodation Obligations arising under the Loan
           Documents;

                  (d) obligations, warranties and indemnities which (i) are undertaken or made in the ordinary course of business, (ii) are not in favor of an Affiliate, and (iii) do not relate to Indebtedness which is in default;

                  (e) guaranties of Indebtedness of a Subsidiary of Banner (other than Burbank) or a Subsidiary of Burbank arising under any Capital Lease or Operating Lease under which such Subsidiary is the lessee;

                  (f) the guarantee by Banner of the Indebtedness of Banner Distribution, Inc. described in Section 10.03(h) and an environmental liability indemnity in favor of the holder of such Indebtedness; and

                  (g) other Accommodation Obligations not to exceed $500,000 in the aggregate at any time outstanding.

                  10.06. Restricted Junior Payments. Neither Borrower shall, nor shall either Borrower permit any of its Subsidiaries to declare or make any Restricted Junior Payment, except:

                  (a) dividends or distributions made in order to facilitate the repayment of Intercompany Debt;

                  (b) dividends or distributions to a Borrower on the Capital Stock of any of its Subsidiaries or to any of a Borrower's Subsidiaries from any other Subsidiary of such Borrower or any Subsidiary of such Borrower; and

                  (c) dividends or distributions on the Capital Stock of Banner; provided that (i) the aggregate amount of such dividends and distributions shall not exceed $150,000 in any

           Fiscal Year, (ii) no Event of Default shall exist as of the date of declaration or payment of any such dividend or distribution or result therefrom, and (iii) Banner shall have provided the Administrative Agent with written notice of the date on which any such dividend or distribution is to be made no less than ninety (90) days prior to such date.

                  10.07. Restriction on Operating Leases. During any Fiscal Year, neither Borrower shall, nor shall either Borrower permit any of its Subsidiaries to, become liable in any way, whether directly or indirectly or by assignment or by Accommodation Obligation, for the obligations of the lessee under any Operating Lease unless, immediately after giving effect to the incurrence of liability with respect to such Operating Lease, the amount of all Consolidated Rental Payments for such Fiscal Year (exclusive of any reimbursement for taxes, insurance, maintenance or other expenses) do not exceed $4,350,000.

                  10.08. Conduct of Business. Neither Borrower shall, nor shall either Borrower permit any of its Subsidiaries to, engage in any business other than the businesses engaged in by the Borrowers and their Subsidiaries on the Closing Date and the business consisting of the distribution and marketing of aircraft after-market parts and components.

                  10.09. Transactions with Shareholders and Affiliates. Neither Borrower shall, nor shall either Borrower permit any of its Subsidiaries to, directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrowers on terms that are less favorable to such Borrower or Subsidiary, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such an Affiliate other than pursuant to those management contracts and service agreements identified on SCHEDULE 10.09, as such management contracts and service agreements may be amended, supplemented or modified without materially impairing such Borrower's or Subsidiary's ability to repay its Obligations. Nothing contained in this
Section 10.09 shall prohibit any trans action expressly permitted by Sections
10.05 and 10.06 or any other Section of this Agreement.

                  10.10. Restriction on Fundamental Changes. Neither Borrower shall, nor shall either Borrower permit any of its Subsidiaries to, (a) enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of such Person's business or Property, whether now or hereafter acquired, except for (i) the merger of a Subsidiary of a Borrower with and into a Borrower or (ii) the merger of a Guarantor with and into another Guarantor or (b) acquire by purchase or otherwise, all or substantially all of the business, property or assets of, or Capital Stock or other evidence of beneficial ownership of, any Person.

                  10.11. Sales and Leasebacks. Except with respect to the Property identified on SCHEDULE 10.11 attached hereto, neither Borrower shall, nor shall either Borrower permit any of its Subsidiaries to, become liable, directly, by assumption or by Accommodation Obligation, with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed) which it or one of its Subsidiaries (a) sold or transferred or is to sell or transfer to any other Person, or (b) intends to use for substantially the same purposes as any other Property which has been or is to be sold or transferred by it or one of its Subsidiaries to any other Person, in either instance, in connection with such lease, unless, after giving effect to each such lease Borrowers are in compliance with Section 10.07.

                  10.12. Margin Regulations; Securities Laws. Neither Borrower shall, nor shall either Borrower permit any of its Subsidiaries to, use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock or to violate the Securities Exchange Act or the Securities Act as in effect on the date or dates of such use of proceeds.

                  10.13.  ERISA.  Neither Borrower shall:

                  (a) engage, or permit any of its Subsidiaries to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL and in connection with which it could be subject to either a civil penalty assessed pursuant to
           Section 502(i) of ERISA in excess of $250,000 or a tax imposed by
           Section 4975 of the Internal Revenue Code in excess of $250,000 or it and all ERISA Affiliates could be subject to aggregate penalties and taxes in excess of $1,000,000 for all such prohibited transactions;

                  (b) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue
           Code) or fail to pay any installment necessary to amortize each waived funding deficiency with respect to any Benefit Plan contributed to or maintained by it or any of its ERISA Affiliates;

                  (c) fail to make any contribution or payment to any Multiemployer Plan which such Borrower or any ERISA

           Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

                  (d) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

                  (e) permit to exist any occurrence of any Reportable Event, or any other event or condition which in the reasonable opinion of the Administrative Agent presents a material risk of a material liability of either Borrower or any of its ERISA Affiliates under ERISA or the Internal Revenue Code; or

                  (f) enter into any new Plan, or modify any existing Plan contributed to or maintained by either Borrower or any of its ERISA Affiliates, so as to materially increase the obligations of such Borrower or any of its ERISA Affiliates.

                  10.14. Sale of Receivables and Matters Relating to Receivables. Neither Borrower shall, nor shall either Borrower permit any of its Subsidiaries to:

                  (a) rebate any invoice or sale or make sales on extended dating beyond that customary in the industry or rebill any Receivable without promptly disclosing the same to the Administrative Agent and providing the Administrative Agent with a copy of such rebilling;

                  (b) directly or indirectly, sell, with recourse or without, or discount or otherwise sell any of its Receivables or any of its notes or obligations receivable in any amount other than, in the case of Domestic Subsidiaries, the sale of Receivables owing from foreign account debtors not to exceed $1,000,000 in the aggregate during each Fiscal Year;

                  (c) directly or indirectly, sell or discount or otherwise sell any of its Receivables or any of its notes or obligations receivable in any amount with recourse, except Receivables, notes or obligations receivable which result in recourse obligations of Foreign Subsidiaries not to exceed $2,000,000 in an aggregate amount during each Fiscal Year.

Notwithstanding anything to the contrary in this Article X, any sale of Collateral which consists of Property described in this Section 10.14 (other than sales of Collateral described in clause (b) above), either individually or in the aggregate, having a value based upon its Total Book Value in excess of $2,000,000 shall require the prior written approval of all of the Lenders.

                  10.15. Organizational Documents. Neither Borrower shall, nor shall either Borrower permit any of its Subsidiaries to, amend, modify or otherwise change any of the terms or provisions in any of their respective Organizational Documents as in effect on the Closing Date, except (a) with respect to which written notice shall have been provided to the Administrative Agent within ten (10) days prior to the effective date of any such amendment, modification or change and (b) if no Event of Default or Potential Event of Default would result therefrom.

                  10.16. Bank Accounts. Neither Borrower shall, nor shall either Borrower permit any of its Subsidiaries to establish or maintain any deposit account into which collections of Receivables and proceeds of other Collateral are deposited other than those identified as existing on the Closing Date and disclosed on SCHEDULE 10.16 attached hereto, unless such Borrower gives the Administrative Agent prior written notice of such establishment and delivers to the Administrative Agent an executed Collection Account Agreement concurrently with such deposit account being established.

                  10.17. Fiscal Year. Neither Borrower shall, nor shall either Borrower permit any of its Subsidiaries to, change its Fiscal Year (a) for accounting purposes from a period consisting of the 12-month period ending on March 31 of each calendar year or (b) except as required in order to file consolidated income tax returns with The Fairchild Corporation, for tax purposes from a period consisting of the 12-month period ending on March 31 of each calendar year.

                  10.18. Issuance and Disposal of Capital Stock. Neither Borrower shall, nor shall either Borrower permit any of its Subsidiaries to, directly or indirectly issue, sell, assign, pledge, encumber or dispose of any shares of its Capital Stock or other equity Securities, except (a) to qualify directors if required by applicable law, (b) under Permitted Equity Securities Options, (c) Capital Stock of Banner which is common stock, and (d) as otherwise specifically permitted pursuant to the terms of this Agreement.

                  10.19. Consultant Contracts. Neither Borrower shall, nor shall either Borrower permit any of its Subsidiaries to, become obligated under consulting or like contracts with Persons who have been employees or directors of such Person for amounts aggregating more than $1,000,000 in any Fiscal Year.

                  10.20. Payments on Other Indebtedness. Neither Borrower shall, nor shall either Borrower permit any of its Subsidiaries to, (a) make any voluntary prepayment of principal of, or make any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to any Indebtedness for borrowed money other than the Obligations which is not required under the terms of such Indebtedness, (b) make any payments of principal or interest on any amount of Other Indebtedness owing to an Affiliate of it at any time at which an Event of Default or a Potential Event of Default exists, or (c) amend, modify or supplement any payment or prepayment terms contained in any agreement or instrument executed and delivered with respect to such Indebtedness for borrowed money other than as otherwise specifically permitted under this Agreement.

                  10.21. Aircraft Purchases. Notwithstanding anything to the contrary contained in Section 10.01, neither Borrower shall, nor shall either Borrower permit any of its Subsidiaries to, purchase (a) any single Aircraft or Airframe, the consideration for which exceeds $5,000,000, or (b) any single Engine or Engine core, the consideration for which exceeds $3,000,000; provided, however, that (i) the amount set forth in clause (a) above may, at the sole discretion of the Administrative Agent, be increased by $1,000,000 upon the request of the Borrowers and the written concurrence of the Administrative Agent and (ii) the amount set forth in clause (b) above may, at the sole discretion of the Administrative Agent, be increased by $500,000 upon the request of the Borrowers and the written concurrence of the Administrative Agent. In any instance when the consideration for any single Aircraft, Airframe, Engine or Engine core exceeds $500,000, the respective purchaser thereof must be a party to an Aircraft Mortgage covering such Aircraft, Airframe, Engine or Engine core purchased.

                  10.22. Settlement of Receivables. Neither Borrower shall, nor shall either Borrower permit any of its Subsidiaries to, settle or adjust disputes and claims with respect to any of its Receivables with respect to which any discount, credit or allowance is granted to any customer or account debtor or accept any return of merchandise, in either instance, in excess of $1,000,000 without the consent of the Administrative Agent, except for discounts, credits and allowances made or given in the ordinary course of business and of which written notice is given to the Administrative Agent.

                                   ARTICLE XI
                              FINANCIAL COVENANTS

                  The Borrowers hereby covenant and agree that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities not yet due):

                  11.01. Interest Coverage Ratio. Banner shall maintain an Interest Coverage Ratio as determined as of the last day of each fiscal quarter of Banner set forth below for the four-fiscal-quarter period then ending of at least the ratio set forth below opposite such determination date:

           Fiscal Quarter Ending                                  Ratio
           ---------------------                                  -----
                   9/30/95                                    1.70 to 1.00
                  12/31/95                                    1.70 to 1.00

                   3/31/96                                    1.70 to 1.00
                   6/30/96                                    1.70 to 1.00
                   9/30/96                                    1.70 to 1.00
                  12/31/96                                    1.70 to 1.00

                   3/31/97                                    2.00 to 1.00
                   6/30/97                                    2.00 to 1.00
                   9/30/97                                    2.20 to 1.00
                  12/31/97                                    2.20 to 1.00

                   3/31/98                                    2.40 to 1.00
                   6/30/98                                    2.40 to 1.00
                   9/30/98                                    2.40 to 1.00
                  12/31/98                                    2.40 to 1.00

                   3/31/99                                    2.75 to 1.00
                   6/30/99                                    2.75 to 1.00
                   9/30/99                                    2.75 to 1.00
                  12/31/99                                    2.75 to 1.00

                   3/31/00                                    3.00 to 1.00
                    and each quarter
                    thereafter

                  11.02. Fixed Charge Coverage Ratio. Banner shall maintain a Fixed Charge Coverage Ratio as determined as of the last day of each fiscal quarter of Banner for the four-fiscal-quarter period then ending of at least
1.00 to 1.00; provided that calculation of the Fixed Charge Coverage Ratio for the four-fiscal-quarter periods ending on September 30, 1995, December 31, 1995, March 31, 1996, June 30, 1996, September 30, 1996 and December 31, 1996
shall exclude all Capital Expenditures recorded relating to the Utah Distribution Center up to an aggregate of such Capital Expenditures not to exceed $9,000,000 and provided further that the amount of principal amortization used in the calculation of the Fixed Charge Coverage Ratio for the periods ending September 30, 1995, December 31, 1995, March 31, 1996 and June 30, 1996 shall equal $7,000,000.

                  11.03. Leverage Ratio. Banner shall maintain a Leverage Ratio as determined as of the last day of each fiscal quarter of Banner set forth below for the four-fiscal-quarter period then ending of not more than the ratio set forth below opposite such determination date:

           Fiscal Quarter Ending                            Ratio
           ---------------------                            -----
                 9/30/95                                    5.95 to 1.00
                12/31/95                                    5.95 to 1.00

                 3/31/96                                    5.95 to 1.00
                 6/30/96                                    5.95 to 1.00
                 9/30/96                                    5.75 to 1.00
                12/31/96                                    5.50 to 1.00

                 3/31/97                                    5.00 to 1.00
                 6/30/97                                    5.00 to 1.00
                 9/30/97                                    5.00 to 1.00
                12/31/97                                    5.00 to 1.00

                 3/31/98                                    4.50 to 1.00
                 6/30/98                                    4.50 to 1.00
                 9/30/98                                    4.50 to 1.00
                12/31/98                                    4.50 to 1.00

                 3/31/99                                    4.00 to 1.00
                 6/30/99                                    4.00 to 1.00
                 9/30/99                                    4.00 to 1.00
                12/31/99                                    4.00 to 1.00

                 3/31/00                                    3.75 to 1.00
                   and each quarter
                   thereafter

                 11.04. Net Worth. Banner shall, at all times during the respective periods set forth below, maintain a consolidated net worth of no less than the amount set forth below opposite such respective period:

                 Period                       Amount
                 ------                       ------

                 Effective Date -  3/30/97    $130,159,000
                 3/31/97     -  3/30/98       $132,159,000
                 3/31/98     -  3/30/99       $135,159,000
                 3/31/99     -  3/30/00       $139,159,000

                 3/31/00     -  3/30/01       $144,159,000
                 3/31/01     -  3/30/02       $150,159,000
                 3/31/02 and thereafter       $157,159,000

provided, however, that in the event Banner issues Capital Stock (other than pursuant to Permitted Equity Securities Options), the consolidated net worth amounts set forth above for the period in which such Capital Stock is issued and for each period thereafter shall be increased by seventy-five percent (75%) of the amount by which Banner's consolidated net worth is increased as a result of the issuance of such Capital Stock as reflected in the Financial Statements delivered to the Administrative Agent as required by Section 8.01(b) for the fiscal quarter of Banner (a) immediately succeeding the date on which such Capital Stock is issued, if such date is not the last day of a fiscal quarter or (b) ending on the date on which such Capital Stock is issued, if such date is the last day of a fiscal quarter.

             11.05. Capital Expenditures. The Borrowers and their Subsidiaries shall not make Capital Expenditures during any period set forth below, in an aggregate amount exceeding the maximum amount set forth below opposite such period below:

                    Period                       Maximum Amount
                    ------                       --------------

                 4/1/95  -  3/31/96              $10,000,000
                 4/1/96  -  3/31/97              $ 5,500,000
                 4/1/97  -  3/31/98              $ 2,000,000
                      and each fiscal year
                      thereafter

provided, however, to the extent Banner and its Subsidiaries have not made Capital Expenditures in the amount permitted above for a given period, Capital Expenditures in an amount equal to that portion of the Maximum Amount of such Capital Expenditures permitted but not made in such period may be made in the immediately next succeeding Fiscal Year in addition to any amounts permitted above for such Fiscal Year; provided that (a) amounts carried forward from one Fiscal Year to the next succeeding Fiscal Year may only be expended or accrued for Capital Expenditures after the Maximum Amount permissible for such succeeding Fiscal Year have been expended or accrued and (b) to the extent amounts carried forward from one Fiscal Year to the next succeeding Fiscal Year are not expended or accrued in such succeeding Fiscal Year, such surplus may not be carried forward to any other succeeding year; and provided, further, that no more than $1,000,000 of the Maximum Amount for the period set forth above ending on March 31, 1996 may be carried forward to the next succeeding Fiscal Year.

             11.06. Financial Covenant Calculations. Notwithstanding any requirements under GAAP, calculations made with respect to (a) the definitions of "EBITDA", "Net Income", "Fixed Charge Coverage Ratio", "Interest Coverage Ratio", "Leverage Ratio", and "Capital Expenditures" and (b) determination of compliance with the financial covenants set forth in this Article XI, each shall be made without regard to the requirements of Accounting Principles Board Opinion 16 or changes in requirements under GAAP which become effective after the Closing Date.

                                  ARTICLE XII
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

             12.01. Events of Default. Each of the following occurrences shall constitute an Event of Default under this Agreement:

             (a) Failure to Make Payments When Due. The Borrowers shall fail to (i) pay any principal on any Loan made to it when due in accordance with the terms of this Agreement and the Note evidencing the same, including, without limitation, any mandatory prepayment payable under the terms of Section 4.01(b) or to pay any Issuing Bank in respect of any Reimbursement Obligation owing to such Issuing Bank in accordance with Section 3.01(d) or (ii) pay any interest on any Loan, fees due under the terms of this Agreement and the 1995 Fee Letter or other Obligations outstanding hereunder within three (3) Business Days after the same become due in accordance with the terms of this Agreement or the 1995 Fee Letter.

             (b) Breach of Certain Covenants. The Borrowers shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on such Person under Article X or Article XI.

             (c) Breach of Representation or Warranty. Any representation, warranty, Financial Statement or other written schedule or disclosure made or deemed made by the Borrowers or any officer of either Borrower to the Administrative Agent, any Lender or any Issuing Bank herein, or by a Borrower, any Subsidiary of a Borrower, or any officer of either Borrower or Subsidiary of a Borrower, in any of the other Loan Documents, or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or incorrect in any material respect on the date as of which made (or deemed made).

             (d) Other Defaults. The Borrowers shall default in the performance of or compliance with any term contained in this Agreement (other than as identified in clauses (a), (b) or (c) of this Section 12.01) or any default or event of default shall occur under any of the other Loan Documents, and such default or event of default shall continue unremedied for thirty (30) days after the earlier to occur of (i) the date either Borrower obtains knowledge of such default and (ii) the date written notice of such default has been given by any Lender or the Administrative Agent to either Borrower; provided, however, that any default in the Borrowers' compliance with the terms of Sections 9.05, 9.09, 9.10, 9.13, or 9.16 occurs which is able to be remedied within sixty (60) days after the earlier to occur of the dates set forth in clauses (d)(i) or (d)(ii) above, shall not become an Event of Default until such sixtieth (60th) day so long as the Borrowers are diligently pursuing the remedy thereof.

             (e) Default as to Other Indebtedness. Either Borrower or any Subsidiary of either Borrower shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise after giving effect to any applicable grace period) with respect to any Indebtedness (other than an Obligation or Intercompany Debt) of the Borrower and its Subsidiaries aggregating $1,000,000 or more; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof (with or without the giving of notice or lapse of time or both) is to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by a Borrower or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

             (f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) An involuntary case shall be commenced against either Borrower or any Subsidiary of either Borrower and the petition shall not be (A) controverted within ten
(10) days after commencement of the case and (B) dismissed within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of such Borrower or such Subsidiary in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

             (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over either Borrower or any Subsidiary of either Borrower or over all or a substantial part of the Property of either Borrower or any Subsidiary of either Borrower shall be entered; or an interim receiver, trustee or other custodian of either Borrower or any Subsidiary of either Borrower or of all or a substantial part of the Property of either Borrower or any Subsidiary of either Borrower shall be appointed; or a warrant of attachment, execution or similar process against any substantial part of the Property of either Borrower or any Subsidiary of either Borrower shall be issued; and any such event shall not be stayed, dismissed, bonded or discharged within thirty (30) days after entry, appointment or issuance.

             (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. Either Borrower or any Subsidiary of either Borrower shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its Property; or either Borrower or any Subsidiary of either Borrower shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due; or the board of directors of either Borrower or any Subsidiary of either Borrower (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the fore going.

             (h) Dissolution. Any order, judgment or decree shall be entered against either Borrower or any Subsidiary of either Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or either Borrower or any Subsidiary of either Borrower shall otherwise dissolve, be dissolved, or cease to exist except as specifically permitted by this Agreement.

             (i) Loan Documents; Failure of Security. At any time, for any reason, (i) any Loan Document ceases to be in full force and effect (other than in accordance with the terms hereof or thereof) or the Borrower or Subsidiary party thereto seeks to repudiate its obligations thereunder and the Liens intended to be created thereby are, or either Borrower or any such Subsidiary seeks to render such Liens, invalid, or (ii) Liens on Collateral (other than Capital Stock pledged to the Administrative Agent pursuant to the Loan Documents) in favor of the Administrative Agent for the benefit of the Holders contemplated by the Loan Documents having an aggregate Fair Market Value in excess of $100,000 shall, at any time, for any reason, be unperfected and an intervening Lien has been imposed on such Collateral; or Liens in favor of the Administrative Agent on such Collateral shall, at any time, for any reason, be unperfected and remain so for at least three (3) Business Days after either Borrower is notified thereof by the Administrative Agent or any Lender or either Borrower acknowledges the foregoing, but no intervening Lien has been imposed on such Collateral, or (iii) any Lien in favor of the Administrative Agent for the benefit of the Holders contemplated by the Loan Documents is determined to be invalid, void or unenforceable for any reason, or (iv) any Lien on

Collateral consisting of Capital Stock in favor of the Administrative Agent for the benefit of the Holders contemplated by the Loan Documents becomes unperfected or is determined to be invalid, void or unenforceable (other than by the release of such Collateral pursuant to this Agreement or any of the other Loan Documents); or (v) any Lien in favor of the Administrative Agent for the benefit of the Holders contemplated by the Loan Documents shall be subordinated or shall not have the priority contemplated by this Agreement or the Loan Documents. Notwithstanding the foregoing, no Event of Default shall be deemed to have occurred if any failure of perfection or continuation of such failure shall be solely attributable to acts or omissions of the Administrative Agent, any Issuing Bank, or any Lender.

             (j) Judgments and Attachments; Other Liens. (i) Any money judgment (other than a money judgment covered by insurance as to which the insurance company has acknowledged liability with respect to such money judgement), writ or warrant of attachment, or similar process against either Borrower or any Subsidiary of either Borrower or any of their respective assets involving in any case an amount in excess of $1,000,000 is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty
(30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder.

             (ii) A federal tax Lien is filed against either Borrower or any of its Property or any Subsidiary of either Borrower or any of its Property which is not discharged of record, bonded over or otherwise secured to the satisfaction of the Administrative Agent within forty-five (45) days after the filing thereof or the date upon which the Administrative Agent receives actual knowledge of the filing thereof for an amount which, either separately or when aggregated with the amount of any judgments described in clause (i) above and/or the amount of any Environmental Lien Claims described in clause (iii) below, equals or exceeds $1,000,000.

             (iii) An Environmental Lien is filed against any Property of either Borrower or its Subsidiaries with respect to Claims in an amount which, when aggregated with the amount of judgments set forth in clause (i) above and/or the federal tax Lien Claims described in clause (ii) above, equals or exceeds $1,000,000.

             (k) Environmental Matters. Either Borrower or any Subsidiary of either Borrower shall have become subject to any Liabilities and Costs arising out of or related to (i) the Release or threatened Release at any location of any Contaminant into the environment or any Remedial Action in response thereto or (ii) any violation of any Environmental, Health and Safety Requirements of Law, which Liabilities and Costs, either singly or in the aggregate, would result in a Material Adverse Effect on the Borrowers and their Subsidiaries taken as a whole.

             (l) Unfunded ERISA Liabilities. Any Benefit Plan currently maintained or contributed to by either Borrower or any ERISA Affiliate, or with respect to which either Borrower or any ERISA Affiliate has or may have any liability, shall be terminated in a distress termination within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States District Court to administer any Benefit Plan of such Borrower or ERISA Affiliate or the PBGC shall institute proceedings to terminate any such Benefit Plan or to appoint a trustee to administer any such Benefit Plan, if, as of the date of such termination, appointment or institution of proceedings, the liability (after giving effect to the tax consequences thereof) of such Borrower or ERISA Affiliate to the PBGC for the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) under the Benefit Plan exceeds (i) $250,000 in the case of a Benefit Plan maintained or contributed to by either Borrower or a Subsidiary of either Borrower or (ii) $2,500,000 in the case of a Benefit Plan of any other ERISA Affiliate (or in the case of a distress termination of a Benefit Plan involving a substantial employer (as defined in Section 4001(a)(2) of ERISA) such Borrower's or such ERISA Affiliate's proportionate share of such excess shall exceed (i) $250,000 in the case of either Borrower or a Subsidiary of either Borrower or (ii) $2,500,000 in the case of any other ERISA Affiliate) or if the aggregate of all such liabilities for all such Benefit Plans exceeds (i) $1,000,000 in the case of all such Benefit Plans of either Borrower or a Subsidiary of either Borrower or
(ii) $2,500,000 in the case of all other ERISA Affiliates.

             (m) Withdrawal Liability under Multiemployer Plans. Either Borrower or any of its ERISA Affiliates as an employer under a Multiemployer Plan shall have made a complete or partial withdrawal from any such Multiemployer Plan and such Multiemployer Plan thereafter shall notify such Borrower or any ERISA Affiliate that it has incurred a withdrawal liability in an amount exceeding (i) $250,000 in the case of either Borrower or a Subsidiary of either Borrower or (ii) $2,500,000 in the case of any other ERISA Affiliate, and the installment payments of such liability shall not be paid when required to be paid in accordance with applicable law or the provisions of such Multiemployer Plan, or within five (5) Business Days thereafter.

             (n)  Change in Control.  A Change of Control shall occur.

             (o) Material Adverse Effect. An event shall occur which, either individually or in combination with one or more other events, results in a Material Adverse Effect (other than with respect to the inability of the Lenders, the Issuing Banks, the Administrative Agent or any Co-Agent to enforce any of the Loan Documents solely due to an act or omission of any such Person).

             An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with Section 15.07.

               12.02.  Rights and Remedies.

             (a) Acceleration and Termination. Upon the occurrence of any Event of Default described in Sections 12.01(f) or 12.01(g), the Lenders' respective obligations to make Revolving Loans under the Revolving Credit Commitments shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by each Borrower; and upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent shall at the request, or may with the consent, of the Requisite Lenders, by written notice to the Borrowers, (i) declare that the Lenders' respective obligations to make Revolving Loans under the Revolving Credit Commitments are terminated, whereupon such obligation of each Lender to make any Revolving Loan hereunder and of each Lender or Issuing Bank to issue or participate in any Letter of Credit not then issued shall immediately terminate, and/or (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Obligations to be, and the same shall thereupon be, immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by each Borrower.

             (b) Deposit for Letters of Credit. In addition, after the occurrence and during the continuance of an Event of Default, the Borrowers shall, promptly upon demand by the Administrative Agent, deliver to the Administrative Agent Cash Collateral in such form as requested by the Administrative Agent for deposit in the Cash Collateral Account, together with such endorsements and execution and delivery of such documents and instruments as the Administrative Agent may request in order to perfect or protect the Administrative Agent's Lien with respect thereto, in an aggregate principal amount equal to the then outstanding Letter of Credit Obligations with respect to issued Letters of Credit.

             (c) Rescission. If at any time after termination of the Lenders' obligations to make Revolving Loans under the





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Revolving Credit Commitments and/or acceleration of the maturity of the Loans, the Borrowers shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 15.07, then upon the written consent of the Requisite Lenders and written notice to the Borrowers, the termination of Lenders' respective obligations to make Revolving Loans under the Revolving Credit Commitments and the respective Lenders' and the Issuing Banks' obligations to participate in or issue Letters of Credit and/or the aforesaid acceleration and its consequences may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuing Banks to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrowers and do not give either Borrower the right to require the Lenders to rescind or annul any termination of the aforesaid obligations of the Lenders or Issuing Banks or any acceleration hereunder, even if the conditions set forth herein are met.

             (d) Enforcement. The Borrowers each acknowledge that in the event either Borrower or any of their Subsidiaries fails to perform, observe or discharge any of their respective obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent, the Co-Agents, the Issuing Banks and the Lenders; therefore, the Borrowers each agree that the Administrative Agent, the Issuing Banks and the Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

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                                  ARTICLE XIII
                     THE ADMINISTRATIVE AGENT AND CO-AGENTS

             13.01. Appointment. (a) Each Lender and Issuing Bank hereby designates and appoints Citicorp as the Administrative Agent of such Lender or such Issuing Bank under this Agreement and each of NationsBank and LTCB as a Co-Agent, and each Lender and Issuing Bank hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto, including, without limitation, powers as trustee under an Aircraft Mortgage. The Administrative Agent agrees to act as such on the express conditions contained in this Article XIII.

             (b) The provisions of this Article XIII are solely for the benefit of the Administrative Agent, the Co-Agents, the Lenders and Issuing Banks, and neither Borrower nor any Subsidiary of either Borrower shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Section 13.07). In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and the Issuing Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for either Borrower or any Affiliate of either Borrower. The Administrative Agent may perform any of its duties hereunder, or under the other Loan Documents, by or through its agents or employees.

             13.02. Nature of Duties. Neither the Administrative Agent nor any Co-Agent shall have any duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of the Administrative Agent shall be mechanical and administrative in nature. Neither the Administrative Agent nor any Co-Agent shall have by reason of this Agreement a fiduciary relationship in respect of any Holder. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the Administrative Agent or any Co-Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein. Each Lender and Issuing Bank shall make its own independent investigation of the financial condition and affairs of the Borrowers and their Affiliates in connection with the making and the continuance of the Loans hereunder and with the issuance of the Letters of Credit and shall make its own appraisal of the creditworthiness of the Borrowers and Guarantors initially and on a continuing basis, and neither the Administrative Agent nor any Co-Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit or other information with respect thereto (except for reports required to

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be delivered by the Administrative Agent under the terms of this Agreement).
If the Administrative Agent seeks the consent or approval of the Lenders to the taking or refraining from taking of any action hereunder, the Administrative Agent shall send notice thereof to each Lender. The Administrative Agent shall promptly notify each Lender at any time that the Lenders so required hereunder have instructed the Administrative Agent to act or refrain from acting pursuant hereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes or any amount payable under any provision of Article IV when due) or the other Loan Documents, neither the Administrative Agent nor any Co-Agent shall be required to exercise any discretion or take any action. Notwithstanding the foregoing, the Administrative Agent shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (unless the instructions or consent of all of the Lenders is required hereunder or thereunder) and such instructions shall be binding upon all Lenders, all Issuing Banks and all Holders of Notes; provided, however, the Administrative Agent shall not be required to take any action which (i) the Administrative Agent reasonably believes will expose it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement, the other Loan Documents or applicable law. The Co-Agents shall have only such duties as the Administrative Agent and the Co-Agents may agree upon from time to time.

             13.03. Rights, Exculpation, Etc. (a) Liabilities; Responsibilities. Neither the Administrative Agent or any Co-Agent nor any Affiliate of the Administrative Agent or any Co- Agent or any of their respective officers, directors, employees or agents shall be liable to any Holder for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection therewith, except that no Person shall be relieved of any liability imposed by law for gross negligence or willful misconduct. The Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 4.02(b), and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Holder to whom payment was due, but not made, shall be to recover from other Holders any payment in excess of the amount to which they are determined to have been entitled. Neither the Administrative Agent nor any Co-Agent shall be responsible to any Holder for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of either Borrower or any of their Affiliates or any Guarantor. Neither the Administrative Agent nor any Co-Agent shall be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents, or the financial condition of the Borrowers or any of their Affiliates or any Guarantor, or the existence or possible existence of any Potential Event of Default or Event of Default.

             (b) Right to Request Instructions. The Administrative Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of any of the Loan Documents the Administrative Agent is permitted or required to take or to grant, and the Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or with holding any approval under any of the Loan Documents until it shall have received such instructions from those Lenders from whom the Administrative Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents. Without limiting the generality of the foregoing, no Holder shall have any right of action whatsoever against the Administrative Agent or any Co-Agent as a result of their acting or refraining from acting under the Loan Documents in accordance with the instructions of the Requisite Lenders or, where required by the express terms of this Agreement, a greater proportion of the Lenders.

             13.04. Reliance. The Administrative Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it.

             13.05. Indemnification. To the extent that the Administrative Agent or either Co-Agent, in such capacity, is required to be reimbursed and indemnified by the Borrowers but is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify the Administrative Agent and Co-Agents for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent or Co-Agents under the Loan Documents, in proportion to each Lender's Pro Rata Share. The obligations of the Lenders under this Section 13.05 shall survive the payment in full of the Loans, the Reimbursement

Obligations and all other Obligations and the termination of this Agreement.

             13.06. Citicorp Individually. With respect to its Pro Rata Share of the Commitments hereunder, if any, and the Loans made by it, if any, Citicorp shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Citicorp in its individual capacity as a Lender or one of the Requisite Lenders. Citicorp and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrowers or any of its Affiliates as if it were not acting as the Administrative Agent pursuant hereto.

             13.07. Successor Agents. (a) Resignation. The Administrative Agent and any Co-Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to the Borrowers and the Lenders. Such resignation shall take effect (i) with respect to a Co-Agent, on the thirtieth (30th) Business Day after the date of such notice and (ii) with respect to the Administrative Agent, upon the acceptance by a successor Administrative Agent of appointment pursuant to this Section 13.07.

             (b) Appointment by Requisite Lenders. Upon any such notice of resignation, the Requisite Lenders shall have the right to appoint a successor Co-Agent or Administrative Agent selected from among the Lenders which appointment shall be subject to the prior written approval of the Borrowers (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default).

             (c) Appointment by Retiring Administrative Agent. If a successor Administrative Agent shall not have been appointed within the thirty (30) Business Day period provided in clause (a) of this Section 13.07, the retiring Administrative Agent, with the consent of the Borrowers (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided above. There shall be no requirement that successor Co-Agents be appointed upon the resignation of an existing Co-Agent and such appointment shall be discretionary with the Requisite Lenders, subject to the provisions of
Section 13.07(b).

             (d) Rights of the Successor and Retiring Agents. Upon the acceptance of any appointment as the Administrative Agent or a Co-Agent hereunder by a successor Administrative Agent or successor Co-Agent, as applicable, such successor Administrative Agent or Co-Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Co-Agent, and the retiring Administrative Agent or Co-Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's or Co-Agent's resignation hereunder as Administrative Agent or Co-Agent, the provisions of this Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or a Co-Agent under this Agreement.

             13.08. Relations Among Lenders. Each Lender and Issuing Bank agrees (except as provided in Section 15.05) that it will not take any legal action, nor institute any actions or proceedings, against the Borrowers or any other obligor hereunder or with respect to any Collateral, without the prior written consent of the Requisite Lenders. Without limiting the generality of the foregoing, no Lender may accelerate or otherwise enforce its portion of the Obligations, or unilaterally terminate its Commitments except in accordance with Section 12.02(a).

             13.09. Concerning the Collateral and the Loan Documents. (a) Protective Advances. The Administrative Agent may from time to time, before or after the occurrence of an Event of Default, make such disbursements and advances pursuant to the Loan Documents which the Administrative Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood or maximize the amount of repayment of the Loans and other Obligations ("Protective Advances"); provided, however, that the amount of any given Protective Advance made at any time shall not exceed the Revolving Credit Availability at such time and further provided that the aggregate amount of Protective Advances at any time outstanding shall not exceed $750,000. The Administrative Agent shall notify the Borrowers and each Revolving Lender in writing of each such Protective Advance, which notice shall include a description of the purpose of such Protective Advance. The Borrowers agree jointly and severally to pay the Administrative Agent, upon demand, the principal amount of all outstanding Protective Advances, together with interest thereon at the rate from time to time applicable to Base Rate Loans from the date of such Protective Advance until the outstanding principal balance thereof is paid in full. If the Borrowers fail to make payment in respect of any Protective Advance within one
(1) Business Day after the date the Borrowers receive written demand therefor from the Administrative Agent, the Administrative Agent shall promptly notify each Revolving

Lender and each Revolving Lender agrees that it shall thereupon make available to the Administrative Agent, in Dollars in immediately available funds, the amount equal to such Revolving Lender's Revolving Loan Pro Rata Share of such Protective Advance. If such funds are not made available to the Administrative Agent by such Revolving Lender within one (1) Business Day after the Administrative Agent's demand therefor, the Administrative Agent will be entitled to recover any such amount from such Revolving Lender together with interest thereon at the Federal Funds Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Revolving Lender to make available to the Administrative Agent its Revolving Loan Pro Rata Share of any such Protective Advance shall neither relieve any other Revolving Lender of its obligation hereunder to make available to the Administrative Agent such other Revolving Lender's Revolving Loan Pro Rata Share of such Protective Advance on the date such payment is to be made nor increase the obligation of any other Revolving Lender to make such payment to the Administrative Agent. All outstanding principal of, and interest on, Protective Advances shall constitute Obligations secured by the Collateral until paid in full by the Borrowers.

             (b) Authority. Each Lender and Issuing Bank authorizes and directs the Administrative Agent to enter into the Loan Documents relating to the Collateral for the benefit of the Lenders and the Issuing Banks. Each Lender and Issuing Bank agrees that any action taken by the Administrative Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by the Administrative Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and Issuing Banks. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuing Banks with respect to all payments and collections arising in connection with this Agreement and the Loan Documents relating to the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by a Borrower, any of its Subsidiaries, or any Guarantor a party thereto; (iii) act as collateral agent for the Lenders and the Issuing Banks for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; provided, however, the Administrative Agent hereby appoints, authorizes and directs the Lenders and the Issuing Banks to act as collateral sub-agent for the Administrative Agent, the Lenders and the Issuing Banks for purposes of the perfection of all security interests and Liens with respect to the Property at any time in the possession of such Lender or Issuing Bank, including, without limitation, deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender or Issuing Bank; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Loan Documents; and (vi) except as may be otherwise specifically restricted by the terms of this Agreement or any other Loan Document, exercise all remedies given to the Administrative Agent, the Lenders or the Issuing Banks with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

             (c) Release of Collateral. (i) Each Lender and Issuing Bank hereby directs, in accordance with the terms of this Agreement, the Administrative Agent to release any Lien held by the Administrative Agent for the benefit of the Holders:

             (A) against all of the Collateral, upon final and indefeasible payment in full of the Obligations and termination of this Agreement;

             (B) against any part of the Collateral sold or disposed of by a Borrower or any Subsidiary of a Borrower, if such sale or disposition is permitted by Section 10.02 or is otherwise consented to by the Requisite Lenders, as certified to the Administrative Agent by Banner in an Officer's Certificate; and/or

             (C) against any part of the Collateral consisting of a promissory note, upon final and indefeasible payment in full of the Indebtedness evidenced thereby.

             (ii) Each Lender and Issuing Bank hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 13.09(c) promptly upon the effectiveness of any such release.

             13.10. Exoneration. The Administrative Agent shall have no obligation whatsoever to any Holder to assure that any of the Collateral exists or is owned by the Person purporting to grant a Lien thereon to secure any of the Obligations, or is cared for, protected or insured or has been encumbered or that the Liens granted to the Administrative Agent pursuant to the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to

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continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent in the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent's own interest in the Collateral as one of the Lenders and that the Administrative Agent shall have no duty or liability whatsoever to any Holder.

                                  ARTICLE XIV
                                YIELD PROTECTION

             14.01. Taxes. (a) Payment of Taxes. Any and all payments by the Borrowers, or either of them, hereunder or under any Note or other document evidencing any Obligations shall be made, in accordance with Section 4.02, free and clear of and without reduction for any and all present or future taxes, levies, imposts, deductions, charges, withholdings, and all stamp or documentary taxes, excise taxes, ad valorem taxes and other taxes imposed on the value of the Property, charges or levies which arise from the execution, delivery or registration, or from payment or performance under, or otherwise with respect to, any of the Loan Documents or the Commitments and all other liabilities with respect thereto excluding, in the case of each Lender, each Issuing Bank, the Co-Agents and the Administrative Agent, (i) taxes imposed on or measured by net income or overall gross receipts and capital and franchise taxes, (ii) any tax required to be withheld by reason of any failure or inability of any such Person to (A) furnish a correct taxpayer identification number in the manner required by applicable Requirements of Law, (B) make a correct payee certification in the manner required by applicable Requirements of Law, (C) deliver the applicable forms, certifications and representations required by Section 14.01(d) hereof (other than Section 14.01(d)(ii)(C)), or
(D) include in such Person's income any amount required to be shown on its United States federal income tax return, (iii) any tax required to be withheld by reason of the delivery by such Person of a certification described in
Section 14.01(d)(ii)(C) hereof, (iv) any tax that would not be imposed but for a connection or former connection between such Person or a Person related to such Person and the jurisdiction of the Governmental Authority imposing such tax (including, without limitation, a connection arising from such Person or such related Person being or having been a citizen or resident of such jurisdiction, or being or having been organized, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such Person or such related Person having executed, delivered, performed its obligations or received payment under, or enforced, the Loan Documents), except to the extent such tax were imposed due to a change in the applicable Requirements of Law (all such non-excluded taxes, levies, imposts, deductions, charges and withholdings being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any such Note or document to any Lender, any Issuing Bank or the Administrative Agent, (x) the sum payable to such Lender, such Issuing Bank, or the Administrative Agent shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this

Section 14.01) such Lender, such Issuing Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (y) the Borrowers shall make such withholding or deductions, and (z) the Borrowers shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

             (b) Indemnification. The Borrowers jointly and severally agree to indemnify each Lender, each Issuing Bank, the Co-Agents, and the Administrative Agent against, and reimburse each on demand for, the full amount of all Taxes (including, without limitation, any Taxes imposed by any Governmental Authority on amounts payable under this Section 14.01 and any additional income or franchise taxes resulting therefrom) incurred or paid by such Lender, such Issuing Bank, such Co-Agent, or the Administrative Agent (as the case may be) or any of their respective Affiliates and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes were lawfully payable. A certificate as to any additional amount payable to any Person under this Section 14.01 submitted by it to the Borrowers shall, absent manifest error, be final, conclusive and binding upon all parties hereto. Each Lender and Issuing Bank agrees, within a reasonable time after receiving a written request from the Borrowers, to provide the Borrowers and the Administrative Agent with such certificates as are reasonably required, and take such other actions as are reasonably necessary to claim such exemptions as such Lender or Issuing Bank may be entitled to claim in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this Section 14.01 in respect of any payments under this Agreement or under the Notes.

             (c) Receipts. Within thirty (30) days after the date of any payment of Taxes by the Borrowers, they will furnish to the Administrative Agent, at its address referred to in Section 15.08, the original or a certified copy of a receipt evidencing payment thereof.

             (d) Foreign Bank Certifications. (i) Each Lender that is not created or organized under the laws of the United States or a political subdivision thereof shall deliver to the Borrowers and the Administrative Agent on the Effective Date (unless the same was previously delivered on the Closing
Date) or the date on which such Lender becomes a Lender pursuant to Section
15.01 hereof a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender to the effect that such Lender is eligible to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax (I) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 1001 (or any successor or substitute form or forms)), (II) under Sections 1442(c)(1) and 1442(a) of the Internal Revenue Code (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 4224 (or any successor or substitute form or forms)), or (III) due to such Lender's not being a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code (in which case, the certificate shall be accompanied by two accurate and complete original signed copies of IRS Form W-8 (or any successor or substitute form or forms)).

             (ii) Each Lender further agrees to deliver to the Borrowers and the Administrative Agent from time to time, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrowers and the Administrative Agent pursuant to this Section 14.01(d). Each certificate required to be delivered pursuant to this Section 14.01(d)(ii) shall certify as to one of the following:

             (A) that such Lender can continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax;

             (B) that such Lender cannot continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein but does not require additional payments pursuant to Section 14.01(a) because it is entitled to recover the full amount of any such deduction or withholding from a source other than the Borrowers; or

             (C) that such Lender is no longer capable of receiving payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Borrowers.

Each Lender agrees to deliver to the Borrowers and the Administrative Agent further duly completed copies of the above-mentioned IRS forms on or before the earlier of (x) the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding from United States federal income tax and (y) fifteen (15) days after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender to the Borrowers and Administrative Agent, unless any change in treaty, law, regulation, or official interpretation thereof which would render such form inapplicable or which would prevent the Lender from duly completing and delivering such form has occurred prior to the date on which any such delivery would otherwise be required and the Lender promptly advises the Borrowers that it is not capable of receiving payments hereunder and under the Notes without any deduction or withholding of United States federal income tax.

             14.02. Increased Capital. If after the date hereof any Lender or Issuing Bank determines that (i) the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, any Issuing Bank or banks or financial institutions generally (whether or not having the force of law), compliance with which affects or would affect the amount of capital required or expected to be maintained by such Lender or Issuing Bank or any corporation controlling such Lender or Issuing Bank and (ii) the amount of such capital is increased by or based upon (A) the making or maintenance by any Lender of its Loans, any Lender's participation in or obligation to participate in the Loans, Letters of Credit or other advances made hereunder or the existence of any Lender's obligation to make Loans or (B) the issuance or maintenance by such Issuing Bank of, or the existence of such Issuing Bank's obligation to issue, Letters of Credit, then, in any such case, upon written demand by such Lender or Issuing Bank (with a copy of such demand to the Administrative Agent), the Borrowers shall immediately pay to the Administrative Agent for the account of such Lender or Issuing Bank, from time to time as specified by such Lender or Issuing Bank, additional amounts sufficient to compensate such Lender or Issuing Bank or such corporation therefor. Such demand shall be accompanied by a statement as to the amount of such compensation, include a brief summary of the basis for such demand, and an explanation of the calculation of such amount. Such statement shall be conclusive and binding for all purposes, absent manifest error.

             14.03. Changes; Legal Restrictions. If after the date hereof any Lender or Issuing Bank determines that the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender or Issuing Bank or over banks or financial institutions generally (whether or not having the force of law), compliance with which:

             (a) does or will subject a Lender or an Issuing Bank (or its Applicable Lending Office or Eurodollar Affiliate) to charges (other than taxes) of any kind





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          which such Lender or Issuing Bank reasonably determines to be applicable to the Commitments of the Lenders and/or the Issuing Banks to make Eurodollar Rate Loans or issue and/or participate in Letters of Credit or change the basis of taxation of payments to that Lender or Issuing Bank of principal, fees, interest, or any other amount payable hereunder with respect to Eurodollar Rate Loans or Letters of Credit; or

             (b) does or will impose, modify, or hold applicable, in the determination of a Lender or an Issuing Bank, any reserve (other than reserves taken into account in calculating the Eurodollar Rate), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities (including those pertaining to Letters of Credit) in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, a Lender or an Issuing Bank or any Applicable Lending Office or Eurodollar Affiliate of that Lender or Issuing Bank;

and the result of any of the foregoing is to increase the cost to that Lender or Issuing Bank of making, renewing or maintaining the Loans or its Commitments with respect to, or issuing or participating in, the Letters of Credit or to reduce any amount receivable thereunder; then, in any such case, upon written demand by such Lender or Issuing Bank (with a copy of such demand to the Administrative Agent), the Borrowers shall immediately pay to the Administrative Agent for the account of such Lender or Issuing Bank, from time to time as specified by such Lender or Issuing Bank, such amount or amounts as may be necessary to compensate such Lender or Issuing Bank or its Eurodollar Affiliate for any such additional cost incurred or reduced amount received. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

             14.04. Illegality. (i) If at any time any Lender determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any Eurodollar Rate Loan has become unlawful or impermissible by compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination, in writing, to the Borrowers and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender.





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              (ii)  When notice is given by a Lender under Section 14.04(i),
(A) the Borrowers' right to request from such Lender and such Lender's obligation, if any, to make Eurodollar Rate Loans shall be immediately suspended, and such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (B) if the affected Eurodollar Rate Loan or Loans are then outstanding, the Borrowers shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one
(1) Business Day's prior written notice to the Administrative Agent and the affected Lender, convert each such Loan into a Base Rate Loan.

             (iii) If at any time after a Lender gives notice under Section 14.04(i) such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination, in writing, to the Borrowers and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrowers' right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

             14.05. Compensation. In addition to all amounts required to be paid by the Borrowers pursuant to Section 5.01, the Borrowers shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrowers but excluding any loss of Applicable Eurodollar Rate Margin on the relevant Loans) which that Lender may sustain (i) if for any reason a Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation given by the Borrowers or in a telephonic request by it for borrowing or conversion/continuation or a successive Eurodollar Interest Period does not commence after notice therefor is given pursuant to Section 5.01(c), including, without limitation, pursuant to Section 5.02(e), (ii) if for any reason any Eurodollar Rate Loan is prepaid or converted (including, without limitation, mandatorily pursuant to Section 4.01 or Section 14.04(ii)) on a date which is not the last day of the applicable Eurodollar Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in Section 5.02(e), or (iv) as a consequence of any failure by the Borrowers to repay Eurodollar Rate Loans when required by the terms of this Agreement. The Lender making demand for such compensation shall deliver to the Borrowers concurrently with such demand a written statement in reasonable detail as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.





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             14.06.  Limitation on Additional Amounts Payable by the Borrowers.
Notwithstanding the provisions of Section 14.01(a), the Borrowers shall not be required to pay any additional amounts hereunder to a Lender or an Issuing Bank if (a) the obligation to pay such additional amounts would not have arisen but for a failure by such Lender or Issuing Bank to comply with the requirements described in Section 14.01 or (b) such Lender or Issuing Bank shall not have furnished the Borrowers with such forms or shall not have taken such other action as reasonably may be available to it under applicable tax laws and any applicable tax treaty to obtain an exemption from, or reduction (to the lowest applicable rate) of withholding of such United States federal income tax; provided, however, the Borrowers' obligation to pay such additional amounts shall be reinstated upon receipt of such forms or evidence that action with respect to obtaining such exemption or reduction has been taken.

             14.07. Change in Lending Office. Any Lender claiming any additional amounts payable pursuant to Section 14.01 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the Domestic Lending Office designated by it for purposes of this Agreement to a Domestic Lending Office in another jurisdiction, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

             14.08. Replacement of Lender. If Borrowers become obligated to pay additional amounts to any Lender described in this Article XIV as a result of any condition described in Sections 14.01 or 14.02, and payment of such amount is demanded by such Lender or any certificate is delivered by a Lender pursuant to Section 14.01 or any Lender delivers a notice pursuant to Section 14.01, then, unless such Lender has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating the cause for such obligation to pay such additional amounts or delivery of such certificate (and in the case of additional amounts due pursuant to Section 14.01 has delivered a certificate described in Section 14.01 ) or the delivery of such notice, the Borrowers, acting jointly, may designate an Eligible Assignee to purchase for cash (pursuant to an Assignment and Acceptance) the Loans and Letter of Credit Obligations outstanding to such Lender and such Lender's rights and obligations hereunder related to such Loans and Letter of Credit Obligations, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of each such Loan outstanding to such Lender plus all accrued but unpaid interest thereon, each such Letter of Credit Obligation outstanding to such Lender (or in which such Lender has funded its participating interest pursuant to this Agreement) and all accrued but unpaid Unused





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Commitment Fees and other fees, expense reimbursements and indemnities in respect of that Lender's Commitments hereunder.

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                                   ARTICLE XV
                                 MISCELLANEOUS

             15.01. Assignments and Participations. (a) Assignments. No assignments or participations of any Lender's rights or obligations under this Agreement shall be made except in accordance with this Section 15.01. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all of its rights and obligations with respect to the Term Loans, the Tranche B Term Loans, the Revolving Loans and the Letters of Credit) in accordance with the provisions of this Section 15.01.

             (b) Limitations on Assignments. Each assignment shall be subject to the following conditions: (i) each such assignment may be on a non-pro-rata basis, but shall be of a constant, and not a varying, ratable percentage of all of the assigning Lender's rights and obligations under this Agreement which are subject to such assignment and, in the case of a partial assignment, shall be in a minimum principal amount of $5,000,000, (ii) each such assignment shall be to an Eligible Assignee, (iii) the Borrowers shall have the right to approve each such Eligible Assignee which is not an Affiliate of a Lender, which approval shall not be unreasonably withheld or delayed, (iv) the Issuing Banks shall have the right to approve each such Eligible Assignee which (A) is not an Affiliate of a Lender but (B) is an assignee with respect to Revolving Credit Commitments, which approval shall not be unreasonably withheld or delayed, and
(v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date specified in each Assignment and Acceptance and agreed to by the Administrative Agent, (A) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as if it were an original Lender hereunder, (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, the assigning Lender shall cease to be a party hereto), and (C) concurrently with the return of the Notes being replaced, the Borrowers shall execute and deliver to the assignor and assignee thereunder one or more Notes, as applicable, evidencing their obligations to such assignor and assignee with respect to the Loans.

             (c) The Register. The Administrative Agent shall maintain at its address referred to in Section 15.08 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment under each Loan of, and principal amount of the Loans under each facility owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers and each of their Subsidiaries, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

             (d) Fee. Upon its receipt of an Assignment and Acceptance executed by the assigning Lender and an Eligible Assignee and a processing and recordation fee of $3,000 (payable by the assigning Lender or the assignee, as shall be agreed between them), the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in compliance with this Agreement and in substantially the form of EXHIBIT A, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers and the other Lenders.

             (e) Participations. Each Lender may sell participations to one or more other financial institutions in or to all or a portion of its rights and obligations under and in respect of any and all facilities under this Agreement (including, with out limitation, all or a portion of any or all of its Commitments hereunder and the Loans owing to it and its undivided interest in the Letters of Credit); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitments hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (iv) such participant's rights to agree or to restrict such Lender's ability to agree to the modification, waiver or release of any of the terms of the Loan Documents or to the release of any Collateral covered by the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Affiliates, or to exercise or refrain from exercising any powers or rights which any Lender may have under or in respect of the Loan Documents or any Collateral, shall be limited to the right to consent to (A) increase in the Commitment of the Lender from whom such participant purchased a participation, (B) reduction of the principal of, or rate or amount of interest on the Loans(s) subject to such participation (other than by the payment or prepayment thereof), (C) postponement of any date fixed for any payment of principal of, or interest on, the Loan(s) subject to such participation and (D) release of any guarantor of the Obligations or all or a substantial portion of the Collateral except as provided in Section 13.09(c), and (v) any such disposition shall not, without the consent of the Borrowers, require either Borrower or any Subsidiary of either Borrower to file a registration statement with the Commission or apply to qualify the Loans under the blue sky law of any state.

             (f) Information Regarding the Borrowers. Any Lender may, in connection with any assignment or participation or pro posed assignment or participation pursuant to this Section 15.01, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers or their Subsidiaries furnished to such Lender by the Administrative Agent or by or on behalf of the Borrowers; provided that, prior to any such disclosure, such assignee or participant, or proposed assignee or participant, shall agree to preserve in accordance with Section 15.20 the confidentiality of any confidential information described therein.

             (g) Payment to Participants. Anything in this Agreement to the contrary notwithstanding, in the case of any participation, all amounts payable by the Borrowers under the Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold. No holder of a participation in all or any part of the Loans shall be a Lender for any purpose under this Agreement.

             (h) Lenders' Creation of Security Interests. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, Obligations owing to it and any Notes held by it) in favor of any Federal Reserve bank in accordance with Regulation A of the Federal Reserve Board.

             (i) Assignments by Issuing Bank. If a Lender which is also an Issuing Bank ceases to be a Lender under this Agreement by virtue of any assignment made pursuant to this Section 15.01, such assignment shall include, as an assignor party thereto, such Person, as Issuing Bank, and the assignee of of such Person, as Issuing Bank shall replace the Letters of Credit which are outstanding as of the effective date of such assignment by Letters of Credit issued by such successor Issuing Bank. The Issuing Banks may terminate their obligations under this Agreement by giving the Administrative Agent and the Borrowers at least three hundred sixty (360) days' prior written notice and

Borrowers agree that, in the event an Issuing Bank delivers such notice of termination, Borrowers will use their best efforts to replace all Letters of Credit issued by such Issuing Bank under this Agreement.

             15.02.  Expenses.

             (a) Generally. The Borrowers jointly and severally agree upon demand to pay, or reimburse the Administrative Agent for, all of the Administrative Agent's reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of Sidley & Austin, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents) incurred by the Administrative Agent in connection with (i) the Administrative Agent's review and investigation of the Borrowers and their Affiliates and the Collateral in connection with the preparation, negotiation, and execution of the Loan Documents and the Administrative Agent's periodic reviews and audits of the Borrowers; (ii) the preparation, negotiation, execution and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article VI) and the other Loan Documents and the making of the Loans hereunder; (iii) the creation, perfection or protection of the Liens under the Loan Documents (including, without limitation, any reasonable fees and expenses for local counsel in various jurisdictions); (iv) the ongoing administration of this Agreement, the other Loan Documents and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent's rights and responsibilities under this Agreement and the other Loan Documents but excluding internal administrative charges of the Administrative Agent not specifically requested or consented to by the Borrowers; (v) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, the Property, either Borrower, any Subsidiary of either Borrower, this Agreement or any of the other Loan Documents; (vii) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, the Property, either Borrower, any Subsidiary of either Borrower, this Agreement or any of the other Loan Documents; and (viii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same.

             (b) After Default. The Borrowers jointly and severally further agree to pay or reimburse the Administrative Agent, the Co-Agents, the Issuing Banks and the Lenders upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement) incurred by the Administrative Agent, any Co-Agents, any Issuing Bank or any Lender after the occurrence of an Event of Default (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, the Property, either Borrower or any Subsidiary of either Borrower and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above.

             15.03. Indemnity. The Borrowers jointly and severally further agree (a) to defend, protect, indemnify, and hold harmless the Administrative Agent, the Co-Agents, each and all of the Lenders, and the Issuing Banks and each of their respective officers, directors, employees, attorneys, consultants and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article VI) (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, fees, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (excluding any taxes and including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees (whether prior to or from and after the Closing Date) in any manner relating to or arising out of (i) the negotiation, preparation, execution or performance of this Agreement, the other Loan Documents, or any other document executed in connection with the transactions contemplated by this Agreement, or any act, event or transaction related or attendant thereto, the making of the Loans and the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by any of the Loan Documents, or (ii) any Liabilities and Costs relating to any suit, investigation, action or proceeding by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Indemnitee under any statute or regulation, including, without limitation, any federal or state securities or labor laws, or under any common law or equitable cause or otherwise, arising from or in connection with any violation by either Borrower, its Subsidiaries, or any Guarantor, or their respective predecessors-in-interest of any Environmental, Health or Safety Requirements of Law, the past, present or future operations of either Borrower, its Subsidiaries, any Guarantor, or any of their respective predecessors in interest which are subject to Environmental, Health or Safety Requirements of Law, or, the past, present or future environmental, health or safety condition of any respective past, present or future Property of either Borrower, any Subsidiary of either Borrower, or any Guarantor, the presence of asbestos-containing materials at any respective past, present or future Property of either Borrower, any Subsidiary of either Borrower, or any Guarantor, or the Release or threatened Release of any Contaminant into the environment by either Borrower, its Subsidiaries, any Guarantor, or their respective predecessors-in-interest, or the Release or threatened Release of any Contaminant into the environment from or at any facility to which either Borrower, any Subsidiary of either Borrower, or any Guarantor, or their respective predecessors-in-interest sent or directly arranged the transport of any Contaminant (collectively, the "Indemnified Matters"); provided, however, the Borrowers shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee, as determined by a court of competent jurisdiction and (b) not to assert any claim against any of the Indemnified Parties on any theory of liability for special, indirect, consequential or punitive damages arising out of, or in any way in connection with, the Commitments, the Obligations or any other matters governed by this Agreement and/or the other Loan Documents. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The Indemnitees a party to this Agreement agree to promptly notify the Borrowers of the commencement of any legal proceedings which may give rise to any Indemnified Matter, but the Borrowers agree that the failure to so notify the Borrowers shall not release the Borrowers from their obligations hereunder except to the extent of any material increase in the liabilities of the Borrowers under this Section 15.03 directly resulting from such failure to receive notice from such Indemnitees; shall permit the Borrowers to participate in the defense of the Indemnitee in such legal proceeding; and shall not settle or compromise any Indemnified Matter unless the Borrowers shall consent to such settlement or compromise.

             15.04. Change in Accounting Principles. If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 8.01 are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrowers with the agreement of their independent certified public accountants and such changes result in a change in the method of calculation of any of the covenants, standards or terms found in Article IX, Article X, and Article XI, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the Borrowers shall be the same after such changes as if such changes had not been made; provided, however, no change in GAAP that would affect the method of calculation of any of such covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Requisite Lenders and the Borrowers, to so reflect such change in accounting principles.

             15.05. Setoff. In addition to any Liens granted under the Loan Documents and any rights now or hereafter granted under applicable law, upon the occurrence and during the continuance of any Event of Default, each Lender, each Issuing Bank and any Affiliate of any Lender or Issuing Bank is hereby authorized by the Borrowers at any time or from time to time, without notice to any Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held or owing by such Lender, such Issuing Bank or any of their Affiliates to or for the credit or the account of the Borrowers against and on account of the Obligations of the Borrowers to such Lender, such Issuing Bank or any of their Affiliates, including, but not limited to, all Loans and Letters of Credit and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) such Lender or such Issuing Bank shall have made any demand hereunder or (ii) the Administrative Agent, at the request or with the consent of the Requisite Lenders, shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Article XII and even though such Obligations may be contingent or unmatured. Each Lender and Issuing Bank agrees that it shall not, without the express consent of the Requisite Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Requisite Lenders, exercise its setoff rights hereunder against any accounts of the Borrowers, any Subsidiary of the Borrowers, or any Guarantor now or hereafter maintained with such Lender, such Issuing Bank or any Affiliate of such Lender or Issuing Bank.

             15.06.  Ratable Sharing.  The Lenders agree among them selves that
(i) with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding the fees described in Section 5.03 and Article XIV), equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross-action or by the enforcement of any or all of the Obligations (excluding the fees described in Section 5.03 and Article XIV) or the Collateral, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, setoff, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it, which is greater than the amount which such Lender is entitled to receive hereunder, the Lender receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 15.06 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to Section 15.05, the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

             15.07. Amendments and Waivers. (a) General Provisions. Unless otherwise provided for or required in this Agreement, no amendment or modification of any provision of this Agreement or any of the other Loan Documents shall be effective without the written agreement of the Requisite Lenders (which the Requisite Lenders shall have the right to grant or withhold in their sole discretion) and the Borrower or Guarantor parties thereto, as applicable. No termination or waiver of any provision of this Agreement or any of the other Loan Documents, or consent to any departure by either Borrower therefrom, shall be effective without the written concurrence of the Requisite Lenders, which the Requisite Lenders shall have the right to grant or withhold in their sole discretion. All amendments, modifications, waivers and consents not specifically reserved to Lenders, the Issuing Banks, and the Administrative Agent in Section 15.07(b), Section 15.07(c) and in other provisions of this Agreement shall require only the approval of the Requisite Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on either Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances.

             (b) Amendments, Consents and Waivers by Affected Lenders. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective against a given Lender or Issuing Bank only if agreed, in writing, by such Lender or Issuing Bank affected thereby as described below:

          (i)  waiver of any of the conditions specified in Sections 6.01 and
          6.02 (except with respect to a condition based upon another provision of this Agreement, the waiver of which requires only the concurrence of the Requisite Lenders),

          (ii) increase in the amount of any of the Commitments of such Lender (except with respect to an increase in the amount, or other modification to the terms or components, of the Borrowing Base Certificate, each of which shall require only the concurrence of the Requisite Lenders),

          (iii) reduction of the principal of, rate or amount of interest on the Loans, the Reimbursement Obligations, or any fees or other amounts payable to such Lender (other than by the payment or prepayment thereof),

          (iv) postponement of the Revolving Credit Termination Date, the Term Loan Termination Date, the Tranche B Term Loan Termination Date, or any date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (except with respect to postponement or other modification of any date fixed for such payments as are mandatory prepayments described in Section 4.01(b) which shall require only the concurrence of the Requisite Lenders), and

          (v) the orders of priority set forth in Section 4.01, in Section 4.02(b)(i), or in clauses (D) through (I) of Section 4.02(b)(ii).

             (c) Amendments, Consents and Waivers by All Lenders. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender:

          (i) release of any Guarantor or all or a substantial portion of the Collateral other than as provided in Section 13.09(c),

          (ii) change in the (A) definition of Requisite Lenders or (B) the aggregate Pro Rata Share of the Lenders which shall be required for the Lenders or any of them to take action as Requisite Lenders under this Agreement or the other Loan Documents,

          (iii)  amendment of Section 15.01 or this Section 15.07,

          (iv) assignment of any right or interest in or under this Agreement or any of the other Loan Documents by either Borrower,

          (v)  waiver of any Event of Default described in Sections 12.01(a),
          (f), (g), (h), and (o), and

          (vi) any amendment (other than as contemplated in Section 15.07(b)(iv)) effecting any change in the Tranche B Term Loan Termination Date.

             (d) Amendments, Consents and Waivers by Requisite Revolving Lenders. Any amendment, modification, termination, waiver or consent with respect to any change in the definition of Requisite Revolving Lenders or the aggregate Revolving Loan Pro Rata Share of the Revolving Lenders which shall be required for the Revolving Lenders or any of them to take action under this Agreement shall be effective only by a written agreement, signed by the Requisite Revolving Lenders.

             (e) Administrative Agent Authority. The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Notwithstanding anything to the contrary contained in this Section 15.07, no amendment, modification, waiver or consent shall affect the rights or duties of the Administrative Agent or Co-Agent, as applicable, under this Agreement or the other Loan Documents, unless made in writing and signed by the Administrative Agent or Co-Agent so affected in addition to the Lenders required above to take such action; and the order of priority set forth in clauses (A) through (C) of Section 4.02(b)(ii) may be changed only with the prior written consent of the Administrative Agent. Notwithstanding anything herein to the contrary, in the event that the Borrowers shall have requested, in writing, that any Lender agree to an amendment, modification, waiver or consent with respect to any particular provision or provisions of this Agreement or the other Loan Documents, and such Lender shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with all such requests (in the case of its statement of agreement, subject to satisfactory documentation and such other conditions it may specify) within thirty (30) days after such request, then such Lender shall be deemed to not have approved such amendment, modification, waiver or consent and the Administrative Agent shall thereupon determine whether the Lenders required above to take the requested action have approved the same within the required time and communicate such determination to the Borrowers and the Lenders.

             15.08. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by facsimile transmission or courier service or United States certified mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile transmission, or upon receipt or refusal if deposited in the United States mail as aforesaid with postage prepaid and properly addressed. Notices to the Administrative Agent pursuant to Articles II, IV or XIII shall not be effective until received by the Administrative Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 15.08) shall be as set forth below each party's name on the signature pages hereof or the signature page of any applicable Assignment and Acceptance, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties to this Agreement.

             15.09. Survival of Warranties and Agreements. All representations and warranties made herein and all obligations of the Borrowers in respect of taxes, indemnification and expense reimbursement shall survive the execution and delivery of this Agreement and the other Loan Documents, the making and repayment of the Loans, the issuance and discharge of Letters of Credit hereunder and the termination of this Agreement and shall not be limited in any way by the passage of time or occurrence of any event and shall expressly cover time periods when the Administrative Agent, any Co-Agent, any Issuing Bank or any of the Lenders may have come into possession or control of any Property of either Borrower or any Subsidiary of either Borrower.

             15.10. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, any Lender or any Issuing Bank in the exercise of any power, right or privilege under any of the Loan Docu-ments shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

             15.11. Marshalling; Payments Set Aside. None of the Administrative Agent, any Co-Agent, any Lender or any Issuing Bank shall be under any obligation to marshall any assets in favor of the Borrowers or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrowers make a payment or payments to the Administrative Agent, the Co-Agents, the Lenders or Issuing Banks or any of such Persons receives payment from the proceeds of the Collateral or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

             15.12. Severability. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

             15.13. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

             15.14. Governing Law. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

             15.15. Limitation of Liability. No claim may be made by the Borrowers, any Lender, any Issuing Bank, the Administrative Agent, any Co-Agent, or any other Person against the Borrowers, Administrative Agent, any Co-Agent, any Issuing Bank or any Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Borrowers, each Lender, each Issuing Bank, each Co-Agent, and the Administrative Agent hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

             15.16. Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders and the Issuing Banks. The rights hereunder of the Borrowers, or any interest therein, may not be assigned without the written consent of all Lenders.

             15.17.  Certain Consents and Waivers of the Borrowers.

             (a) Personal Jurisdiction. (i) EACH OF THE ADMINISTRATIVE AGENT, THE CO-AGENTS, THE LENDERS, THE ISSUING BANKS AND THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH BORROWER IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, INC., 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS AGENT (THE "PROCESS AGENT") FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE ADMINISTRATIVE AGENT, THE CO-AGENTS, THE LENDERS, THE ISSUING BANKS AND EACH BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

             (ii) EACH BORROWER AGREES THAT THE ADMINISTRATIVE AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST SUCH BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE ADMINISTRATIVE AGENT, THE CO-AGENTS, THE ISSUING BANKS AND THE LENDERS TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE ADMINISTRATIVE AGENT, ANY CO-AGENT, ANY

ISSUING BANK OR ANY LENDER. EACH BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE ADMINISTRATIVE AGENT, ANY CO-AGENT, ANY LENDER OR ANY ISSUING BANK TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE ADMINISTRATIVE AGENT, ANY CO-AGENT, ANY LENDER OR ANY ISSUING BANK. EACH BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE ADMINISTRATIVE AGENT, ANY CO-AGENT, ANY ISSUING BANK OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

             (b) Service of Process. EACH BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR THE BORROWERS' NOTICE ADDRESS SPECIFIED BELOW, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH MAILING. EACH OF THE BORROWERS IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT TO BRING PROCEEDINGS AGAINST THE BORROWERS, OR EITHER OF THEM, IN THE COURTS OF ANY OTHER JURISDICTION.

             (C) WAIVER OF JURY TRIAL. EACH OF THE ADMINISTRATIVE AGENT, CO-AGENTS, LENDERS, ISSUING BANKS, AND BORROWERS IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. EITHER OF THE BORROWERS AND ANY OF THE ADMINISTRATIVE AGENT, CO-AGENTS, LENDERS, OR ISSUING BANKS MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

             15.18. Counterparts; Effectiveness; Inconsistencies. This Agreement and any amendments, waivers, consents, or supple ments hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective against each Borrower, each Lender, each Issuing Bank, each Co-Agent, and the Administrative Agent on the Effective Date subject to satisfaction of the conditions set forth in Section 6.01. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

             15.19. Limitation on Agreements. All agreements between the Borrowers, the Administrative Agent, each Co-Agent, each Lender and each Issuing Bank in the Loan Documents are hereby expressly limited so that in no event shall any of the Loans or other amounts payable by the Borrowers under any of the Loan Documents be directly or indirectly secured (within the meaning of Regulation U) by Margin Stock.

             15.20. Confidentiality. Subject to Section 15.01(f), the Lenders and Issuing Banks shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by the Borrowers in accordance with such Lender's or Issuing Bank's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a bona fide offeree, transferee or participant in connection with the contemplated transfer or participation or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process and shall require any such offeree, transferee or participant to agree (and require any of its offerees, transferees or participants to agree) to comply with this Section 15.20. In no event shall any Lender or Issuing Bank be obligated or required to return any materials furnished by the Borrowers; provided, however, each offeree shall be required by the offeror Lender or Issuing Bank to agree that if it does not become a transferee or participant it shall return all materials furnished to it by the Borrowers or any other party to this Agreement in connection with this Agreement. Any and all confidentiality agreements entered into between any Lender or Issuing Bank and the Borrowers shall survive the execution of this Agreement.

             15.21. Entire Agreement. This Agreement, taken together with all of the other Loan Documents, embodies the entire agreement and understanding among the parties hereto, supersedes 1996 Commitment Letter and all prior agreements and understandings, written and oral, relating to the subject matter hereof, including, without limitation, the 1995 Credit Agreement which shall be and hereby is amended, superseded and restated in its entirety by the terms and provisions of this Agreement. This Agreement shall not constitute a novation.

             15.22. Advice of Counsel. The Borrowers and each Lender understand that the Administrative Agent's counsel represents only the Administrative Agent's and its Affiliates' interests and that the Borrowers, other Co-Agents, and other Lenders are advised to obtain their own counsel. The Borrowers each represent and warrant to the Administrative Agent and the other Holders that it has discussed this Agreement with its counsel.

             IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.


BORROWERS:                    BANNER AEROSPACE, INC.
- ----------


                              By  /s/ WARREN D. PERSAVICH
                                ----------------------------------
                                Name:  Warren D. Persavich
                                Title: Senior Vice President
                                       and Chief Financial Officer

                              BURBANK AIRCRAFT SUPPLY, INC.


                              By  /s/  WARREN D. PERSAVICH
                                ----------------------------------
                                Name:  Warren D. Persavich
                                Title: Vice President

                              Notice Address:

                                300 West Service Road
                                Dulles International Airport
                                Washington, D.C. 20041
                                Attn: Warren D. Persavich
                                Telecopier No. (703) 478-5795

                              with copies to:

                                P.O. Box 20260
                                Washington, D.C. 20041
                                Attn: Warren D. Persavich

                              and

                                Hogan & Hartson L.L.P.
                                Columbia Square
                                555 Thirteenth Street, N.W.
                                Washington, D.C.  20004-1109
                                Attn: Benton R. Hammond
                                Telecopier No. (202) 637-5910

ADMINISTRATIVE
AGENT:                        CITICORP USA, INC.
- ------


                              By  /s/ DAVID L. HARRIS
                                ---------------------------
                                Name: DAVID L. HARRIS
                                Title: Vice President

                              Notice Address:

                                Citicorp USA, Inc.
                                c/o Citicorp Securities, Inc.
                                200 South Wacker Drive
                                Chicago, Illinois  60606
                                Attn: Colin M. Cohen
                                Telecopier No. (312) 993-1050

                              with a copy to:

                                Sidley & Austin
                                One First National Plaza
                                Chicago, Illinois  60603
                                Attn: DeVerille A. Huston
                                Telecopier No.  (312) 853-7036

LENDERS:                      CITICORP USA, INC.
- -------


                              By    /s/ DAVID L. HARRIS
                                -------------------------------
                                Name: DAVID L. HARRIS
                                Title:  Vice President

                              Notice Address, Domestic Lending Office,
                                Eurodollar Lending Office or
                                Eurodollar Affiliate:

                                Citicorp USA, Inc.
                                c/o Citicorp Securities, Inc.
                                200 South Wacker Drive
                                Chicago, Illinois  60606
                                Attn: Colin M. Cohen
                                Telecopier No. (312) 993-1050


Pro Rata Share:                   22.9907773%

1995 Term Loan Commitment:        $ 8,447,628.46

Tranche B Term Loan
  Commitment:                     $15,000,000.00

Term Loan Commitment:             $23,447,628.46


Revolving Credit Commitment:      $11,728,260.87

                                  PNC BANK, NATIONAL ASSOCIATION



                                  By  /s/ DAVID J. WILLIAMS
                                    ------------------------------
                                    Name:  David J. Williams
                                    Title: Vice President

                                  Notice Address, Domestic Lending Office,
                                    Eurodollar Lending Office or
                                    Eurodollar Affiliate:

                                    One Cleveland Center
                                    1375 East Ninth Street
                                    Suite 1250
                                    Cleveland, Ohio  44114
                                    Attn:  David Williams
                                    Telecopier No.  (216) 348-8594


Pro Rata Share:                        9.5326668%

1995 Term Loan Commitment:             $6,106,719.37

Revolving Credit Commitment:           $8,478,260.87

                                       CAISSE NATIONALE DE CREDIT AGRICOLE


                                       By   /s/ DAVID EOUHL, F.V.P.
                                         -----------------------------------
                                         Name: DAVID EOUHL, F.V.P.
                                         Title: HEAD OF CORPORATE BANKING
                                                   CHICAGO

                                       Notice Address, Domestic Lending Office,

                                         Eurodollar Lending Office or

                                         Eurodollar Affiliate:

                                         55 East Monroe Street
                                         Suite 4700
                                         Chicago, Illinois  60603
                                         Attn:  Roger Weis
                                         Telecopier No. (312) 372-3724


Pro Rata Share:                             6.3551112%

1995 Term Loan Commitment:                  $4,071,146.25

Revolving Credit Commitment:                $5,652,173.91

                           THE LONG-TERM CREDIT BANK OF JAPAN,
                           LTD., CHICAGO BRANCH



                           By   /s/ RICHARD E. STAHL
                             -----------------------------------
                             Name: Richard E. Stahl
                             Title: Senior Vice President & Joint
                                    General Manager
                           Notice Address, Domestic Lending Office,
                             Eurodollar Lending Offfice or
                             Eurodollar Affiliate:

                             190 South LaSalle Street
                             Suite 800
                             Chicago, Illinois  60603
                             Attn:  Kris Grosshans
                             Telecopier No. (312) 704-8505


Pro Rata Share:                 9.4422486%

1995 Term Loan Commitment:      $3,142,292.49

Revolving Credit Commitment:    $11,304,347.83

                                  NATIONSBANK, N.A.



                                  By   /s/ JOHN D. MINDNICH
                                    -----------------------------------
                                    Name: John D. Mindnich
                                    Title: Senior Vice President

                                  Notice Address, Domestic Lending Office,
                                    Eurodollar Lending Office or
                                    Eurodollar Affiliate:

                                    6610 Rockledge Drive
                                    Sixth Floor
                                    Bethesda, Maryland  20817
                                    Attn:  John Mindnich
                                    Telecopier No. (301) 571-0719


Pro Rata Share:                   13.18685558%

1995 Term Loan Commitment:        $8,447,628.46

Revolving Credit Commitment:      $11,728,260.87

                                   SANWA BUSINESS CREDIT CORPORATION



                                   By  /s/ FRANK J. PLANK
                                     --------------------------------------
                                     Name:  Frank J. Plank
                                     Title: First Vice President

                                   Notice Address, Domestic Lending Office,
                                     Eurodollar Lending Office or
                                     Eurodollar Affiliate:

                                     One South Wacker Drive
                                     39th Floor
                                     Chicago, Illinois  60606
                                     Attn: Eric Herr
                                     Telecopier No. (312) 782-6035


Pro Rata Share:                    9.5326668%

1995 Term Loan Commitment:         $6,106,719.37

Revolving Credit Commitment:       $8,478,260.87

                                  NBD BANK



                                  By   /s/ LARRY E. SCHUSTER
                                    ---------------------------------
                                    Name:  Larry E. Schuster
                                    Title: Vice President

                                  Notice Address, Domestic Lending Office,
                                    Eurodollar Lending Office or
                                    Eurodollar Affiliate:

                                    National Banking Division - Mezzanine
                                    611 Woodward Avenue
                                    Detroit, Michigan  48226
                                    Attn:  Larry E. Schuster
                                    Telecopier No.  (313) 225-2649


Pro Rata Share:                   9.5326668%

1995 Term Loan Commitment:        $6,106,719.37

Revolving Credit Commitment:      $8,478,260.87

                                 THE SUMITOMO BANK, LIMITED



                                 By   /s/ LOUANNE BAILY
                                   -------------------------------
                                   Name: LOUANNE BAILY
                                   Title: VICE PRESIDENT AND MANAGER



                                 By     /s/ R. MICHAEL SHEHORN
                                   -------------------------------
                                   Name:  R. Michael Shehorn
                                   Title: Senior Vice President
                                          & Regional Manager (Midwest)

                                 Domestic Lending Office,
                                   Eurodollar Lending Office or
                                   Eurodollar Affiliate:

                                   U.S. Commercial Banking Division
                                   233 South Wacker Drive
                                   Suite 5400
                                   Chicago, Illinois  60606

                                 Notice Address:

                                   The Sumitomo Bank, Limited
                                   10 East Baltimore Street
                                   Suite 1402
                                   Baltimore, Maryland  21202
                                   Attn: Louanne Baily
                                   Telecopier No.  (410) 332-4058


Pro Rata Share:                  6.3551112%

1995 Term Loan Commitment:       $4,071,146.25

Revolving Credit Commitment:     $5,652,173.91

                                    BANK POLSKA KASA OPIEKI, S.A.



                                    By  /s/ HUSSEIN B. EL-TAWIL
                                      ---------------------------------
                                      Name: Hussein B. El-Tawil
                                      Title: Vice President

                                    Notice Address, Domestic Lending Office,
                                      Eurodollar Lending Office or
                                      Eurodollar Affiliate:

                                      470 Park Avenue South
                                      New York, New York  10016
                                      Attn:  Hussein B. El-Tawil
                                      Telecopier No.  (212) 679-5910



Pro Rata Share:                     3.2679739%

1995 Term Loan Commitment:          $5,000,000

Revolving Credit Commitment:        $0

ISSUING BANK:                  CITIBANK, N.A.
- -------------



                               By  /s/ AREZOO JAFARI
                                 ------------------------------------
                                 Name:  AREZOO JAFARI
                                 Title:  Assistant Vice President


                               Notice Address:

                               c/o Citicorp Securities, Inc.
                               200 South Wacker Drive
                               31st Floor
                               Chicago, Illinois  60606
                               Attn:  Colin M. Cohen
                               Telecopier No.  (312) 993-1050

                               PILGRIM AMERICA PRIME RATE TRUST



                               By   /s/ HOWARD TIFFEN
                                 -----------------------------------
                                 Name: HOWARD TIFFEN
                                 Title: Senior Vice President

                               Notice Address, Domestic Lending
                               Office, Eurodollar Lending Office
                                 or Eurodollar Affiliate:

                                 Pilgrim America Prime Rate Trust
                                 Two Renaissance Square
                                 40 N. Central Avenue
                                 Suite 1200
                                 Phoenix, Arizona  85004
                                 Attn:  Michael Bacevich
                                 Telecopier No. (602) 417-8259


Pro Rata Share:                      9.8039216%

Tranche B Term Loan Commitment:      $15,000,000